Execution Version

sEVENTH AMENDMENT TO
REVOLVING CREDIT AGREEMENT

This SEVENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of May 4, 2023, is entered into by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, a Delaware limited liability company (“Borrower”), MUFG BANK, LTD. (as successor to MUFG Union Bank, N.A. and in its individual capacity, “MUFG”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Letter of Credit Issuer, and the Lenders.

RECITALS

WHEREAS, the parties hereto have entered into that certain Revolving Credit Agreement dated as of May 7, 2019, as amended by that certain First Amendment to Revolving Credit Agreement dated as of July 31, 2019, as amended by that certain Second Amendment to Revolving Credit Agreement dated as of December 6, 2019, as amended by that certain Third Amendment to Revolving Credit Agreement dated as of January 27, 2020, as amended by that certain Fourth Amendment to Revolving Credit Agreement dated as of December 23, 2020, as amended by that certain Fifth Amendment to Revolving Credit Agreement dated as of December 23, 2021, and as further amended by that certain Sixth Amendment to Revolving Credit Agreement dated as of May 5, 2022 (as may be further amended, the “Credit Agreement”);

WHEREAS, pursuant to that certain Omnibus Notice of Resignation, Appointment and Assignment of Rights dated as of April 13, 2022, by and among, inter alios, Borrower, MUFG and MUFG Union Bank, N.A. (the “Prior Agent”), the Prior Agent resigned as, and MUFG was concurrently appointed as, Administrative Agent under the Credit Agreement;

WHEREAS, the Borrower has requested, among other things, an extension of the Maturity Date to November 3, 2023 and other related changes to the Credit Agreement; and

WHEREAS, Borrower, the Administrative Agent, and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

1.
Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.
2.
Changes to the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement (excluding the Exhibits attached thereto) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.
3.
Effectiveness. This Amendment shall become effective subject to Administrative Agent’s receipt or waiver of the following (such date, the “Amendment Effective Date”):
3.1
Amendment. This Amendment, duly executed and delivered by Borrower, the Lenders and the Administrative Agent.

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3.2
Good Standing Certificate. Such evidence as Administrative Agent may reasonably require to verify that Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of certificates of good standing and/or qualification to engage in business with respect to such Person.
3.3
Fees. Payment by Borrower of all reasonable and documented fees (including the upfront fee in the amount of 0.2333% of the Maximum Commitment as of the date hereof) and expenses of the Administrative Agent in connection with this Amendment and the transactions contemplated hereby, including without limitation the reasonable and documented fees and disbursements through the Amendment Effective Date of the Administrative Agent’s special counsel, Haynes and Boone, LLP.
3.4
Additional Information. Such other information and documents as may reasonably be required by Administrative Agent and its counsel.
4.
Termination of Exiting Lender Commitments. Upon payment in full of any outstanding Obligations due and payable to each of Western Alliance Bank and Societe Generale (each an “Exiting Lender” and collectively, the “Exiting Lenders”), the Commitment of each Exiting Lender shall be terminated, and the rights of each Exiting Lender under the Credit Agreement and other Loan Documents shall be terminated (except for those rights that expressly survive termination), and each Exiting Lender shall be released from its obligations under the Credit Agreement and any other Loan Document (except for those obligations that expressly survive termination thereof). Administrative Agent hereby acknowledges that each Exiting Lender has received payment in full of the Obligations (other than any contingent indemnification obligations for which no claim has been made) owing to such Exiting Lender under the Credit Agreement and the other Loan Documents.
5.
Reallocation. On the Amendment Effective Date, after giving effect to Section 2, Section 3 and Section 4 hereof, the Administrative Agent will reallocate the outstanding Loans under the Loan Documents (including any Loans made by the Exiting Lenders) such that, after giving effect thereto, the ratio of each Lender’s (excluding the Exiting Lenders) share of outstanding Loans shall be in proportion to such Lender’s Applicable Percentage. For the avoidance of doubt, such reallocation may require the reallocation of Loans from the Exiting Lenders to the remaining Lenders. In connection with any such reallocation of outstanding Loans, (a) the Administrative Agent will give advance notice sufficient to comply with the applicable timing periods required by the Credit Agreement to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (b) the applicable Lender(s) will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans.
6.
Miscellaneous.
6.1
Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.
6.2
References to the Credit Agreement. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and (b) each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

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6.3
Representations and Warranties. Borrower hereby represents and warrants that (a) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, (b) no Event of Default or Default has occurred and is continuing and (c) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty was true and correct in all material respects as of such earlier date).
6.4
Reaffirmation of Covenants, Representations and Warranties. Borrower (a) affirms all of its obligations under the Loan Documents and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such party’s obligations under the Loan Documents.
6.5
Reaffirmation of Security Interests. Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
6.6
No Other Changes. Except as specifically amended or waived by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
6.7
No Other Waivers. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
6.8
Governing Law. This Amendment, and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
6.9
Jurisdiction. Section 12.09 of the Credit Agreement is hereby incorporated into this Amendment by reference, mutatis mutandis.
6.10
Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.
6.11
Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.
6.12
Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

By: /s/ David Pessah
Name: David Pessah
Title: Chief Financial Officer

Signature Page to

Seventh Amendment to Revolving Credit Agreement

ADMINISTRATIVE AGENT:

MUFG BANK, LTD., as Administrative Agent, the Letter of Credit Issuer and a Lender

By: /s/ Lawrence Blat
Name: Lawrence Blat
Title: Authorized Signatory

Signature Page to

Seventh Amendment to Revolving Credit Agreement

LENDERS:

M&T BANK, as a Lender

By: /s/ Kelly Rocchio
Name: Kelly Rocchio
Title: SVP, Senior Relationship Manager Fund Banking

Signature Page to

Seventh Amendment to Revolving Credit Agreement

PNC Bank, National Association, as a Lender

By: /s/ Lawrence Beller
Name: Lawrence Beller
Title: Executive Vice President

Signature Page to

Seventh Amendment to Revolving Credit Agreement

EXITING LENDERS:

WESTERN ALLIANCE BANK, as a Lender

By: /s/ Dragomir Sipovic
Name: Dragomir Sipovic
Title: Senior Director

Signature Page to

Seventh Amendment to Revolving Credit Agreement

SOCIETE GENERALE, as a Lender

By: /s/ Nick Mitra
Name: Nick Mitra
Title: Managing Director

Signature Page to

Seventh Amendment to Revolving Credit Agreement

Annex I

(Attached Separately)

Conformed Copy

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC,

as Initial Borrower

REVOLVING CREDIT AGREEMENT

MUFG BANK, LTD.,

as Administrative Agent, Sole Lead Arranger and Sole Bookrunner

May 7, 2019

(as amended through the ~~Sixth~~Seventh Amendment to Revolving Credit Agreement
dated as of May ~~5~~4, ~~2022~~2023)

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5.	SECURITY.		77
	5.01	Liens and Security Interest	77
	5.02	Collateral Accounts.	77
	5.03	Agreement to Deliver Additional Collateral Documents	79
	5.04	Subordination	79
6.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.		80
	6.01	Conditions to Initial Credit Extensions	80
	6.02	All Loans and Letters of Credit	82
	6.03	Qualified Borrower Loans and Letters of Credit	83
7.	REPRESENTATIONS AND WARRANTIES		84
	7.01	Organization and Good Standing of Borrowers	84
	7.02	Organization and Good Standing of Managing Entities	84
	7.03	Authorization and Power	84
	7.04	No Conflicts or Consents	84
	7.05	Enforceable Obligations	85
	7.06	Priority of Liens	85
	7.07	Financial Condition	85
	7.08	Full Disclosure	85
	7.09	No Default	85
	7.10	No Litigation	85
	7.11	Material Adverse Change	86
	7.12	Taxes	86
	7.13	Jurisdiction of Formation; Principal Office	86
	7.14	ERISA Compliance.	86
	7.15	Compliance with Law	86
	7.16	Hazardous Substances	87
	7.17	Insider	87
	7.18	Ownership Structure; Names of Investors	87
	7.19	Capital Commitments and Contributions	87
	7.20	Fiscal Year	87
	7.21	Investment Company Act	87
	7.22	Margin Stock	88
	7.23	No Defenses	88
	7.24	No Withdrawals Without Approval	88
	7.25	Solvency	88
	7.26	OFAC	88
	7.27	Anti-Corruption and Anti-Money Laundering Laws	88
	7.28	PWM Investor Side Letters	89
	7.29	Affected Financial Institution	89
	7.30	Beneficial Ownership	89
8.	AFFIRMATIVE COVENANTS		89
	8.01	Financial Statements, Reports and Notices	89
	8.02	Payment of Taxes	92
	8.03	Maintenance of Existence and Rights	92
	8.04	Notice of Default	93
	8.05	Other Notices	93
	8.06	Compliance with Governing Agreements	93
	8.07	Books and Records; Access	93
	8.08	Compliance with Law	93

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	8.09	Insurance	94
	8.10	Authorizations and Approvals	94
	8.11	Maintenance of Liens	94
	8.12	Further Assurances	94
	8.13	Solvency	94
	8.14	Anti-Corruption and OFAC Policies and Procedures	94
	8.15	Covenants of Qualified Borrowers	95
	8.16	Investment Company Act	95
9.	NEGATIVE COVENANTS		95
	9.01	Mergers; Dissolution	95
	9.02	Negative Pledge	95
	9.03	Fiscal Year and Accounting Method	96
	9.04	Constituent Documents.	96
	9.05	Transfer by, or Admission of, Investors.	96
	9.06	Capital Commitments	98
	9.07	ERISA Compliance	98
	9.08	Limitations on Dividends and Distributions.	98
	9.09	Limitation on Debt	99
	9.10	Limitation on Managing Entities	99
	9.11	Sanctions	99
	9.12	Reinvestments	99
10.	EVENTS OF DEFAULT.		99
	10.01	Events of Default	99
	10.02	Remedies Upon Event of Default	102
	10.03	Curing an Event of Default by Investor Capital Call.	103
	10.04	Performance by Administrative Agent	104
	10.05	Application of Funds	104
11.	ADMINISTRATIVE AGENT.		105
	11.01	Appointment and Authority	105
	11.02	Rights as a Lender	105
	11.03	Exculpatory Provisions	106
	11.04	Reliance by Agent	106
	11.05	Delegation of Duties	107
	11.06	Resignation of Agent	107
	11.07	Non-Reliance on Agents and Other Lenders	108
	11.08	No Other Duties, Etc	108
	11.09	Administrative Agent May File Proofs of Claim	108
	11.10	Collateral Matters	109
	11.11	Erroneous Payments.	109
12.	MISCELLANEOUS.		112
	12.01	Amendments	112
	12.02	Right of Setoff	114
	12.03	Sharing of Payments by Lenders	114
	12.04	Payments Set Aside	115
	12.05	No Waiver; Cumulative Remedies; Enforcement	116
	12.06	Expenses; Indemnity; Damage Waiver.	116
	12.07	Notices.	118
	12.08	Governing Law	119

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12.09	Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury.	120
12.10	Invalid Provisions	121
12.11	Successors and Assigns.	121
12.12	[Reserved]	125
12.13	Replacement of Funding Party	125
12.14	Maximum Interest	126
12.15	Headings	127
12.16	Survival of Representations and Warranties	127
12.17	Limited Liability of Investors	127
12.18	Confidentiality	127
12.19	Judgment Currency	128
12.20	USA Patriot Act Notice	129
12.21	No Advisory or Fiduciary Responsibility	129
12.22	[Reserved].	129
12.23	[Reserved].	129
12.24	Lender Representation	129
12.25	Counterparts; Integration; Effectiveness	129
12.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	130

SCHEDULES

SCHEDULE 1.01	Commitments and Lenders
SCHEDULE 2.01	Exclusion Event Annex
SCHEDULE 8.01	Responsible Officers
SCHEDULE 12.07	Addresses

EXHIBITS

EXHIBIT A:	Revolving Credit Note
EXHIBIT B-1:	Loan Notice
EXHIBIT B-2:	Request for Letter of Credit
EXHIBIT B-3:	Repayment Notice
EXHIBIT C:	Qualified Borrower Promissory Note
EXHIBIT D:	Borrower Guaranty
EXHIBIT E	Security Agreement
EXHIBIT F:	Assignment of Capital Contribution Account
EXHIBIT G:	Assignment and Assumption Agreement
EXHIBIT H:	Compliance Certificate
EXHIBIT I:	Forms of U.S. Tax Compliance Certificates
EXHIBIT J:	Borrowing Base Certificate
EXHIBIT K:	[Reserved]
EXHIBIT L:	Escrow Agreement
EXHIBIT M: EXHIBIT N:	Facility Increase Request Form of Lender Joinder Agreement
EXHIBIT O:	Facility Extension Request

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REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (together with all amendments and modifications hereof and supplements and attachments hereto, this “Credit Agreement”) is dated as of May 7, 2019 by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, a Delaware limited liability company (“Initial Borrower” and, together with any other entity joining the facility as a Borrower with the consent of the Lenders, the “Borrowers”), MUFG BANK, LTD. (as successor to MUFG Union Bank, N.A. and in its individual capacity, “MUFG”), as administrative agent for the Lenders (as hereinafter defined) and Letter of Credit Issuer, and the Lenders (capitalized terms not otherwise defined are defined below).

A. Initial Borrower has requested that Lenders make loans and cause the issuance of letters of credit to Borrowers and Qualified Borrowers for the principal purposes of: providing working capital to Borrowers, financing the costs and other expenses to be incurred by Borrowers in connection with making investments permitted under the Governing Agreements, and financing the costs of other undertakings by Borrowers permitted under the Governing Agreements; and

B. Lenders are willing to lend funds and to cause the issuance of letters of credit upon the terms and subject to the conditions set forth in this Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.
DEFINITIONS.
1.01
Defined Terms

. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1 or in the Section or recital referred to:

“Account Control Agreement” means each deposit account control agreement or blocked account control agreement or securities account control agreement by and among a Borrower, the depository bank or securities intermediary, as applicable, and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent.

“Adequately Capitalized” means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

“Administrative Agent” means MUFG until the appointment of a successor administrative agent pursuant to Section 11 and, thereafter, shall mean such successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address as set forth on Schedule 12.07, or such other address or, as appropriate, account as Administrative Agent may from time to time notify Borrowers and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

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“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affected Funding Party” is defined in Section 12.13.

“Affiliate” of any Person means any other Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.

“Agents” means, collectively, the Administrative Agent, the Arranger and any successors and assigns in such capacities.

“Agreement Currency” is defined in Section 12.19.

“Alternative Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of: (a) the Federal Funds Rate plus 0.50%; (b) the Prime Rate for such day; or (c) the Term SOFR for such day with an available tenor of one (1) month plus the SOFR Spread Adjustment for an available tenor of one (1) month plus 1.00%.

“Alternative Currency” means each of the following currencies: Euro, Sterling and Canadian Dollar and such other currencies as the Borrowers and all Lenders may agree in writing from time to time.

“Alternative Currency Banking Day” means:

(a) if such day relates to any interest rate settings as to Alternative Currency Term Rate Loans denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Loan, or any other dealings in Euros to be carried out pursuant to this Credit Agreement in respect of any such Loan, a TARGET Day;

(b) if such day relates to any interest rate settings as to Daily SONIA Loans denominated in Sterling or payments under this Credit Agreement in Sterling, a SONIA Business Day;

(c) if such day relates to any interest rate settings as to Alternative Currency Term Rate Loans denominated in any Alternative Currency (other than Euro or Sterling), any fundings, disbursements, settlements and payments in respect of any such Loans, or any other dealings in any such Alternative Currency to be carried out pursuant to this Credit Agreement in respect of any such Loan, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Alternative Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency in Dollars.

“Alternative Currency Term Rate” means, with respect to any Credit Extension for any Interest Period in an Alternative Currency (other than Sterling):

(a) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable screen page Administrative Agent designates to determine CDOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) on the Rate Determination Date at the applicable Reference Time for deposits in Canadian

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Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable screen page Administrative Agent designates to determine EURIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) on the Rate Determination Date at the applicable Reference Time for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

provided that to the extent a comparable or successor rate is reasonably approved by the Administrative Agent, in consultation with the Borrowers, in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Borrowers; and if the Alternative Currency Term Rate shall be less than the Floor, such rate shall be deemed the Floor for purposes of this Credit Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate calculated by reference to the Alternative Currency Term Rate. All Loans denominated in an Alternative Currency (other than Sterling) must be Alternative Currency Term Rate Loans.

“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3‑101(d)(5) as determined, for each Borrower, as applicable.

“Applicable Margin” means (a) with respect to Term SOFR Loans, Alternative Currency Term Rate Loans, Daily SONIA Loans and Letters of Credit, ~~2.25~~2.75% per annum and (b) with respect to Base Rate Loans, ~~1.25~~1.75% per annum.

“Applicable Percentage” means, with respect to any Lender, the percentage equivalent of a fraction the numerator of which is the sum of the Commitments held by such Lender and the denominator of which is the sum of all Commitments outstanding. If the Commitments have terminated or expired, the Applicable Percentages shall be the percentage equivalent of a fraction the numerator of which is the aggregate Principal Obligation (including participations in the Letter of Credit Obligations) held by such Lender and the denominator of which is the total Principal Obligation (including participations in the Letter of Credit Obligations). The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01 (or a replacement Schedule 1.01 issued by Administrative Agent from time to time to the extent new Lenders become party hereto or the Commitments of Lenders change) or in either the Assignment and Assumption or Lender Joinder Agreement pursuant to Section 2.17 pursuant to which such Lender becomes a party hereto, as applicable.

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“Applicable Requirement” means, for any Included Investor that is (or whose Credit Provider, if applicable, is): (a) a Bank Holding Company, Adequately Capitalized status or better and a Rating of BBB+/Baa1 or higher; (b) an insurance company, a Rating by A.M. Best Company of A- or higher and a Rating of BBB+/Baa1 or higher; (c) an ERISA Investor, or the trustee or nominee of an ERISA Investor, in addition to the Sponsor’s Rating of BBB+/Baa1 or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Sponsor of the pension fund as follows:

Sponsor Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB+/Baal	90%

(d) a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, in addition to the Responsible Party’s Rating of BBB+/Baal or higher, a minimum Funding Ratio for the pension fund based on the Rating of the Responsible Party as follows:

Responsible Party Rating	Minimum Funding Ratio
A-/A3 or higher	No minimum
BBB+/Baal	90%

and (e) otherwise a Rated Investor, a Rating of BBB+/Baa1 or higher.

The first Rating indicated in each case above is the S&P Rating and the second Rating indicated in each case above is the Moody’s Rating. In the event that the Ratings are not equivalent, the Applicable Requirement will be based on the lowest of the Ratings. If any Person has only one Rating, then that Rating will apply.

“Applicable Time” means, with respect to any Credit Extensions and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment; provided, that such time shall be no later than 2:00 p.m. (New York time).

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means MUFG, in its capacity as the sole lead arranger and bookrunner.

“Assignee” is defined in Section 12.11(b).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.11(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent with the consent of the Borrowers.

“Assignment of Capital Contribution Account” means an assignment of a Capital Contribution Account in substantially the form of Exhibit F attached hereto.

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“Attributable Indebtedness” means, on any date: (a) in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles; and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear as indebtedness on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles if such lease were accounted for as a Finance Lease.

“Auto-Extension Letter of Credit” is defined in Section 2.07(b)(iii).

“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Available Loan Amount” means at any time with respect to all Borrowers collectively, the lesser of (a) the Maximum Commitment and (b) the sum of (i) the Borrowing Base of Initial Borrower and (ii) the Borrowing Base of each other Borrower minus (iii) the FX Reserve Amount at such time.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.08(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail‑In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Holding Company” means a “bank holding company” as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended, or a non-bank subsidiary of such bank holding company.

“Base Rate Loan” means a Loan that bears interest based on the Alternative Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Basel III” means the global regulatory standards on bank capital adequacy and liquidity referred to by the Basel Committee on Banking Supervision as “Basel III” or the “Basel III Framework” published in December 2010 together with any further guidance or standards in relation to “Basel III” or the “Basel III Framework” published or to be published by the Basel Committee.

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“Benchmark” means, initially, with respect to (a) any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, SOFR, (b) any Obligations, interest, fees, commissions or other amounts denominated in Euro or calculated with respect thereto, EURIBOR, (c) any Obligations, interest, fees, commissions or other amounts denominated in Canadian Dollars or calculated with respect thereto, CDOR, (d) any Obligations, interest, fees, commissions or other amounts denominated in Sterling or calculated with respect thereto, Daily SONIA; provided that if a Benchmark Transition Event has occurred with respect the then-current Benchmark for such currency, then “Benchmark” with respect to Obligations, interest, fees, commissions or other amounts denominated in such currency or calculated with respect thereto, means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.08.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the currency applicable to such Benchmark; provided that, if such then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.08 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.08 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.08.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Borrower Expense” means any operating expense of any Borrower incurred in the ordinary course of such Borrower’s activities pursuant to and in compliance with its Governing Agreement and this Credit Agreement.

“Borrower Guaranty” means an unconditional guaranty of payment substantially in the form of Exhibit D attached hereto, enforceable against the applicable Borrower for the payment of a Qualified Borrower’s debt or obligation to Lenders.

“Borrower Parties” means each Borrower and each Qualified Borrower.

“Borrowers” is defined in the preamble to this Credit Agreement.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type of Loan in the same currency and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period, made by each of the applicable Lenders.

“Borrowing Base” means, at any time the same is to be determined, (a) with respect to Credit Extensions to Initial Borrower, the sum of: (i) the amount equal to 90% of the Eligible Unfunded Commitments of all Included Investors of Initial Borrower at such time, (ii) the amount equal to 65% of the Eligible Unfunded Commitments of all Designated Investors of Initial Borrower at such time, and (iii)(A) at all times during a Hurdle Satisfaction Period, the amount equal to 65% of the Eligible Unfunded Commitments of all PWM Investors of Initial Borrower at such time or (B) at all other times, the amount equal to 50% of the Eligible Unfunded Commitments of all PWM Investors of Initial Borrower at such time, and (b) with respect to Credit Extensions to any other Borrower (if applicable), such amount as may be agreed by Lenders in their sole discretion. In determining the “Eligible Unfunded Commitments,” the Unfunded Commitments of each Investor classification shall be reduced by any amounts in excess of all applicable individual Concentration Limits. With respect to a Replacement Action, the applicable new or replacement PWM Investor (other than a GS Person) shall be included in the Borrowing Base of the applicable Borrower as a PWM Investor upon the effectiveness of such Replacement Action (but subject to Exclusion Events).

“Borrowing Base Certificate” means a certificate of any Responsible Officer of each Borrower either (a) confirming there has been no change in the Borrowing Base since the date of the most recently delivered Borrowing Base Certificate or (b) setting forth a current calculation of the Borrowing Base as of the date thereof, in substantially the form of Exhibit J attached hereto.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located, and if such day relates to any interest rate settings, fundings, disbursements, settlements or payments in an Alternative Currency, Business Day shall also include Alternative Currency Banking Days.

“Canadian Dollars” and “Cdn$” mean the lawful currency of Canada.

“Capital Call” means a call upon all or any of the Investors for payment of all or any portion of their Unfunded Commitments.

“Capital Commitment” means, for any Investor, its “Commitment” as defined in the applicable Governing Agreement.

“Capital Contribution” means, for any Investor, any contribution of capital made (or deemed made) to any Borrower in response to a Capital Call or otherwise.

“Capital Contribution Account” means each account established by a Borrower, in the name of such Borrower, with an Eligible Depository Institution into which (a) Capital Contributions received or otherwise collected from Investors shall be deposited or (b) other funds not related to Capital Calls may (at the option of the Borrower) be deposited, and which is the “Account” as identified and defined in each Assignment of Capital Contribution Account delivered in accordance with the terms hereof.

“Cash Collateral” has a meaning correlative to the definition of “Cash Collateralize” below and includes the proceeds of such Cash Collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer and the Lenders, as collateral for the Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letters of Credit, cash or deposit account balances, or, if Administrative Agent and the Letter of Credit Issuer agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to: (a) Administrative Agent; and (b) the Letter of Credit Issuer.

“Cash Control Event” is defined in Section 5.02(c).

“CDOR” is defined in the definition of “Alternative Currency Term Rate”.

“Change in Law” means the occurrence, after the date of this Credit Agreement (or, with respect to any Person that becomes a Lender pursuant to an Assignment and Assumption, the effective date of such assignment), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” means (a) with respect to any Borrower, the failure of (i) Goldman Sachs, or (ii) any Affiliate of Goldman Sachs to be the investment manager or investment advisor of such Borrower; provided, however, that a Change of Control shall not exist if a third party administrator acceptable to the Administrative Agent in its reasonable discretion, directly or indirectly, controls such investment manager or investment advisor, as applicable; and (b) with respect to any Managing Entity, the failure of (i) such independent party acceptable to the Administrative Agent, in its reasonable discretion, or (ii) Goldman Sachs or any Affiliate thereof to directly control such Managing Entity.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 6.01 are satisfied or waived, any such waiver to be in the sole discretion of the Administrative Agent, which date is May 7, 2019.

“Collateral” is defined in Section 5.01.

“Collateral Accounts” mean each Capital Contribution Account.

“Collateral Documents” means the security agreements, financing statements, assignments, and other documents and instruments from time to time executed and delivered by any of the Borrower Parties pursuant to this Credit Agreement to grant or perfect Liens on the Collateral and any documents or instruments amending or supplementing the same, including, without limitation, the Security Agreements, the Assignment of Capital Contribution Accounts and the Account Control Agreements.

“Commitment” means, as to each Lender, its obligation to: (a) advance Loans to Borrower Parties pursuant to Section 2.01; and (b) purchase risk participations in Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent amount set forth opposite such Lender’s name on Schedule 1.01 or on the respective Assignment and Assumption or Lender Joinder Agreement pursuant to Section 2.17 pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement (including, without limitation, as increased pursuant to Section 2.17).

“Compliance Certificate” is defined in Section 8.01(c).

“Concentration Limit” has the meaning provided in the definition of Inclusion Percentage.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consequential Damages” is defined in Section 12.06(d).

“Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternative Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Alternative Currency Banking Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides, in consultation with the Borrowers, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

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“Constituent Documents” means, for any entity, its governing, constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the articles or certificate of formation and its operating agreement or limited liability company agreement; (c) in the case of a corporation, the certificate or articles of incorporation and its bylaws or memorandum and articles of association; and (d) in each case, any Side Letter and any Subscription Agreement.

“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or ownership interests, or of the ability to exercise voting power by contract or otherwise.

“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1 forms a part, together with all amendments, modifications, and restatements hereof, and supplements and attachments hereto.

“Credit Extension” means each of the following: (a) Borrowing or any conversion or continuation of any Borrowing; and (b) an L/C Credit Extension.

“Credit Provider” means a Person providing a guaranty or other form of credit support or credit enhancement in form and substance acceptable to Administrative Agent, of the obligations of an Included Investor to make Capital Contributions to the applicable Borrower.

“Curing Capital Call” is defined in Section 5.02(c).

“Daily SONIA” means, for any day (a “SONIA Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) Spread Adjusted SONIA for the day (such day, the “SONIA Determination Day”) that is five (5) SONIA Business Days prior to (A) if such SONIA Rate Day is an SONIA Business Day, such SONIA Rate Day or (B) if such SONIA Rate Day is not an SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Rate Day, in each case, utilizing the SONIA component of such Spread Adjusted SONIA that is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 p.m. (local time for SONIA) on the second (2nd) SONIA Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding SONIA Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily SONIA for no more than three (3) consecutive SONIA Rate Days. Any change in Daily SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers.

“Daily SONIA Loan” means a Loan that bears interest at a rate based on Daily SONIA. Daily SONIA Loans shall be denominated in Sterling.

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“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Default Rate” means on any day for any outstanding amount, the lesser of (a)(i) when used with respect to Obligations other than Letter of Credit Fees, the applicable interest rate for such outstanding amount (including the Applicable Margin) in effect on such day (or if no interest rate is otherwise applicable, the Alternative Base Rate), plus 2%; or (ii) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum and (b) the Maximum Rate.

“Defaulting Investor” is defined in the definition of “Exclusion Event” herein.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder (unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding, each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing, has not been satisfied but not if any court determines that such condition precedent has been satisfied), or (ii) pay to Administrative Agent, the Letter of Credit Issuer or any Lender any other amount required to be paid by it hereunder (including if respect of its participation in Letter of Credit) within two Business Days of the date when due; (b) has notified Borrowers or Administrative Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding, which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement, cannot be satisfied, but not if any court determines that such condition precedent has been or can be satisfied); (c) has failed, within two Business Days after written request by Administrative Agent, the Letter of Credit Issuer or Borrowers, to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent, the Letter of Credit Issuer and Borrowers); or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had appointed for it a receiver, liquidator, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization, dissolution or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by Administrative Agent in a written notice of such

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determination, which shall be delivered by Administrative Agent to Borrowers, the Letter of Credit Issuer and each Lender promptly following such determination.

“Designated Investor” means an Institutional Investor (and the approved portion of its Capital Commitments) (a) that has been so designated by Administrative Agent and all Lenders (each in its sole discretion) as a Designated Investor; and (b) that has delivered to Administrative Agent the information and documents described in Section 6.01(l) and, with respect to a Replacement Action described in Section 9.05(d)(i), and each as evidenced in a writing executed by Administrative Agent; provided (x) that once an Institutional Investor has been approved as set forth above as a Designated Investor, such approval may not be withdrawn after the effective date except as provided below in clause (y) of this definition; and (y) that a Defaulting Investor shall no longer be a Designated Investor until such time as all Exclusion Events affecting such Investor have been cured to the reasonable satisfaction of Administrative Agent as indicated by Administrative Agent’s prompt consent (not to be unreasonably withheld conditioned or delayed) upon notification thereof to Borrowers.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is or becomes the subject of comprehensive, territorial Sanctions (currently Cuba, Iran, Syria, North Korea and the Crimea, Donetsk and Luhansk regions of Ukraine).

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and the sign “$” means lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means: (a) a Lender or an Affiliate of a Lender; (b) except as covered by clause (a) above, an Approved Fund with respect to a Lender so long as the assigning Lender is not released from its obligation hereunder; and (c) any other Person which has a short-term unsecured debt rating of at least

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P-1 from Moody’s or at least A-1 from S&P (or (x) if such Person has a rating from one of Moody’s or S&P that is not P-1 or A-1, as applicable, it has a short-term unsecured debt rating of at least F-1 from Fitch Ratings, Inc. or (y) such lower ratings as may be approved in writing by Borrowers and the Administrative Agent) and is approved by the Administrative Agent and the Letter of Credit Issuer (such approval not to be unreasonably withheld or delayed), and in the case of clause (b) or clause (c), unless an Event of Default exists and is continuing at the time any assignment is effected in accordance with Section 12.11, Borrowers (such approval not to be unreasonably withheld or delayed by Borrowers, and such approval to be deemed given by Borrowers if no objection is received by the assigning Lender and Administrative Agent from Borrowers within 10 Business Days after written notice of such proposed assignment has been provided by the assigning Lender to Borrowers); provided, however, that (x) each Eligible Assignee must be a “Qualified Purchaser” and (y) no Borrower nor any Affiliate of any Borrower shall qualify as an Eligible Assignee.

“Eligible Depository Institution” shall mean (i) any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P, and (ii) Goldman, Sachs & Co. LLC, for so long as Goldman, Sachs & Co. LLC has a short-term unsecured debt rating of at least P-2 from Moody’s and at least A-2 from S&P; provided, further, that if Goldman, Sachs & Co. LLC no longer has a short-term unsecured debt rating of at least P‑1 from Moody’s and at least A-1 from S&P, upon the occurrence and continuance of a Mandatory Prepayment Event or an Event of Default, all Capital Contributions shall be initially transferred into the Capital Contribution Account of the applicable Borrower Party maintained at a depository institution meeting the requirement of clause (i) above. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Eligible Investor” means any Included Investor, Designated Investor and any PWM Investor, as applicable, that is in Investor Good Standing Status and is not a Prohibited Person.

“Eligible Unfunded Commitments” means, at any time the same is to be determined with respect to any Eligible Investor the lesser of (a) the Unfunded Commitment of such Eligible Investor at such time and (b) the product of (i) the Inclusion Percentage at such time for such Eligible Investor multiplied by (ii) the Unfunded Commitment of such Eligible Investor at such time; provided that, at any time an Exclusion Event has occurred and is continuing with respect to such Eligible Investor, the Eligible Unfunded Commitments subject to such Exclusion Event of such Eligible Investor shall be zero.

“Endowment Fund Investor” means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, the assets of which Investor are not wholly disbursable for the Sponsor’s purposes on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof.

“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued in writing to any Borrower Party by any Governmental Authority with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting any Borrower Party or any of a Borrower Party’s Properties.

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“Environmental Laws” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; (f) all other federal, state and local laws, ordinances, regulations or written policies relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials) or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release or recovery of on-site or off-site Hazardous Materials, as each of the foregoing may be amended from time to time, applicable to any Borrower Party; and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

“Environmental Liability” means any written claim, demand, obligation, cause of action, accusation or allegation, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action asserted by any Person.

“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or that may become under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) a “plan” (as such term is defined in Section 4975(e) of the Internal Revenue Code) subject to Section 4975 of the Internal Revenue Code; or (c) a partnership or commingled account of a fund, or any other entity, whose assets include or are deemed to include the assets of one or more such employee benefit plans or plans in accordance with Section 3(42) of ERISA.

“ERISA Investor Excluded Items” means, with respect to each ERISA Investor, any rights, titles, interests, remedies or privileges of a Borrower and its Managing Entity:

(a) in and to the rights of such ERISA Investor in a Borrower (and any appurtenant rights thereunder), including such ERISA Investor’s ownership interest therein, granted to a Borrower or its Managing Entity to secure such ERISA Investor’s obligation to fund its Capital Commitment;

(b) to debit or cause the transfer of funds from such ERISA Investor’s accounts at Goldman, Sachs & Co. LLC, Goldman Sachs International or any other Affiliate of Goldman Sachs & Co. LLC;

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(c) against such ERISA Investor under Section 6.2.1 of the relevant Governing Agreement or other remedies analogous to such provisions;

(d) to request or require such ERISA Investor to confirm the amount of, or to confirm its obligation to make payments in respect of, its uncalled Capital Commitments;

(e) to require such ERISA Investor to forfeit or sell any portion of such ERISA Investor’s ownership interests in a Borrower; and

(f) to request or require such ERISA Investor to make payment for any Capital Call other than to an account of a Borrower.

“Erroneous Payment” is defined in Section 11.11.

“Erroneous Payment Deficiency Assignment” is defined in Section 11.11.

“Erroneous Payment Return Deficiency” is defined in Section 11.11.

“Erroneous Payment Subrogation Rights” is defined in Section 11.11.

“Escrow Agent” means an escrow agent selected by Borrowers and reasonably acceptable to the Administrative Agent. As of the Closing Date, Wilmington Trust, N.A. shall be the Escrow Agent.

“Escrow Agreement” means an escrow agreement in substantially the form of Exhibit L, executed and delivered by Escrow Agent, each Borrower, its Managing Entity and Administrative Agent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” is defined in the definition of “Alternative Currency Term Rate”.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” is defined in Section 10.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes, in each case: (i) imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed as a result of such Recipient being organized, formed or incorporated under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 12.13); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.01(a)(ii) or Section 4.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(e); (d) any backup withholding Tax that is required by the Internal Revenue Code to be withheld from amounts payable to such Recipient; and

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(e) any Taxes imposed pursuant to FATCA (other than any Taxes imposed as a result of the failure of a Borrower Party to comply with its obligations under FATCA).

“Exclusion Event” means the occurrence, with respect to any Included Investor, Designated Investor or PWM Investor or, if applicable, the Sponsor, Responsible Party, or Credit Provider of such Investor (such Included Investor, Designated Investor or PWM Investor hereinafter referred to as a “Defaulting Investor”), of any of the following events:

(a) if actually known to a Responsible Officer of a Borrower (or if informed by the Administrative Agent of the same), such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (B) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (C) make a general assignment for the benefit of creditors; (D) file a petition or answer seeking reorganization, liquidation or dissolution or an arrangement with creditors or take advantage of any Debtor Relief Laws; (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any proceeding under any Debtor Relief Laws; or (F) take any personal, partnership, limited liability company, corporate or trust, special limited partnership or private limited liability company action, as applicable, for the purpose of effecting any of the foregoing;

(b) if actually known to a Responsible Officer of a Borrower (or if informed by the Administrative Agent of the same), the commencement of any proceeding under any Debtor Relief Laws relating to such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) or all or any material part of its respective property is instituted without the consent of such Person, and such proceeding shall remain undismissed and unstayed for a period of 30 days; or an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s (or its Sponsor’s, Responsible Party’s or Credit Provider’s, as applicable) reorganization, dissolution or liquidation, or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity, of such Person or of all or substantially all of its assets;

(c) if actually known to a Responsible Officer of a Borrower (or if informed by the Administrative Agent of the same), any final judgment(s) for the payment of money which in the aggregate exceed fifteen percent (15%) of the net worth of such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable) shall be rendered against such Person, and such judgment or judgments shall not be bonded, stayed, satisfied or discharged within 30 days;

(d) such Investor shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the applicable Borrower pursuant to its Capital Commitment or a Capital Call; or such Investor shall otherwise disaffirm any material obligation under its Subscription Agreement or the applicable Governing Agreement;

(e) the Subscription Agreement of such Investor or the applicable Governing Agreement shall cease, in whole or in material part, to be a legal, valid and binding agreement enforceable against such Investor in accordance with the terms thereof or in any way be terminated or become or be declared ineffective or inoperative or in any way whatsoever cease to give or provide in material part the right, title, interest, power, privilege or remedy intended to be created thereby with respect to such Investor;

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(f) such Investor shall fail to make a Capital Contribution to the applicable Borrower on the earlier of (i) the date such Investor is in default under Section 6.2.1 of the applicable Governing Agreement and (ii) the date that is 20 calendar days after the initial due date of the applicable Capital Call (without regard to any other notice or cure period);

(g) any representation or warranty made by such Investor under the applicable Governing Agreement or its Subscription Agreement shall prove to be untrue or inaccurate in any material respect, as of the date on which such representation or warranty is made, and such Investor shall fail to cure the adverse effect of the failure of such representation or warranty within 30 days after the earlier of (i) the Administrative Agent’s delivery of notice thereof to the Borrowers and (ii) a Responsible Officer of any Borrower’s actual knowledge of such circumstance;

(h) such Investor delivers a notice of withdrawal to the applicable Borrower, or such Investor transfers its Ownership Interest in the applicable Borrower, but only with respect to the portion of such Investor’s Ownership Interest that is subject to such withdrawal or transfer;

(i) any Borrower or Managing Entity cancels, reduces, terminates or abates the Unfunded Commitment of such Investor, but only with respect to the portion of such Investor’s Ownership Interest that is subject to cancellation, reduction or termination;

(j) default shall occur in the performance by such Investor in any material respect, subject to any applicable notice or cure period, of any of the material covenants or agreements contained in its Subscription Agreement or the applicable Governing Agreement (except, in each case, as otherwise specifically addressed in this definition of Exclusion Event, in which case no grace period beyond any provided for herein shall apply), and such default shall continue uncured to the reasonable satisfaction of Administrative Agent for a period of 30 days thereof;

(k) if actually known to a Responsible Officer of a Borrower (or is informed by the Administrative Agent of the same), except as contemplated in clause (o) of this definition of Exclusion Event, the occurrence of any event which, under the terms of such Investor’s Side Letter, would cancel, excuse, terminate or abate its Unfunded Commitment or any Capital Call or otherwise adversely affect the rights of the Administrative Agent or the Lenders in respect thereof;

(l) such Investor shall fail to remain in Investor Good Standing Status;

(m) such Investor becomes a Sanctioned Person, or, to any Lender’s or Administrative Agent’s knowledge, as notified in writing to the Borrowers, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities;

(n) with respect to any applicable Investor with a new or increasing Unfunded Commitment as a result of a Replacement Action, the PWM 20/30 Delivery Requirement or Institutional Investor Delivery Requirement, as applicable, has not been satisfied with respect to such Investor or such Investor (if an Institutional Investor) fails to be designated as an Included Investor or Designated Investor pursuant to its subject Final Inclusion Determination;

(o) in connection with any Borrowing, such Investor is excused or exempted from funding a Capital Call with respect to a Portfolio Investment being acquired or otherwise funded with the proceeds of the related Borrowing (or a Responsible Officer of the applicable Borrower has actual knowledge that such Investor will be entitled to exercise an excuse or exemption right under the applicable Governing Agreement, its Subscription Agreement or its Side Letter); provided that only the portion of such Investor’s Eligible Unfunded Commitments which would

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otherwise be contributed to fund such Portfolio Investment or repay the related Borrowing shall be excluded from the applicable Borrower’s Borrowing Base;

(p) if actually known to a Responsible Officer of a Borrower (or is informed by the Administrative Agent of the same), in the case of such Investor (or its Sponsor, Responsible Party or Credit Provider, as applicable), the occurrence of any circumstance or event which: (A) other than with respect to any Rated Investor, could reasonably be expected to have a material and adverse effect on the financial condition or business operations of such Investor; or (B) could reasonably be expected to impair, impede, or jeopardize the obligation and the liability of such Investor to fulfill its obligations under its Subscription Agreement or the applicable Governing Agreement;

(q) if actually known to a Responsible Officer of a Borrower (or is informed by the Administrative Agent of the same) such Investor shall encumber its interest in the applicable Borrower and the related Lien holder shall commence the exercise of remedies with respect to such interest;

(r) the Administrative Agent ceases to have a perfected first-priority security interest in the Unfunded Commitment of such Investor (subject to Permitted Liens), other than by reason of actions or inactions of the Administrative Agent or Lenders;

(s) such Investor shall have entered into any Side Letter, made any change to any existing Side Letter or made any Side Letter Election, in each case after the date hereof, which Side Letter, change or election, respectively, is not reasonably acceptable to Administrative Agent in its sole discretion;

(t) such Investor is a Prohibited Person;

(u) if actually known to a Responsible Officer of a Borrower (or is informed by the Administrative Agent of the same), in the case of each Rated Investor, it (or its Sponsor, Responsible Party or Credit Provider, as applicable), fails to maintain its Applicable Requirement as required in the definition of Applicable Requirement hereof;

(v) if actually known to a Responsible Officer of a Borrower (or is informed by the Administrative Agent of the same), in the case of each Non-Rated Investor, it fails to maintain a net worth (determined in accordance with GAAP), measured at the end of each fiscal year of such Non-Rated Investor, of at least 75% of the net worth of such Non-Rated Investor (the “Baseline Net Worth”) as of: (A) the fiscal year which ended on or immediately prior to the Closing Date, if the Investor was an Included Investor (or was pre-approved as an Included Investor, pursuant to written agreement of Administrative Agent) on the Closing Date; or (B) the fiscal year for which Administrative Agent has financial information which ended on or immediately prior to the date of its designation as an Included Investor (in the case not covered by clause (A) above) (the Baseline Net Worth for any Non-Rated Investor so designated will be set forth on Schedule 2.01, and if any Non-Rated Investors are so designated after the date of this Credit Agreement, an updated Schedule 2.01 will be prepared by Administrative Agent and delivered to the Borrower Parties to replace the existing Schedule 2.01); or

(w) Administrative Agent is unable to obtain, from publicly-available sources, annual financial statements for any Non-Rated Investor within 90 days following the end of the applicable fiscal year of such Non-Rated Investor, for any fiscal year prior to the Maturity Date, reported on by independent public accountants to the extent applicable, and such Investor fails, within 30 days

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after written request from a Borrower or Administrative Agent with respect to any fiscal year ended at least 90 days prior to such request, to deliver such annual financial statements to such Borrower or Administrative Agent as required by Administrative Agent in order to continue to designate such Investor as an Included Investor hereunder.

Any Investor that is a Defaulting Investor shall cease to be considered a Defaulting Investor (and, therefore, its Eligible Unfunded Commitment shall be re-included in the applicable Borrower’s Borrowing Base) when the circumstances giving rise to the Exclusion Event resulting in such Investor being a Defaulting Investor shall have been cured to the satisfaction of the Administrative Agent (and the Administrative Agent shall promptly notify Borrowers thereof and shall not unreasonably withhold, delay or condition such notification).

“Facility Extension Request” means a notice substantially in the form of Exhibit O attached hereto pursuant to which the Borrowers request an extension of the Stated Maturity Date in accordance with Section 2.18.

“Facility Increase Fee” means a fee as agreed by Borrowers and Administrative Agent in a separate fee letter agreement.

“Facility Increase Request” means a notice in substantially the form of Exhibit M attached hereto pursuant to which Borrowers request an increase of the Commitments in accordance with Section 2.17.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, or any U.S. or non-U.S. fiscal, tax or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code, the U.S. treasury regulations thereunder or analogous provisions of non-U.S. law.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Credit Agreement.

“Final Inclusion Determination” is defined in Section 9.05(d)(i).

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with Generally Accepted Accounting Principles, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.

“Floor” means zero.

“Foreign Person” means any Recipient that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit

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Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Full Repayment Capital Call” is defined in Section 10.03(b).

“Funding Party” means any Lender.

“Funding Ratio” means: (a) for a Governmental Plan Investor, the actuarial present value of the assets of the plan over the actuarial present value of the plan’s total benefit liabilities, as reported in such plan’s most recent audited financial statements; and (b) for an ERISA Investor; (i) the fair market value of the plan’s assets as defined under Section 430(g)(3) of the Code, unreduced for any prefunding balance or funding standard carryover balance as defined and provided for in Section 430(f) of the Code; over (ii) the plan’s funding target, as defined under Section 430(d) of the Code, without regard to the special at-risk rules of Section 430(i) of the Code, with each value as reported on the most recently filed Schedule SB to the Form 5500 by such plan with the United States Department of Labor.

“FX Reserve Amount” shall mean an amount equal to the Dollar Equivalent of the aggregate sum of the principal amount of Loans denominated in an Alternative Currency times the Reserve Percentage for such Alternative Currency.

“Generally Accepted Accounting Principles” means those generally accepted accounting principles and practices as in effect from time to time that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of Borrowers, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said board) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Goldman Sachs” means (a) The Goldman Sachs Group, Inc. (or any successor to its business), (b) Goldman, Sachs & Co. LLC, (c) Goldman Sachs Asset Management, LP, (d) the Investment Management Division of The Goldman Sachs Group, Inc., and the respective subsidiaries and affiliates of the entities in clauses (a), (b), (c) or (d) above.

“Governing Agreement” means (a) with respect to Initial Borrower, the Initial Borrower Operating Agreement, and (b) with respect to any other Borrower, the partnership agreement or operating agreement, as applicable of such Borrower, including, without limitation, any applicable Side Letters, as it may be further amended, restated or supplemented from time to time. References to the Governing Agreement, unless otherwise specified, will be deemed to be references to the Governing Agreement of Initial Borrower, but will refer, as applicable, to the equivalent provisions of the Governing Agreement of any other applicable Person.

“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Borrower Party, any Qualified Borrower, any Managing Entity, Administrative Agent, any Agent, any Lender, or any of their respective businesses, operations, assets, or properties.

“Governmental Plan Investor” means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

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“GS Persons” means Goldman Sachs directors, officers and employees, and their spouses, and other SOX Insiders.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness; or (d) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof.

“Hazardous Material” means any substance, material, or waste which is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

“Honor Date” is defined in Section 2.07(c)(i).

“Hurdle Satisfaction Period” means, during the then-applicable period of time for which, exclusive of Returned Capital, 40% of the aggregate Capital Commitments have been called and funded.

“Included Investor” means an Institutional Investor (and the approved portion of its Capital Commitments): (a)(i) that is a Rated Investor that has (or that has a Credit Provider that has) met the Applicable Requirement for an Included Investor as reasonably determined by Administrative Agent, and at the request of Borrower has been approved in writing as an Included Investor by Administrative Agent; or (ii) that is a Non-Rated Investor that does not meet the Applicable Requirement but at the request of Borrower has been designated by Administrative Agent and all Lenders (each in its sole discretion) as an Included Investor based on such Investor’s financial strength, and (b) that has delivered to Administrative Agent the information and documents, as applicable, described in Section 6.01(l) or, with respect to a Replacement Action, described in Section 9.05(d)(i), and, each as evidenced in a writing executed by Administrative Agent; provided (x) that once an Institutional Investor has been approved as an Included Investor as set forth above, such approval may not be withdrawn after the effective date except as provided below in clause (y) of this definition; and (y) that a Defaulting Investor shall no longer be an Included Investor until such time as all Exclusion Events affecting such Investor have been cured to the reasonable satisfaction of Administrative Agent as indicated by Administrative Agent’s prompt consent (not to be unreasonably withheld conditioned or delayed) upon notification thereof to Borrowers.

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“Inclusion Percentage” means, at any time the same is to be determined with respect to each Eligible Investor, the percentage which results in an aggregate amount of the Unfunded Commitment of such Investor at such time not exceeding the applicable Concentration Limit (as set forth below) for such Investor at such time as a percentage of the Unfunded Commitments of all Eligible Investors at such time:

Investor	Concentration Limit (as a percentage of Unfunded Commitments of Eligible Investors)
Designated Investors	5.0%
PWM Investors	3.0%

For purposes of calculating the Inclusion Percentage and Concentration Limit, the Investors of all Borrowers shall be considered (without duplication) on an aggregate/single pool basis.

“Increasing Lender” is defined in Section 2.17(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Generally Accepted Accounting Principles:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments representing extensions of credit;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) all net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business);

(e) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being acquired by such Person (excluding indebtedness arising under conditional sales or other title retention agreements incurred in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Finance Leases and Synthetic Lease Obligations; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other limited liability entity) in which such Person is a general partner or a joint venturer for which such Person shall have liability as a result of its joint venture interest, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Finance Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

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“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” is defined in Section 12.06(b).

“Information” is defined in Section 12.18.

“Initial Borrower” is defined in the preamble to this Credit Agreement.

“Initial Borrower Operating Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Initial Borrower dated as of March 21, 2019, including, without limitation, any applicable Side Letters, as it may be further amended, restated or supplemented from time to time.

“Institutional Investor” means an Investor other than a PWM Investor.

“Institutional Investor Delivery Requirement” is defined in Section 9.05(d)(i).

“Interest Option” means each of Term SOFR, any Alternative Currency Term Rate, Daily SONIA and the Alternative Base Rate.

“Interest Payment Date” means (i) for Base Rate Loans and Daily SONIA Loans, the last Business Day of each fiscal quarter and the Maturity Date, (ii) for Term SOFR Loans and Alternative Currency Term Rate Loans, the last Business Day of each Interest Period and the Maturity Date (provided, however, that if any Interest Period for a Term SOFR Loan or Alternative Currency Term Rate Loan exceeds three months, each of the respective dates that fall every three months after the beginning of such Interest Period shall also be an Interest Payment Date); and (iii) for any Unused Commitment Fee, the 5th Business Day of each calendar quarter and the Maturity Date; provided, however that after the Maturity Date, any Business Day selected from time to time by Administrative Agent shall be an Interest Payment Date.

“Interest Period” means, with respect to any Term SOFR Loan or Alternative Currency Term Rate Loan, a period commencing: (a) on the Loan Date of such Loan; or (b) on the termination date of the immediately preceding Interest Period in the case of a continuation of such Loan to a successive Interest Period as described in Section and ending one month, three months, or, subject to availability, six months thereafter, each as a Borrower Party shall elect in accordance with Section 2.02; provided, however, that if the Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; provided, further that any tenor removed from this definition pursuant to Section 4.08(d) shall not be available.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Investment Capital Call” is defined in Section 5.02(c).

“Investment Capital Contribution” is defined in Section 5.02(c).

“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended to the date hereof and from time to time hereafter, and any successor Investment Company Act.

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“Investment Manager” means Goldman Sachs Asset Management, L.P. or any other Affiliate of Goldman Sachs which is acting as Investment Manager pursuant to the Investment Management Agreement between Borrowers and the Investment Manager.

“Investment Mandatory Prepayment Event” is defined in Section 5.02(c).

“Investor” means any Managing Entity or any one of the members of a Borrower. Except as otherwise expressly specified herein, for all purposes of this Credit Agreement, the Investors of each Borrower shall be considered (without duplication) on an aggregate/single pool basis.

“Investor Good Standing Status” means, (a) with respect to any Investor, such Investor is in compliance in all material respects with its material obligations under its Subscription Agreement and the Governing Agreement, (b) with respect to any PWM Investor, such PWM Investor is a client of the Private Wealth Management Division of Goldman, Sachs & Co. LLC, Goldman Sachs International or Goldman Sachs Bank AG, as applicable, and (c) with respect to any PWM Investor or any Institutional Investor, to the actual knowledge of a Responsible Officer of any Borrower, such PWM Investor or Institutional Investor is not in violation or breach of any material obligations to the Private Wealth Management Division of Goldman, Sachs & Co. LLC, Goldman Sachs International or Goldman Sachs Bank AG or any fund sponsored by any Affiliate of Goldman Sachs.

“IRS” means Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Request for Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and a Borrower Party or in favor of the Letter of Credit Issuer and relating to any such Letter of Credit, including, as applicable, any documentation relating to Cash Collateral (which may include, without limitation, the Assignment of Capital Contribution Account).

“Judgment Currency” is defined in Section 12.19.

“KYC Compliance” is defined in Section 7.27.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“Lender” or “Lenders” means: (a) each Lender listed on the signature pages hereof; and (b) any other Person that becomes a party to this Credit Agreement as a Lender pursuant to the terms hereof, and any assignees thereof that shall become party hereto pursuant to Section 12.11 (but not any Participant that is not otherwise a party to this Credit Agreement).

“Lender Joinder Agreement” means an agreement substantially in the form of Exhibit N, pursuant to which a new Lender joins this Credit Agreement as contemplated by Section 2.17(a)(vii).

“Lending Office” means, as to any Lender, the office or offices of such Lender (or an affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to Administrative Agent, or such other office or offices as a Lender may from time to time notify Borrowers and Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder by the Letter of Credit Issuer pursuant to Section 2.07 either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.

“Letter of Credit Application” means an application and agreement for a Letter of Credit by and between a Borrower Party and the Letter of Credit Issuer in a form acceptable to the Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended; provided, however, to the extent that the terms of such Letter of Credit Application are inconsistent with the terms of this Credit Agreement, the terms of this Credit Agreement will control.

“Letter of Credit Cash Collateralization Date” means the day that is the earlier of: (a) 30 days prior to the Stated Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day); (b) the Maturity Date; or (c) the date upon which Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default.

“Letter of Credit Fee” is defined in Section 2.12(a).

“Letter of Credit Issuer” means ~~Union Bank~~MUFG in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Letter of Credit Obligations” means the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, or because a pending drawing submitted on or before the expiration date of such Letter of Credit has not yet been honored, such Letter of Credit is deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, at any time, 0% of the Available Loan Amount at such time.

“Lien” means any lien, assignment by way of security, mortgage, security interest, tax lien, pledge, charge, hypothecation, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute or other law, contract, or otherwise.

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“Loan” means an extension of credit by a Lender to a Borrower Party hereunder in the form of a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Term Rate Loan or a Daily SONIA Loan.

“Loan Date” is defined in Section 2.02(a).

“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each Letter of Credit Application, each of the Collateral Documents, each Borrower Guaranty, each Assignment and Assumption, and any other agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement, and any other agreement, instrument or other writing executed and delivered to Administrative Agent or any Lender by any Borrower Party or any Managing Entity in connection herewith or therewith, and all amendments, supplements, modifications, exhibits and schedules to any of the foregoing.

“Loan Notice” means a notice of: (a) a Borrowing; (b) a conversion of Loans from one Type of Loan to the other; or (c) a continuation of Term SOFR Loan or an Alternative Currency Term Rate Loan, pursuant to Section 2.02(e), which, if in writing other than via email, shall be substantially in the form of Exhibit B-1.

“Managing Entity” means with respect to any Borrower, other than Initial Borrower (or any other Borrower that is managed similarly to the Initial Borrower, not by a managing member, general partner or equivalent), its managing member, general partner or equivalent party, each as the context may require. As of the Closing Date, Initial Borrower has no Managing Entity. Any reference to a Managing Entity in this Credit Agreement shall not be applicable until such time as a Borrower with a Managing Entity becomes a party to this Credit Agreement.

“Mandatory Prepayment Amount” is defined in Section 3.05.

“Mandatory Prepayment Due Date” is defined in Section 3.05.

“Mandatory Prepayment Event” is defined in Section 3.05.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means: (a) a material adverse effect upon, the operations, business, or financial condition of Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrowers, taken as a whole, to perform their obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrowers and the Managing Entities, taken as a whole of any Loan Document to which it is a party.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Administrative Agent declares the Obligation due and payable after the occurrence of an Event of Default in accordance with Sections 10.02 and 10.03; (c) the date 45 days prior to the date upon which any Borrower’s ability to call the Unfunded Commitments of the Investors to repay the Obligations terminates; or (d) the date upon which Borrowers terminate the Commitments in full pursuant to Section 3.07 or otherwise.

“Maximum Commitment” means, at any time, an amount equal to the aggregate amount of the Commitments (as such amount may be increased from time to time after the date hereof pursuant to Section 2.17 or reduced from time to time after the date hereof by Borrowers pursuant to Section 3.07). As of the Closing Date the Maximum Commitment is $125,000,000.

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“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable law on such day.

“Minimum Collateral Amount” means, at any time: (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time; (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the outstanding amount of all Letter of Credit Obligations; and (c) otherwise, an amount determined by Administrative Agent and the Letter of Credit Issuer in their sole discretion not to exceed 105% of the applicable Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Rated Investor” means any Institutional Investor that does not have a Rating (and whose Credit Provider, Sponsor, or Responsible Party does not have a Rating).

“No Plan Asset Certificate” means a certificate from the applicable Managing Entity (or, if no Managing Entity, the applicable Borrower), in a form reasonably acceptable to Administrative Agent, (i) certifying that, based on consultation with counsel and in reliance on representations by Investors in the applicable Borrower as of the date of such certificate, “benefit plan investors” (as defined in Section 3(42) of ERISA) hold less than 25% of the total value of each class of equity interests in such Borrower (calculated in accordance with Section 3(42) of ERISA) and, accordingly, the underlying assets of such Borrower do not constitute Plan Assets and (ii) covenanting that at all times following the date of such certificate less than 25% of the total value of each class of equity interests in the applicable Borrower (calculated in accordance with Section 3(42) of ERISA) will continue to be held by “benefit plan investors” (as defined in Section 3(42) of the ERISA) until such time, if any, that such Borrower delivers to Administrative Agent an Operating Company Opinion.

“Notes” means the promissory notes provided for in Section 3.01, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, including, without limitation, the Qualified Borrower Promissory Notes.

“Obligations” means all present and future indebtedness, obligations, and liabilities of any Borrower Party to any of the Secured Parties or Administrative Agent, and all renewals and extensions thereof, or any part thereof (including, without limitation, Loans and all interest accruing thereon and Letter of Credit Obligations and Erroneous Payment Subrogation Rights), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Letter of Credit Application, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of any Borrower Party to any of the Secured Parties or Administrative Agent evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Company” means an “operating company” within the meaning of Section 2510.3‑101(c) of the Plan Assets Regulation.

“Operating Company Certificate” means a certificate from a Borrower, delivered by the relevant Responsible Officer of such Borrower, in a form reasonably acceptable to Administrative Agent, certifying that, based upon consultation with counsel, such Borrower has met the requirements to be an Operating Company for the 12-month period following the end for the Annual Valuation Period for such Borrower.

“Operating Company Opinion” means a written opinion of counsel to the applicable Borrower as to the status of such Borrower as an Operating Company as of the date of its first investment (other than short term investments pending long-term investment or distribution).

“Other Claims” is defined in Section 5.04.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.06).

“Overnight Rate” means, for any day: (a) with respect to any amount denominated in Dollars, the greater of: (i) the Federal Funds Rate and (ii) an overnight rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and consistent with the Administrative Agent’s normal business practices; and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of MUFG in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Ownership Interest” of any Investor means the membership interest of such Investor in any Borrower under the applicable Governing Agreement.

“Participant” is defined in Section 12.11(e).

“Participant Register” is defined in Section 12.11(e).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” is defined in Section 12.20.

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“Payment Recipient” is defined in Section 11.11.

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Distributions” means: (a) Permitted RIC Distributions; (b) pro rata dividends or distributions from any Qualified Borrower to its holders of equity, including the Initial Borrower; and (c) dividends or distributions of common equity interests in a Borrower.

“Permitted Investments” means: (a) savings, money market or other interest bearing accounts of the Administrative Agent, any Lender or any other financial institution with a short-term credit rating of “A-1” by S&P and “P-1” by Moody’s (including securities issued by the Goldman Sachs ILA Prime Obligations Fund, so long as it has such ratings); (b) debt instruments issued or guaranteed by the United States or its agencies or instrumentalities, including, without limitation, treasury bills, notes and bonds; (c) commercial paper of domestic corporations, which has received a rating of A-1 or P-1 or its equivalent from either of Moody’s or S&P and/or has been unconditionally guaranteed by an entity which has received an equivalent credit rating by either of Moody’s or S&P; (d) money market mutual funds with assets of at least $750,000,000, substantially all of which assets consist of obligations of the type described in the foregoing clauses; (e) similar quality short term investments; or (f) cash and cash equivalents.

“Permitted Liens” means (a) Liens for claims that are not yet due with respect to Taxes, assessments or charges of any Governmental Authority or otherwise arising as a matter of Law or other non-consensual Liens being contested in good faith for which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles, (b) subject to the Account Control Agreements, bankers’ Liens in favor of the custodian, depository bank or securities intermediary at which any Collateral Account is held or other similar Liens (including the right of set-off) on any such account and items held in, deposited in or credited to any such account, and (c) Liens on Portfolio Investments.

“Permitted RIC Distributions” means, with respect to each taxable year, any dividends or distributions determined by a Borrower in good faith to be required to be made in order to maintain such Borrower’s tax status under Section 852 of the Internal Revenue Code, as certified by such Borrower to Administrative Agent in a RIC Distribution Notice delivered to Administrative Agent at least 10 days prior to the applicable distribution.

“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, non-profit corporation, partnership, special limited partnership or private limited liability company, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of a Borrower or any ERISA Affiliate or any such Plan to which a Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Asset Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

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“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulation.

“Portfolio Investment” shall mean an “Investment” as such term is defined in the Initial Borrower’s Operating Agreement.

“Prime Rate” shall mean, on any day, the rate of interest per annum then most recently established by MUFG as its “prime rate”. The “prime rate” is a rate set by MUFG based upon various factors including MUFG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by MUFG shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Obligation” means the sum of: (a) the Dollar Equivalent of the aggregate outstanding principal amount of the Loans; (b) the Dollar Equivalent of the Letter of Credit Obligations. The Principal Obligation of any Lender at any time shall be its Applicable Percentage of the total Principal Obligation at such time.

“Prohibited Person” means any GS Person.

“Projections” is defined in Section 7.08.

“Property” means any real property, improvements thereon and any leasehold or similar interest in real property which is owned by any Borrower Party, or secures any investment of any Borrower Party.

“PWM 20/30 Delivery Requirement” is defined in Section 9.05(d)(ii).

“PWM Investors” means Investors that are clients of the Goldman Sachs Private Wealth Management Division which are high net worth individuals (or entities controlled by such individuals); for which a Borrower has delivered to the Escrow Agent the information and documents described in Section 6.01(l) and, with respect to a Replacement Action, Section 9.05(d)(ii); provided that a Defaulting Investor shall not be a PWM Investor unless (and until such time as) all Exclusion Events affecting such Investor have been cured to the reasonable satisfaction of the Administrative Agent as indicated by Administrative Agent’s prompt consent (not to be unreasonably withheld, conditioned or delayed) upon notification thereof to Borrowers.

“Qualified Borrower” means any entity, which entity may be organized, formed or incorporated in the United States or outside of the United States, in which a Borrower owns a direct or indirect ownership interest or through which a Borrower will acquire an investment, the indebtedness of which entity can be guaranteed by the applicable Borrower pursuant to the terms of the applicable Governing Agreement, and which entity has executed a Qualified Borrower Promissory Note and in respect of which entity the applicable Borrower has executed a Borrower Guaranty; provided that no entity shall be a Qualified Borrower unless the Administrative Agent has consented thereto in its reasonable discretion.

“Qualified Borrower Promissory Note” means a promissory note executed and delivered by a Qualified Borrower, in substantially the form of Exhibit C attached hereto, the payment of which is guaranteed by Borrowers pursuant to a Borrower Guaranty.

“Qualified Purchaser” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.

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“Rate Determination Date” means, with respect to any day, (a) for Base Rate Loans calculated with respect to Term SOFR, two (2) U.S. Government Securities Business Days prior to such day; (b) for Term SOFR Loans calculated with respect to Term SOFR, two (2) U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period; and (c) for all other Benchmarks, two (2) Business Days prior to the commencement of the applicable Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Administrative Agent; provided that, to the extent such market practice is not administratively feasible for Administrative Agent, such other day as otherwise reasonably determined by Administrative Agent).

“Rated Investor” means any Institutional Investor that has a Rating (or that has a Credit Provider, Sponsor, or Responsible Party that has a Rating).

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s.

“Rating Agencies” means S&P, Moody’s and Fitch Ratings, Inc., or any other nationally-recognized statistical rating agency which has been approved by the Administrative Agent in its reasonable discretion.

“Recipient” means Administrative Agent, any Secured Party or any other recipient of any payment to be made by or on account of any obligation of any Borrower Party hereunder.

“Register” is defined in Section 12.11(d).

“Reference Time” with respect to any setting of any then-current Benchmark means (a) if such Benchmark is SOFR, 11:00 a.m. (New York City time) on the Rate Determination Date, (b) if such Benchmark is CDOR, 10:00 a.m. (Toronto time) on the Rate Determination Date, (c) if such Benchmark is EURIBOR, 11:00 a.m. (Brussels time) on the Rate Determination Date, and (d) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property, including the movement of any Hazardous Material through or in the air, soil, surface water, groundwater, of any Property.

“Relevant Governmental Body” means, with respect to any given Benchmark, (a) the central bank for the currency applicable to such Benchmark or any central bank or other supervisor that is responsible for supervising either (i) such Benchmark or (ii) the administrator of such Benchmark or (b) any working group or committee officially endorsed or convened by (i) the central bank for the currency applicable to such Benchmark, (ii) any central bank or other supervisor that is responsible for supervising either (A) such

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Benchmark or (B) the administrator of such Benchmark, (iii) a group of those central banks or other supervisors or (iv) the Financial Stability Board or any part thereof.

“Repayment Notice” means a notice of prepayment pursuant to Section 3.06, which shall be substantially in the form of Exhibit B-3.

“Replacement Action” is defined in Section 9.05(b).

“Request for Credit Extension” means: (a) with respect to a Borrowing or any conversion or continuation of any Borrowing, a Loan Notice; and (b) with respect to an L/C Credit Extension, the related Request for Letter of Credit and Letter of Credit Application.

“Request for Letter of Credit” means a request for the issuance of a Letter of Credit substantially in the form of Exhibit B-2 attached hereto.

“Required Lenders” means, at any time, Lenders having a Principal Obligation and unused Commitments representing at least 50.1% of the sum of the total Principal Obligation and unused Commitments at such time; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the pro-rata shares of the aggregate Principal Obligation and unused Commitments of Lenders shall be redetermined for voting purposes only, to exclude the pro-rata shares of the aggregate Principal Obligation and unused Commitments of such Defaulting Lenders; provided further that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender will be deemed to be held by the Lender that is Letter of Credit Issuer in making such determination; provided further that at all times when two or more non-affiliated Lenders (other than Defaulting Lenders) are party to this Credit Agreement, the term “Required Lenders” shall in no event mean fewer than two non-affiliated Lenders.

“Reserve Percentage” means, as of any date of determination, a percentage determined in the reasonable discretion of the Administrative Agent to account for foreign exchange volatility, in each case using a methodology that is sufficient to cover the three-month foreign exchange exposure of the Lenders at such date of determination at a 95% confidence interval as calculated using Bloomberg BGN source data on the FXFM screen of Bloomberg. The Administrative Agent shall promptly report to the Borrowers the Reserve Percentage (and its calculation thereof in reasonable detail) upon each use of “Reserve Percentage” and from time to time upon request by any Borrower.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means: (a) in the case of a corporation, its president, senior vice president, any vice president or treasurer, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be a secretary or assistant secretary; (b) in the case of a limited partnership or special limited partnership, the Responsible Officer of the general partner (or if the general partner has no officers, a Responsible Officer of the general partner of the general partner), acting on behalf of such general partner in its capacity as general partner; and (c) in the case of a limited company, or a private limited liability company, a director, manager, officer or the Responsible Officer of the director (if a corporate entity) or the managing member, acting on behalf of such managing member in its capacity as managing member; in each case limited to the individuals listed on Schedule 8.01 hereto updated from time to time by Borrowers with written notice to the Administrative Agent.

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“Responsible Party” means, for any Governmental Plan Investor: (a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, the state; and (b) otherwise, the Governmental Plan Investor itself.

“Returned Capital” means, for any Investor those funds returned or distributed to such Investor by the applicable Borrower and/or the applicable Managing Entity which is added back to such Investor’s Unfunded Commitment pursuant to the applicable Governing Agreement or otherwise; in each case which amounts have been sufficiently detailed and set forth as “Returned Capital” on the Borrowing Base Certificate; provided that the failure of the applicable Person to set forth such information on the Borrowing Base Certificate shall result in the exclusion of such amount from “Returned Capital.”

“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of such Loan denominated in an Alternative Currency, (b) each date of a continuation of such Loan denominated in an Alternative Currency, (c) each date on which the Borrowing Base must otherwise be calculated pursuant to the terms of this Credit Agreement; and (d) any other time reasonably requested by the Administrative Agent or any Borrower in its sole discretion.

“RIC Distribution Notice” means a written notice setting forth the calculation of any Permitted RIC Distribution with respect to a Borrower and certifying that such Borrower remains a “regulated investment company” under Subchapter M of the Internal Revenue Code.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc. and any successor thereto.

“Same Day Funds” means: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b)(i) the government of a Designated Jurisdiction or an agency of the government of a Designated Jurisdiction, (ii) an organization controlled by a Designated Jurisdiction or organized under the laws of a Designated Jurisdiction, or (iii) an individual ordinarily resident in a Designated Jurisdiction.

“Secured Parties” means, collectively, the Lenders, the Letter of Credit Issuer and the Agents.

“Security Agreements” means one or more security agreements substantially in the form of Exhibit E, executed and delivered by each Borrower and the applicable Managing Entity to Administrative Agent for the benefit of Secured Parties.

“SEMS” means the Superfund Enterprise Management System maintained by the United States Environmental Protection Agency.

“Side Letter” means any side letter by and between an Investor and the applicable Borrower (or the applicable Managing Entity) that amends or supplements the Governing Agreement of such Borrower.

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“Side Letter Election” means any election made by an Investor pursuant to a “most favored nation” contained in its Side Letter, which would permit such Investor to elect or incorporate additional provisions into such Side Letter, and is binding upon such Investor, the applicable Borrower or the applicable Managing Entity.

“Sixth Amendment” means that certain Sixth Amendment to Revolving Credit Agreement dated as of May 5, 2022 (the “Sixth Amendment Effective Date”), by and among Borrower, Administrative Agent and the Lenders.

“Sixth Amendment Effective Date” is defined in the definition of “Sixth Amendment”.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Spread Adjustment” means, with respect to any applicable Business Day, a rate per annum equal to (a) with respect to an Interest Period (i.e., an available tenor) of one (1) month, 0.10% (10 basis points) per annum, (b) with respect to an Interest Period of three (3) months, 0.15% (15 basis points) per annum, and (c) with respect to an Interest Period of six (6) months, 0.25% (25 basis points) per annum.

“Solvent” means, with respect to any Borrower Party, as of any date of determination, that as of such date:

(a) the fair value of the assets of such Borrower Party and the aggregate Unfunded Commitments are greater than the total amount of liabilities, including contingent liabilities, of such Borrower Party;

(b) the fair value of the assets of such Borrower Party and the aggregate Unfunded Commitments are not less than the amount that will be required to pay the probable liability of the Borrower Parties on their debts as they become absolute and matured;

(c) such Borrower Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and

(d) such Borrower Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and the aggregate Unfunded Commitments would constitute unreasonably small capital.

For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent liabilities in accordance with applicable federal and state laws governing determinations of insolvency.

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“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.

“SONIA Determination Day” has the meaning specified in the definition of “Daily SONIA”.

“SONIA Rate Day” has the meaning specified in the definition of “Daily SONIA”.

“SOX” means Section 402 of the Sarbanes-Oxley Act of 2002 (codified as Section 13(k) of the Securities Exchange Act of 1934, as amended).

“SOX Insiders” means the directors and officers (or equivalent thereof) of The Goldman Sachs Group, Inc. or any spouse thereof, in each case who, in the reasonable opinion of the relevant Managing Entity (or, if no Managing Entity, the applicable Borrower), constitutes “insiders” of The Goldman Sachs Group, Inc. for purposes of SOX from time to time.

“Sponsor” means, (a) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan and (b) for any Endowment Fund Investor, the state chartered, “not for profit” university or college that has established such fund for its exclusive use and benefit. As used herein, the term “not for profit” means an entity formed not for pecuniary profit or financial gain and for which no part of the assets, income or profit is distributable to, or inures to the benefit of its members, directors or officers.

“Spot Rate” means, for a currency, the rate reasonably determined by the Administrative Agent to be the rate quoted by the Administrative Agent acting in such capacity as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at the time and date of determination.

“Spread Adjusted SONIA” means with respect to any SONIA Business Day, a rate per annum equal to the sum of (a) SONIA for such SONIA Business Day plus (b) 0.1193% (11.93 basis points) per annum for a payment period of three months’ duration.

“Spread Adjusted Term SOFR” means with respect to any applicable Business Day and Interest Period, a rate per annum equal to the sum of (a) Term SOFR for such Interest Period plus (b) the applicable SOFR Spread Adjustment; provided that if Spread Adjusted Term SOFR shall be less than the Floor, Spread Adjusted Term SOFR shall be deemed to be the Floor for purposes of this Credit Agreement.

“Stated Maturity Date” means ~~May 5~~November 3, 2023, as it may be extended pursuant to Section 2.18.

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“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subscription Agreement” means a Subscription Agreement executed by an Investor in connection with the subscription for an Ownership Interest in the applicable Borrower.

“Subsequent Lender” is defined in Section 2.17(a).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, special limited partnership, private limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower Party.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, futures contract, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts: (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under: (a) a so‑called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automatic Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any Available Tenor and Interest Period, a rate per annum equal to the forward-looking term rate for a period comparable to such Available Tenor based on SOFR that is administered by the Term SOFR Administrator (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) at the applicable Reference Time.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR. Term SOFR Loans shall be denominated in Dollars.

“Threshold Amount” means the lesser of (a) $25,000,000 and (b) five percent (5%) of the aggregate Unfunded Commitments at such time.

“Transactions” means the execution, delivery and performance by the Borrower Parties and the Managing Entities of this Credit Agreement and the other Loan Documents, the Borrowing of Loans, the issuance of Letters of Credit and the use of the proceeds thereof.

“Transfer” means to assign, convey, exchange, pledge, sell, transfer or otherwise dispose.

“Type of Loan” means any type of Loan (i.e., a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Term Rate Loan or Daily SONIA Loan).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.01(e).

“UCC” is defined in Section 6.01(f)(i).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to any Investor in a Borrower at any time, the Capital Commitment of such Investor, minus the aggregate Capital Contributions made (or deemed made) to such Borrower by such Investor, plus Returned Capital attributed to such Investor, but “Unfunded Commitment” shall not include that portion of an Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call.

~~“Union Bank” means MUFG Union Bank, N.A.~~

“Unreimbursed Amount” is defined in Section 2.07(c)(i)

“Unused Commitment Fee” is defined in Section 2.10.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02
Other Definitional Provisions

. All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.

(a)
Defined terms used in the singular shall import the plural and vice versa.
(b)
The words “hereof,” “herein,” “hereunder,” and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.
(c)
Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)
The term “including” is by way of example and not limitation.
(e)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

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(g)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.
(h)
With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the Default or Event of Default has occurred and has not yet been cured or waived.
1.03
Times of Day; Rates

. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York. Administrative Agent will notify Borrowers, pursuant to Section 4.08, in advance of any change to the Benchmark rate upon which the interest rate of Loans is based. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Alternative Currency Term Rate, SOFR, Term SOFR or Daily SONIA, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Alternative Currency Term Rate, SOFR, Term SOFR or Daily SONIA or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Alternative Currency Term Rate, SOFR, Term SOFR, Daily SONIA any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Alternative Currency Term Rate, SOFR, Term SOFR, Daily SONIA or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.04
Accounting Terms

. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Borrowers except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrower Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470‑2047 on financial liabilities shall be disregarded.

1.05
Letter of Credit Amounts

. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time will be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time;

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provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit will be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time (as such amount may be reduced by any permanent reduction of such Letter of Credit).

1.06
Exchange Rates; Currency Equivalents.
(a)
The Administrative Agent or the Letter of Credit Issuer shall determine the Spot Rates (in accordance with the definition thereof) as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Borrowings and Principal Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrower Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so reasonably determined by the Administrative Agent or Letter of Credit Issuer.
(b)
Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term SOFR Loan, an Alternative Currency Term Rate Loan or Daily SONIA Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Alternative Currency Term Rate Loan or Daily SONIA Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(c)
Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternative Base Rate, SOFR, any Alternative Currency Term Rate, SONIA or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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1.07
Change of Currency.
(a)
Each obligation of Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the applicable overnight interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)
Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as Administrative Agent and the Borrowers may agree from time to time (without the consent of any other Lenders, but upon notice to all Lenders) to be appropriate to reflect (i) the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro, and (ii) a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08
Divisions

. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

2.
LOANS.
2.01
Revolving Credit Commitment

. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans in Dollars or in one or more Alternative Currencies to Borrowers, on a joint and several basis, and to the Qualified Borrowers, on a several basis, at any time and from time to time in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that, after making any such Loans: (a) such Lender’s Principal Obligation would not exceed such Lender’s Commitment as of such date and (b) the Principal Obligations would not exceed the Available Loan Amount. Subject to the foregoing limitation, the conditions set forth in Section 6 and the other terms and conditions hereof, the Borrower Parties may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.01 shall be funded ratably by each Lender in accordance with its Applicable Percentage of the aggregate Available Loan Amount.

2.02
Borrowings, Conversions and Continuations of Loans.
(a)
Request for Borrowing. Each Borrowing, each conversion of Base Rate Loans, Term SOFR Loans, Alternative Currency Term Rate Loans or Daily SONIA Loans from one Type of Loan to another, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower Party’s irrevocable notice to Administrative

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Agent, which may be given by telephone or, as set forth below, in writing. Each such notice must be received by Administrative Agent not later than 11:00 a.m. at least: (i) two U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans; (ii) five Business Days prior to the requested date of any Borrowing of or conversion to Daily SONIA Loans; (iii) one Business Day prior to the requested date of any Borrowing of or any conversion to Base Rate Loans; (iv) four Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Alternative Currency Term Rate Loans. Each telephonic notice by a Borrower Party pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower Party (and each Loan Notice submitted by a Qualified Borrower must be countersigned by a Responsible Officer of the applicable Borrower). Each Loan Notice (whether telephonic or written) shall specify: (A) whether the Borrower Party is requesting a Borrowing, a conversion of a Loan to another Type of Loan, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans; (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day, the “Loan Date”); (C) the principal amount of Loans to be borrowed, converted or continued; (D) the Type of Loans to which any existing Loans are to be converted; (E) to which account the proceeds of such Borrowing, conversion or continuation should be directed; (F) the currency of the Loans to be borrowed; and (G) with respect to a Term SOFR Loan or Alternative Currency Term Rate Loan, the duration of the Interest Period with respect thereto. If a Borrower Party fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans, and any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans. If a Borrower Party fails to specify an Interest Period with respect to a Term SOFR Loan or Alternative Currency Term Rate Loan, it will be deemed to have specified an Interest Period of one month. Each Loan Notice submitted by a Borrower Party shall be deemed to be a representation and warranty that the applicable conditions specified in Section 6.02 have been satisfied on and as of the date of the applicable Borrowing. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)
Administrative Agent Notification. Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount (and currency) of its share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower Party, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans or Loans denominated in a currency other than Dollars described in the preceding subsection.
(c)
Lender Commitment. Upon receipt of a Loan Notice from Administrative Agent, the Lenders shall make such Loan, on a pro-rata basis, in accordance with their respective Applicable Percentage.
(d)
Tranches; No Obligation to Fund if Maximum Rate Exceeded. Notwithstanding anything to the contrary contained herein, the Borrower Parties shall not have the right to have more than 20 Term SOFR Loans and Alternative Currency Term Rate Loans, in the aggregate, outstanding hereunder at any one time during the Availability Period, nor shall any Lender be obligated to fund any Loan if the interest rate applicable thereto under Section 2.05(a) would exceed the Maximum Rate in effect with respect to such Loan.

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(e)
Continuations and Conversions of Loans. Except as otherwise provided herein, a Term SOFR Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of an Event of Default or Default under Sections 11.01 or 10.01(h), no Loans may be requested as, converted to or continued as Term SOFR Loans, Alternative Currency Term Rate Loans or Daily SONIA Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto or otherwise on demand. Any Term SOFR Loan or Alternative Currency Term Rate Loan shall automatically continue as a Term SOFR Loans or Alternative Currency Term Rate Loan, as applicable, without any further action of any Borrower Party.
(f)
Eurodollar Rate Loans. Any Eurodollar Rate Loans (as defined in this Credit Agreement prior to giving effect to the Sixth Amendment) that are outstanding as of the Sixth Amendment Effective Date (the “Existing Eurodollar Rate Loans”) shall automatically convert to Term SOFR Loans with an equivalent interest period at the end of the applicable Loan’s Interest Period in effect as of the Sixth Amendment Effective Date. Any interest accrued on such Existing Eurodollar Rate Loans prior to the Sixth Amendment Effective Date will be payable to the Lenders on the next Interest Payment Date following the Sixth Amendment Effective Date. For the avoidance of doubt, Existing Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans.
2.03
Minimum Loan Amounts

. Each Borrowing of, conversion to or continuation of Loans shall be in a principal amount that is an integral multiple of $50,000 and not less than $250,000, either individually or, if multiple Borrowings, conversions or continuations are made simultaneously, in the aggregate; provided, however, that a Base Rate Loan or Daily SONIA Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that, in the case of a Base Rate Loan, is required for the reimbursement of a Letter of Credit under Section 2.07(e).

2.04
Funding.
(a)
Funding by Lenders; Presumption by Administrative Agent. Each Lender shall in accordance with the terms hereof, on any Loan Date, make the proceeds of its ratable share of each Borrowing available to Administrative Agent in Same Day Funds at Administrative Agent’s Office in the applicable currency for the account of the appropriate Borrower Party (or, if otherwise agreed between such Lender and such Borrower Party and upon fulfillment of all applicable conditions set forth herein, directly to such Borrower Party as specified in the Loan Notice, or, if requested by such Borrower Party in the Loan Notice, shall wire transfer such funds as requested) no later than 2:00 p.m. in the case of any Loan denominated in Dollars on the Loan Date in Same Day Funds and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Loan Date in Same Day Funds, and upon fulfillment of all applicable conditions set forth herein, Administrative Agent shall promptly transfer such proceeds in Same Day Funds to such Borrower Party’s account as specified in the Loan Notice, or, if requested by such Borrower Party in the Loan Notice, shall wire transfer such funds as requested; provided, however, that (i) if, in connection with a particular Borrowing, the 2:00 p.m. time in this sentence is not met as a result of an operational or technical error, issue or oversight, then the 2:00 p.m. time in this sentence shall instead be 3:00 p.m., (ii) [reserved], and (iii) if a single entity is the only Lender, such Lender may wire such funds directly to the Borrower Party (or as directed by the Borrower Party) as specified in the Loan Notice. The failure of any

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Lender to advance the proceeds of its respective share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its ratable share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender prior to the proposed Loan Date that such Lender will not make available to Administrative Agent such Lender’s share, as applicable, of such Borrowing, Administrative Agent may assume that each Lender has made its ratable share of the requested Borrowing available to Administrative Agent on the applicable Loan Date in the applicable currency, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the appropriate Borrower Party a corresponding amount.
(b)
Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 12.06(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 12.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 12.06(c).
2.05
Interest.
(a)
Interest Rate. Subject to the provisions of clause (b) below:
(i)
each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Spread Adjusted Term SOFR for such Interest Period plus the Applicable Margin, all in accordance with Section 2.02;
(ii)
each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Alternative Currency Term Rate for such Interest Period plus the Applicable Margin, all in accordance with Section 2.02;
(iii)
each Daily SONIA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily SONIA plus the Applicable Margin, all in accordance with Section 2.02; and
(iv)
each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Alternative Base Rate plus the Applicable Margin in accordance with Section 2.02.
(b)
Default Rate.
(i)
If any amount of principal of the Obligations is not paid when due (without regard to any applicable grace periods), then (in lieu of the interest rate provided in Section 2.05(a) and unless such payment is waived pursuant to Section 12.01) such amount shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.
(ii)
If any amount (other than principal of the Obligations) payable by a Borrower Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (in lieu of the interest rate provided in Section 2.05(a) and unless such payment is waived pursuant to Section 12.01), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate.

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(c)
Conforming Changes. In connection with the use or administration of the Benchmarks, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark (other than as set forth in the definition of “Conforming Changes”).
2.06
Determination of Rate

. Each change in the rate of interest for any Borrowing or any portion thereof shall become effective, without prior notice to the Borrower Parties, automatically as of the opening of business of Administrative Agent on the date of said change. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower Parties and the Lenders of any change in MUFG’s prime rate used in determining the Alternative Base Rate promptly following the public announcement of such change. Administrative Agent will promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for applicable Loans upon determination of such interest rate. The determination of the Term SOFR, any Alternative Currency Term Rate, Daily SONIA or any other Benchmark by Administrative Agent shall be conclusive in the absence of manifest error. Administrative Agent will bill Borrowers on behalf of all Lenders with respect to interest on Term SOFR Loans, Alternative Currency Term Rate Loans, Daily SONIA Loans and Base Rate Loans.

2.07
Letters of Credit.
(a)
Letter of Credit Commitment.
(i)
Subject to the terms and conditions hereof, on any Business Day during the Availability Period: (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.07: (1) to issue Letters of Credit in Dollars or in one or more Alternative Currencies for the account of a Borrower Party, in aggregate face amounts that may be not less than $100,000 or the Dollar Equivalent thereof, as a Borrower Party may request (except to the extent a lesser amount is requested by such Borrower Party and agreed by Administrative Agent and the Letter of Credit Issuer), and to amend or extend (in accordance with subsection (b)) Letters of Credit previously issued by it; and (2) to honor drawings under the Letters of Credit; and (B) Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower Party and any drawings thereunder; provided, however that after giving effect to any L/C Credit Extension with respect to any Letter of Credit: (1) the Dollar Equivalent of the Principal Obligation will not exceed the Available Loan Amount; (2) the Dollar Equivalent of the Applicable Percentage of any Lender’s share of Principal Obligations (including any participations in Letter of Credit Obligations) may not exceed such Lender’s Commitment; and (3) the Dollar Equivalent of the Letter of Credit Obligations will not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit will be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower Party’s ability to obtain Letters of Credit will be fully revolving, and accordingly a Borrower Party may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired (without any pending drawing) or that have been drawn upon and reimbursed. The Letter of Credit Issuer will have the right to approve the form of Letter of Credit requested.

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(ii)
The Letter of Credit Issuer will not issue any Letter of Credit, if: (A) subject to Section 2.07(b)(iii), the expiry date of such Letter of Credit would occur more than 12 months after the date of issuance or last extension, unless the Letter of Credit Issuer has approved such expiry date in its sole discretion; or (B) the expiry date of such Letter of Credit would occur after the Stated Maturity Date, without the consent of the Letter of Credit Issuer and all Lenders.
(iii)
The Letter of Credit Issuer will be under no obligation to issue any Letter of Credit if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator by its terms purports to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer prohibits, or requests that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or imposes upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or imposes upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it (for which the Letter of Credit Issuer is not otherwise compensated hereunder);
(B)
the issuance of such Letter of Credit would violate any Laws or one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;
(C)
such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(D)
such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(E)
any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the applicable Borrower Party or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)
The Letter of Credit Issuer will be under no obligation to amend any Letter of Credit if: (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

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(v)
The Letter of Credit Issuer will act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer has all of the benefits and immunities: (A) provided to Administrative Agent in Section 12 with respect to any acts taken or omissions suffered by Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12 included Letter of Credit Issuer with respect to such acts or omissions; and (B) as additionally provided herein with respect to Letter of Credit Issuer.
(b)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)
Each Letter of Credit will be issued or amended, as the case may be, upon the request of a Borrower Party made in the form of a Request for Credit Extension delivered to the Letter of Credit Issuer (with a copy to Administrative Agent), appropriately completed and signed by a Responsible Officer of such Borrower Party, together with a Borrowing Base Certificate. Such Request for Credit Extension may be sent by fax, by United States mail, by overnight courier, by electronic transmission using the system provided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer. Such Request for Credit Extension must be received by the Letter of Credit Issuer and Administrative Agent not later than 11:00 a.m. at least: (x) two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit in Dollars; and (y) four Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit in an Alternative Currency, (or, in any case, such later date and time as Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in their sole discretion). In the case of a request for an initial issuance of a Letter of Credit, each Request for Letter of Credit must specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which must be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency of the Letter of Credit to be issued; and (H) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, the related Request for Letter of Credit must specify in form and detail satisfactory to the Letter of Credit Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which must be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the applicable Borrower Party agrees to furnish to the Letter of Credit Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any additional Issuer Documents, as the Letter of Credit Issuer or Administrative Agent may reasonably require.
(ii)
Promptly after receipt of any Request for Credit Extension relating to a Letter of Credit, the Letter of Credit Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Request for Credit Extension from a Borrower Party and, if not, the Letter of Credit Issuer will provide Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Lender, Administrative Agent or any Borrower Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter

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of Credit, that one or more applicable conditions contained in Section 6 is not then satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer will, on the requested date, issue a Letter of Credit for the account of such Borrower Party or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender will be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit. With the approval of Administrative Agent and the Letter of Credit Issuer, the risk participation of each Lender will terminate upon the occurrence of the Maturity Date and the full and final payment of the Obligations (other than the Cash Collateralized Letter of Credit Obligations described below), and the Issuer Documents, rather than this Credit Agreement, will govern the rights and obligations of Administrative Agent, Letter of Credit Issuer and Borrower Parties with respect to such Letter of Credit Obligations, so long as Borrower has Cash Collateralized all Letter of Credit Obligations then outstanding, to the satisfaction of Administrative Agent and Letter of Credit Issuer, in their respective sole discretion.
(iii)
If any Borrower so requests in any applicable Request for Credit Extension, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, a Borrower Party will not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders are hereby deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Stated Maturity Date; provided, however, that the Letter of Credit Issuer will not permit any such extension if: (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (a)(i), (a)(ii) or (a)(iii) of Section 2.07 or otherwise); or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 6.02 and, if applicable, Section 6.03 is not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(iv)
Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the applicable Borrower Party and Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)
Drawings and Reimbursements; Funding of Participation.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Letter of Credit Issuer will notify the applicable

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Borrower Party and Administrative Agent thereof. In the case of a Letter of Credit denominated in any Alternative Currency, the applicable Borrower Party shall reimburse the Letter of Credit Issuer in such Alternative Currency, as applicable, unless: (A) Letter of Credit Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars; or (B) in the absence of any such specification in such notice for reimbursement in Dollars, the applicable Borrower Party shall have notified Letter of Credit Issuer promptly following receipt of the notice of drawing that such Borrower Party will reimburse Letter of Credit Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Letter of Credit Issuer shall notify the applicable Borrower Party of the Dollar Equivalent of the amount of the drawing in such notice. Not later than 11:00 a.m. on the date of any payment by the Letter of Credit Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Letter of Credit Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (or, if such payment by the Letter of Credit Issuer is made after 11:00 a.m., then on the next succeeding Business Day) (each such date, an “Honor Date”), the applicable Borrower Party will reimburse the Letter of Credit Issuer through Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (x) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.07(c) and (y) the Dollar amount paid by the applicable Borrower Party, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, each Borrower Party agrees, as a separate and independent obligation, to jointly and severally indemnify the Letter of Credit Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If a Borrower Party fails to so reimburse the Letter of Credit Issuer by such time, Administrative Agent will promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower Party will be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Available Loan Amount and the conditions set forth in Section 6.02 and, if applicable, Section 6.03 (other than the delivery of a Loan Notice). Any notice given by the Letter of Credit Issuer or Administrative Agent pursuant to this Section 2.07(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation will not affect the conclusiveness or binding effect of such notice.
(ii)
Each Lender (including the Lender acting as Letter of Credit Issuer) will, upon any notice pursuant to Section 2.07(c)(i), make funds available (and Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Letter of Credit Issuer at Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.07(c)(iii), each Lender that so makes funds available will be deemed to have made a Base Rate Loan to Borrower in such amount. Administrative Agent will remit the funds so received to the Letter of Credit Issuer.
(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 6.02 and, if

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applicable, Section 6.03, cannot be satisfied or for any other reason, the applicable Borrower Party will be deemed to have incurred from the Letter of Credit Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing is due and payable on demand (together with interest) and will bear interest at the Default Rate. In such event, each Lender’s payment to Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.07(c)(ii) will be deemed payment in respect of its participation in such L/C Borrowing and will constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.07.
(iv)
Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.07(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount will be solely for the account of the Letter of Credit Issuer.
(v)
Each Lender’s obligation to make Loans or L/C Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.07(c), is absolute and unconditional and will not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Letter of Credit Issuer, any Borrower Party, or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.07(c) is subject to the conditions set forth in Section 6.02 and, if applicable, Section 6.03 (other than delivery of a Loan Notice). No such making of an L/C Advance relieves or otherwise impairs the obligation of any Borrower Party to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.
(vi)
If any Lender fails to make available to Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.07(c) by the time specified in Section 2.07(c)(ii), then, without limiting the other provisions of this Credit Agreement, the Letter of Credit Issuer is hereby entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the greater of the Overnight Rate from time to time in effect and a rate determined by the Letter of Credit Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid will constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the Letter of Credit Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) will be conclusive absent manifest error.
(d)
Repayment of Participations.
(i)
At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect

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of such payment in accordance with Section 2.07(c), if Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower Party or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Administrative Agent.
(ii)
If any payment received by Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.07(c)(i) is required to be returned under any of the circumstances described in Section 12.04 (including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Lender must pay to Administrative Agent for the account of the Letter of Credit Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of Lenders under this clause (ii) will survive the payment in full of the Obligations and the termination of this Credit Agreement.
(e)
Obligations Absolute. The obligation of each Borrower Party to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing is absolute, unconditional and irrevocable, and will be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;
(ii)
the existence of any claim, counterclaim, set-off, defense or other right that any Borrower Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of a Borrower Party or any waiver by the Letter of Credit Issuer which does not in fact materially prejudice a Borrower Party;
(v)
honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)
any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

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(vii)
any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower Party.

Each Borrower Party will promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower Party’s instructions or other irregularity, such Borrower Party will immediately notify the Letter of Credit Issuer. Each Borrower Party is hereby conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents unless such notice is given as aforesaid.

(f)
Role of Letter of Credit Issuer. Each Lender and each Borrower Party agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer will not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer will be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or related Request for Credit Extension. Each Borrower Party hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and will not, preclude each Borrower Party’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the Letter of Credit Issuer, any of its Related Parties, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, is liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.07(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower Party may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to such Borrower Party, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower Party which such Borrower Party proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer is not responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (known as SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g)
Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof control.
(h)
Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Letter of Credit Issuer and the applicable Borrower Party when a Letter of Credit is issued the rules of the ISP apply to each Letter of Credit. Notwithstanding the foregoing, Letter of Credit Issuer is not responsible to the Borrower Parties for, and Letter of Credit Issuer’s rights and remedies against any Borrower Party will not be impaired by, any action or inaction of the Letter of Credit Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the Law or any order of a jurisdiction where Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
2.08
Payment of Borrower Guaranties

. In consideration of Lenders’ agreement to advance funds to a Qualified Borrower hereunder, to cause Letters of Credit to be issued for the account of a Qualified Borrower, and to accept Borrower Guaranties in support thereof, each Borrower hereby authorizes, empowers, and directs Administrative Agent, for the benefit of itself, the Letter of Credit Issuer and the Lenders, to disburse directly to Lenders or the Letter of Credit Issuer, as applicable, with notice to Borrowers, in Same Day Funds an amount equal to the amount due and owing under any Qualified Borrower Promissory Note or Borrower Guaranty, together with all interest, costs, expenses and fees due to Lenders and the Letter of Credit Issuer pursuant thereto in the event the applicable Lender shall have not received the applicable payment when due. Administrative Agent will promptly notify Borrowers of any disbursement made to Lenders or the Letter of Credit Issuer pursuant to the terms hereof, provided that the failure to give such notice shall not affect the validity of the disbursement. Any such disbursement made by Administrative Agent to Lenders or the Letter of Credit Issuer shall be deemed to be a Base Rate Loan, and Borrowers shall be deemed to have given to Administrative Agent, in accordance with the terms and conditions of Section 2.02(a), a Loan Notice with respect thereto. Administrative Agent may conclusively rely (absent manifest error) on Lenders as to the amount due to Lenders or the Letter of Credit Issuer under any Qualified Borrower Promissory Note or Borrower Guaranty.

2.09
Use of Proceeds and Letters of Credit

. The proceeds of the Loans and the Letters of Credit shall be used solely for the purposes permitted under the Governing Agreements and the Constituent Documents of the Borrower Parties, including, if and to the extent permitted under the Governing Agreements, to finance investment activities, to provide working capital, to pay Borrower Expenses and for other permitted purposes (including, for the avoidance of doubt, to pay dividends or distributions on its outstanding equity interest). None of the Lenders, Agents, the Letter of Credit Issuer or Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to any Borrower Party’s use of the proceeds of the Loans or the Letters of Credit, and none of the Lenders, Agents, the Letter of Credit Issuer or Administrative Agent shall be obligated to determine whether or not any Borrower Party’s use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under the Governing Agreements or such Constituent Documents. Nothing, including, without limitation, any Borrowing, any conversion or continuation thereof or any L/C Credit Extension, or acceptance of any other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by any Secured Party as to whether any Portfolio Investment or any other use of the proceeds of the Loans by Borrower Parties is permitted by the terms of the Governing Agreements or the Constituent Documents of any Borrower Party.

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2.10
Unused Commitment Fee

. In addition to the payments provided for in Section 3 and subject to Section 2.14(a)(iii), Borrowers shall pay to (a) Administrative Agent, for the account of each Lender or (b) if directed by Administrative Agent at such times as there is only one Lender, such Lender at its Lending Office, an unused commitment fee (an “Unused Commitment Fee”) which shall accrue at a rate per annum equal to the product of: (i) the average daily difference during the immediately preceding calendar month between (A) such Lender’s Commitment and (B) such Lender’s outstanding Principal Obligation (including its participation in the Letter of Credit Obligations) (on a Dollar Equivalent basis) during such calendar month, and (ii) ~~25~~35 basis points (~~0.25~~0.35%) per annum. The Unused Commitment Fee shall be payable in arrears in Dollars on the first Business Day of each calendar quarter for the preceding calendar quarter. Borrowers and Lenders acknowledge and agree that the Unused Commitment Fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrowers as described herein and for no other purposes.

2.11
Administrative Agent and Arranger Fees

. Borrowers shall pay to Administrative Agent and Arranger fees in consideration of the arrangement of the Commitments and administration of this Credit Agreement in Dollars, which fees shall be payable in amounts and on the dates agreed to between Borrowers and Administrative Agent and Borrowers and the Arranger in separate fee letter agreements.

2.12
Letter of Credit Fees.
(a)
Letter of Credit Fee. The Borrower Parties will pay to Administrative Agent for the account of each Lender in accordance, subject to Section 2.14, with its Applicable Percentage, a fee for each Letter of Credit (the “Letter of Credit Fee”) equal to the Applicable Margin per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Such fee is: (i) due and payable in quarterly installments in arrears on the first Business Day of each calendar quarter for the preceding calendar quarter, commencing on the first such date to occur after the issuance of any Letter of Credit, on the Maturity Date, and thereafter (if applicable following an Event of Default or the issuance of a replacement letter of credit) on demand; and (ii) computed quarterly in arrears. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.05. If there is any change in the Applicable Margin during any quarter, the Dollar Equivalent of the daily amount available to be drawn under each Letter of Credit will be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, such fee will accrue at the Default Rate.
(b)
Fronting Fee and Administrative Charges. The Borrower Parties must pay to the Letter of Credit Issuer, for its own account, in consideration of the issuance and fronting of Letters of Credit, a fronting fee with respect to each Letter of Credit, at a rate agreed to between Borrowers and the Letter of Credit Issuer in separate fee letter agreements, with such amounts computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee is due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter (if applicable) on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be

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drawn under any Letter of Credit, the amount of such Letter of Credit will be determined in accordance with Section 1.05. In addition, the Borrower Parties will pay directly to the Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
2.13
Computation of Interest and Fees

. All computations of interest for Base Rate Loans when the Alternative Base Rate is determined by MUFG’s “prime rate” or the Federal Funds Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan from and including the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.04, bear interest for one day. All interest hereunder on any Loan shall be computed on a daily basis based on upon the outstanding principal amount of such Loan as of the applicable date of determination.

2.14
Defaulting Lenders.
(a)
Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)
Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in Section 12.01 and/or the definition of “Required Lenders”.
(ii)
Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent, or to be paid, for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 12.02), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrowers, to be held in a non-interest bearing deposit account and released pro rata in order to: (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement; and (y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts

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owing to the Lenders or the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Letter of Credit Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower Parties as a result of any judgment of a court of competent jurisdiction (or written settlement agreement) obtained by any Borrower Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro-rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Applicable Percentages hereunder without giving effect to Section 2.17(a)(iv) that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)
Certain Fees.
(A)
A Defaulting Lender (x) is not entitled to receive any Unused Commitment Fee payable under Section 2.10 for any period during which that Lender is a Defaulting Lender (and the Borrower Parties will not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender unless otherwise provided for herein); and (y) is limited in its right to receive Letter of Credit Fees as provided in Section 2.12.
(B)
Each Defaulting Lender will be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)
With respect to any fee payable under Section 2.10 or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or clause (B) above, the Borrower Parties will: (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below; (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender; and (z) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations will

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be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that: (x) the conditions set forth in Sections 6.02(a) and 6.02(b) are satisfied at the time of such reallocation (and, unless the Borrower Parties have otherwise notified Administrative Agent at such time, the Borrower Parties are hereby deemed to have represented and warranted at such time that such conditions are satisfied); and (y) such reallocation does not cause the aggregate Applicable Percentage of any Non-Defaulting Lender’s share of Principal Obligations (including its participation in any Letter of Credit Obligations) to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.26, no reallocation hereunder will constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)
Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower Parties will, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)
Defaulting Lender Cure. If Borrowers and Administrative Agent and the Letter of Credit Issuer (each in its sole discretion) agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro-rata basis by the Lenders in accordance with their Applicable Percentage (without giving effect to Section 2.14(a)(iv)) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower Parties while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.15
Joint and Several Liability

. Each Borrower acknowledges, agrees, represents and warrants the following:

(a)
Inducement. The Lenders have been induced to make the Loans to, and the Letter of Credit Issuer has been induced to issue Letters of Credit for the account of, the Borrower Parties in part based upon the assurances by each Borrower Party that such Borrower Party desires that the obligations under the Loan Documents be honored and enforced as separate obligations of such Borrower Party, should Administrative Agent, Letter of Credit Issuer and the Lenders desire to do so.
(b)
Combined Liability. Notwithstanding the foregoing, Borrowers shall be jointly and severally liable to the Lenders for the Loans, Letter of Credit Obligations and the other Obligations, including indemnities, and Administrative Agent, Letter of Credit Issuer and the Lenders may at their option enforce the entire amount of the Loans, Letter of Credit Obligations and the other Obligations against any one or more Borrowers.

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(c)
Separate Exercise of Remedies. Administrative Agent (on behalf of the Secured Parties) may exercise remedies against each Borrower Party and its property separately, whether or not Administrative Agent exercises remedies against any other Borrower Party or its property. Administrative Agent may enforce one or more Borrower Party’s obligations without enforcing any other Borrower Party’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one or more Borrower Party’s obligations shall not in any way limit Administrative Agent’s right to enforce the obligations of any other Borrower Party.
2.16
Cash Collateral.
(a)
Certain Credit Support Events. If: (i) the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid in accordance with the provisions of this Credit Agreement; (ii) as of the Letter of Credit Cash Collateralization Date, any Letter of Credit Obligations for any reason remains outstanding, provided, however, that no Cash Collateralization will be required with respect to Letters of Credit if Borrower has delivered a Facility Extension Request and satisfied all the requirements of Section 2.18, other than the payment of fees thereunder, on or prior to the Letter of Credit Cash Collateralization Date; (iii) the applicable Borrower Party is required to provide Cash Collateral pursuant to Section 10.02(d) or the proviso to Section 10.02; or (iv) any Lender is a Defaulting Lender; the Borrower Parties will immediately (in the case of clause (iii) above) or within two Business Days (in all other cases) following any request by Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than Administrative Agent or the other Secured Parties, or that the total amount of such funds is less than the Minimum Collateral Amount, Borrower Parties will, forthwith upon demand by Administrative Agent, pay to Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such Minimum Collateral Amount over (y) the total amount of funds, if any, then held as Cash Collateral that Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds will be applied, to the extent permitted under applicable Laws, to reimburse the Letter of Credit Issuer.
(b)
Grant of Security Interest. The Borrower Parties, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of the Secured Parties, and agrees to maintain, a first priority security interest (subject to Permitted Liens) in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent for the benefit of the Secured Parties as herein provided or a Permitted Lien, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower Parties will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) will be maintained in blocked, non-interest-bearing deposit accounts at MUFG ~~or Union Bank~~. The Borrower Parties agree to pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

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(c)
Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.07, 2.14, 3.05, 3.07 or 10.02 in respect of Letters of Credit will be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)
Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations will be released promptly following: (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.11(b)(vii))); or (ii) the reasonable determination by Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral; provided, however: (x) that Cash Collateral furnished by or on behalf of a Borrower Party may not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 10.05); and (y) the Person providing Cash Collateral and the Letter of Credit Issuer may agree that Cash Collateral may not be released but instead will be held to support future anticipated Fronting Exposure or other obligations.
2.17
Increase in the Maximum Commitment.
(a)
Administrative Agent shall, at the request of Borrowers from time to time, increase no more than six times, the Maximum Commitment to the amount requested by Borrowers by: (x) admitting additional lenders hereunder (each, a “Subsequent Lender”); or (y) increasing the Commitment of any Lender (each, an “Increasing Lender”); or both, subject to the following conditions and Section 2.17(b):
(i)
Borrowers shall have delivered to Administrative Agent the Facility Increase Request (and Administrative Agent shall promptly deliver copies of such notice to the Lenders);
(ii)
If requested pursuant to Section 3.01, Borrowers shall, as applicable, execute a new Note payable to each requesting Subsequent Lender and each requesting Increasing Lender;
(iii)
After giving effect to the increase in the Lender’s Commitment, the Maximum Commitment will not exceed $500,000,000;
(iv)
The increase in the aggregate amount of Lenders’ Commitments shall be in the minimum amount of $10,000,000 or such lesser remaining amount available pursuant to clause (iii) above;
(v)
No Default or Event of Default shall have occurred and be continuing or would result from such increase in the Lenders’ Commitments;
(vi)
As of the date of such increase, the representations and warranties contained in Section 7 shall be true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct

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in all material respects as of such earlier date and except that for the purposes of this Section 2.17(a)(vi), the representations and warranties contained in Section 7.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01;
(vii)
(A) unless previously agreed in writing, each Increasing Lender shall have consented to such increase in writing; and (B) each Subsequent Lender shall have executed a Lender Joinder Agreement to this Credit Agreement in a form acceptable to Administrative Agent and the Borrowers; and
(viii)
Borrowers shall pay the applicable Facility Increase Fee.
(b)
Notwithstanding anything else in the foregoing: (i) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without such existing Lender’s consent; and (ii) no Lender shall become an Increasing Lender without such Lender’s consent.
(c)
On any date the credit facility is increased pursuant to any Facility Increase Request (whether pursuant to a Subsequent Lender joining the credit facility or an Increasing Lender increasing its Commitment), the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit hereunder (including any Loans made by any Subsequent Lender or Increasing Lender pursuant to this Section 2.17) such that, after giving effect thereto, the ratio of each Lender's (including each Subsequent Lender's and/or each Increasing Lender's) share of outstanding Loans and participations in Letters of Credit to its share of Commitments is the same as that of each other Lender. For the avoidance of doubt, such reallocation may require the reallocation of Loans from a Subsequent Lender or Increasing Lender. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.04 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans.
2.18
Extension of Stated Maturity Date

. So long as (x) no Event of Default or Default has occurred and is continuing on the date on which notice is given in accordance with the following clause (a) or on the Stated Maturity Date and (y) the representations and warranties contained in Section 7 or in any other Loan Document are true and correct in all material respects (without duplication of any materiality qualifications) on and as of the date on which notice is given in accordance with the following clause (a) and on the Stated Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifications) as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in Section 7.07 are hereby deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01, the Borrowers may ~~request to~~ extend the Stated Maturity Date to a Business Day that is not later than ~~12~~6 months after the then-effective Stated Maturity Date, no more than one time, upon: (a) delivery of a Facility Extension Request to Administrative Agent at least 30 days, but no more than 90 days, prior to the Stated Maturity Date then in effect or such shorter time period as Administrative Agent may agree; (b) payment to Administrative Agent for the benefit of the Lenders of a facility extension fee equal to ~~25~~11.67 basis points on the then-existing Maximum Commitment; and (c) payment by the Borrowers of all fees to Administrative Agent and the Lenders to the extent then due~~; and (d) consent of the extending Lenders~~. Administrative Agent agrees to deliver written confirmation of any extension to the Borrowers.

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3.
PAYMENT OF OBLIGATIONS.
3.01
Notes

. Any Lender may request that the Loans to be made by such Lender to the Borrower Parties hereunder shall be evidenced by promissory notes. If so requested, the Notes shall: (a)(i) if payable to the Administrative Agent, collectively be in the amount of the Maximum Commitment or (ii) if payable to a Lender, be in the amount of aggregate Commitments of the applicable Lender; (b)(i) except as provided in the penultimate sentence of this Section 3.01, be payable to Administrative Agent for the account of the Lenders or their registered assigns at the principal office of Administrative Agent or (ii) if requested at such times as there is only one Lender, such Lender or such other administrator or trustee for such Lender as such Lender may designate (or, if requested by such Lender, to such Lender and its registered assigns); (c) bear interest in accordance with Section 2.05; (d) be substantially in the form of Exhibit A attached hereto (with blanks appropriately completed in conformity herewith); and (e) be made by the appropriate Borrower Party. The Loans to be made by Lenders to Qualified Borrowers hereunder shall be evidenced by a promissory note of each such Qualified Borrower. Each Qualified Borrower Promissory Note shall (A) be in the amount of the Loans to be advanced to such Qualified Borrower; (B)(i) be payable to Administrative Agent for the account of the Lenders or their registered assigns, at the principal office of Administrative Agent or (ii) if requested at such times as there is only one Lender, such Lender or such other administrator or trustee for such Lender as such Lender may designate in writing (or, if requested by such Lender in writing, to such Lender and its registered assigns); (C) bear interest in accordance with Section 2.05; (D) be substantially in the form of Exhibit C attached hereto (with blanks appropriately completed in conformity herewith); and (E) be duly executed by such Qualified Borrower. Each Borrower Party agrees, from time to time, upon the request of Administrative Agent, to reissue new Notes to Administrative Agent (or such Lender in accordance with the next sentence and Section 12.11) in substitution for the Note previously issued by such Borrower Party. Notwithstanding the foregoing, each Borrower Party agrees, from time to time upon the request of any Lender, to issue a separate Note to such Lender in the amount of that Lender’s Commitments and, if necessary, issue a replacement Note to Administrative Agent and each applicable Lender, such that all Notes then outstanding collectively provide for the Maximum Commitment. Any issuance of a Note to a Lender shall be pursuant to this Section 3.01.

3.02
Payment of Obligation

. The principal amount of the Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

3.03
Payment of Interest.
(a)
Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by Administrative Agent, consistent with the provisions of Section 2.05, notwithstanding whether any Borrower Party received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from a Borrower Party, then such Borrowing shall be considered made at the time of the transmission of the wire, in accordance with the Loan Notice, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other Same Day Funds by Administrative Agent.

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(b)
Interest Payment Dates. Accrued and unpaid interest (i) on the Obligations, including any interest payable on any Loans prepaid pursuant to Section 3.06, shall be due and payable in arrears on each Interest Payment Date, and (ii) at any time and from time to time when an Event of Default has occurred and is continuing, upon demand by Administrative Agent. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
3.04
Payments of Obligation.
(a)
Payments Generally. All payments of principal and interest on the Obligations under this Credit Agreement by any Borrower Party to or for the account of Lenders, or any one of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by such Borrower Party. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower Parties hereunder shall be made to (i) Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars or (ii) if requested by Administrative Agent at such times as there is only one Lender, directly to the applicable Lender at its Lending Office and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower Parties hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
(b)
With respect to payments made pursuant to clause (a) above, funds received (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by Administrative Agent in the case of payments in an Alternative Currency, shall in each case be treated for all purposes as having been received by Administrative Agent or, if applicable a Lender on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its applicable share (or other applicable share as provided herein) of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to the appropriate Lender. If any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)
Clawback.
(i)
Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans, Alternative Currency Term Rate Loans, Daily SONIA Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that the Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or, in

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the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the applicable Borrower Party a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and, if the applicable Lender fails to pay its amount upon Administrative Agent’s demand, the applicable Borrower Party severally agrees to pay to Administrative Agent within two Business Days of demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower Party to but excluding the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by a Borrower Party, the interest rate applicable to such borrowing; provided, however, that if funds are not available to such Borrower Party in the applicable Collateral Accounts to make payment on demand, to the extent that it is necessary for the applicable Borrower to issue a Capital Call to fund such required payment, such payment shall be made within 20 Business Days after Administrative Agent’s demand (and, in any event, such Borrower shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received). If any Borrower Party and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to such Borrower Party the amount of such interest paid by such Borrower Party for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower Party shall be without prejudice to any claim such Borrower Party may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)
Payments by Borrower Parties; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from a Borrower Party prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that such Borrower Party will not make such payment, Administrative Agent may assume that such Borrower Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if such Borrower Party has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate.

A notice of Administrative Agent to any Lender or any Borrower Party with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

3.05
Mandatory Prepayment.
(a)
Excess Loans Outstanding. If, on any day and subject to Section 5.02(c), the portion of the Principal Obligation exceeds (a) the Available Loan Amount (including, without limitation, as a result of an Exclusion Event or changes in the Inclusion Percentage) or (b) the maximum amount, if any, of indebtedness permitted to be incurred under the Governing Agreements (each, a

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“Mandatory Prepayment Event”), then the Borrowers shall pay such excess (the “Mandatory Prepayment Amount”) to (i) Administrative Agent, for the benefit of Lenders, or (ii) if requested by the Administrative Agent at such times as there is only one Lender, the Lender, in Same Day Funds (the “Mandatory Prepayment Due Date”): (A) within three Business Days after demand by Administrative Agent, to the extent such funds are available in the Collateral Accounts; and (B) promptly (but in no event later than 20 days of demand by Administrative Agent), to the extent that it is necessary for the Borrowers to issue a Capital Call to fund such required payment (and one or more Borrowers (or the applicable Managing Entity) shall issue such Capital Calls during such time).
(b)
Excess Letters of Credit Outstanding. If the amount of any Mandatory Prepayment Amount exceeds the Principal Obligation attributable to Loans (plus, for the avoidance of doubt, any other then-due Obligation of the Borrower Parties other than Letter of Credit Obligations), the applicable Borrower Party must Cash Collateralize the Letter of Credit Obligations in the amount sufficient that, after giving effect to such prepayment and any Capital Calls to fund it, no such Mandatory Prepayment Amount would exist, when required pursuant to the terms of Section 3.04(a).
3.06
Voluntary Prepayments

. Any Borrower Party may, upon delivery of a Repayment Notice to the Administrative Agent which may be conditioned upon the occurrence of a financing or other event, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) such Repayment Notice must be received by Administrative Agent not later than 11:00 a.m.: (i) two U.S. Government Securities Business Days prior to any date of prepayment of Term SOFR Loans; (ii) on the date of prepayment of Base Rate Loans; (iii) five Business Days prior to any date of prepayment of Daily SONIA Loans; and (iv) four Business Days prior to the date of prepayment of Alternative Currency Term Rate Loans; and (b) any prepayment of Loans shall be in a Dollar Equivalent principal amount of $250,000 or a whole multiple of $250,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such Repayment Notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such Repayment Notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such Repayment Notice is given by a Borrower Party, such Borrower Party shall make such prepayment and the payment amount specified in such Repayment Notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by (to the extent timely invoiced to the relevant Borrower) any additional amounts required pursuant to Section 4.05. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective share of the Type(s) of Loans to be repaid.

3.07
Reduction or Early Termination of Commitments

. So long as no Request for Credit Extension is outstanding, Borrowers may terminate the Commitments, or reduce the Maximum Commitment, by giving prior written notice, which may be conditioned upon the occurrence of a financing or other event, to the Administrative Agent of such termination or reduction three Business Days prior to the effective date of such termination or reduction (which date shall be specified by Borrowers in such notice), provided that: (a) any such partial reduction shall be in an aggregate Dollar Equivalent amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof; and (b) Borrowers shall not terminate or reduce the aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Principal Obligation would exceed the aggregate Commitments (except that if such Principal Obligation consists solely of Letter of Credit Obligations, the Borrower Parties may provide Cash Collateral for such Letter of Credit Obligations and terminate the aggregate Commitments).

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Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate Commitments. In no event may Borrowers reduce the aggregate Commitments to $5,000,000 or less (other than by a termination of all the Commitments), except in the case that the outstanding Principal Obligation consists solely of Letter of Credit Obligations, in which case the Borrower Parties may reduce the aggregate Commitments to the amount of Letter of Credit Obligations outstanding. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Applicable Percentages, unless each Lender shall agree otherwise. All fees accrued until the effective date of any termination of the aggregate Commitments shall be paid on the effective date of such termination. Promptly after receipt of any notice of reduction or termination, Administrative Agent shall notify each Lender of the same.

3.08
Lending Office

. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan; and (b) change its Lending Office from time to time by notice to Administrative Agent and Borrowers. In such event, the Lender shall continue to hold the Note, if any, evidencing its loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.04, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender’s actual means of funding, be deemed to have funded its Commitment in accordance with the Interest Option selected from time to time by the Borrower Parties for such Borrowing.

4.
CHANGE IN CIRCUMSTANCES.
4.01
Taxes.
(a)
Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)
Any and all payments by or on account of any obligation of the Borrower Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the withholding or deduction of any Tax from any such payment by the Administrative Agent or a Borrower Party, then Administrative Agent or such Borrower Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)
If any Borrower Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes from any payment, then: (A) such Borrower Party or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) such Borrower Party or Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)
Payment of Other Taxes by Borrower Parties. Without limiting the provisions of subsection (a) above, each applicable Borrower Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)
Tax Indemnifications.
(i)
The Borrower Parties shall, and do hereby, indemnify each Recipient, and shall make payment in respect thereof within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but excluding any penalties, interest or expenses that are attributable to the bad faith, gross negligence or willful misconduct of the Recipient. A certificate as to the amount of any such payment or liability setting forth in reasonable detail the calculation and basis for such payment or liability delivered to the applicable Borrower Party by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)
Each Lender and Letter of Credit Issuer shall severally indemnify the Administrative Agent, within 20 days after demand therefor, for any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower Parties to do so). Each Lender shall severally indemnify the Borrower Parties and the Administrative Agent, within 20 days after demand therefor, for (A) any Taxes attributable to such Lender’s or Letter of Credit Issuer’s failure to comply with the provisions of Section 12.11(e) relating to the maintenance of a Participant Register, and (B) any Excluded Taxes attributable to such Lender, or the Letter of Credit Issuer, in each case, that are payable or paid by the Borrower Parties or the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Borrower Parties or the Letter of Credit Issuer by Administrative Agent shall be conclusive absent manifest error. Each Lender and the Letter of Credit Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Letter of Credit Issuer, as the case may be, under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.01(c).
(d)
Evidence of Payments. Upon request by a Borrower Party or Administrative Agent, as the case may be, after any payment of Taxes by such Borrower Party or by Administrative Agent to a Governmental Authority as provided in this Section 4.01, such Borrower Party shall deliver to Administrative Agent or Administrative Agent shall deliver to such Borrower Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower Party or Administrative Agent, as the case may be.

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(e)
Status of Recipients; Tax Documentation.
(i)
Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Parties and to Administrative Agent, at the time or times reasonably requested by a Borrower Party or Administrative Agent, such properly completed and executed documentation requested by Borrower Parties or Administrative Agent as will permit such payment to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by Borrower Parties or Administrative Agent, shall deliver such other documentation prescribed by applicable Law, by the taxing authorities of any jurisdiction or reasonably requested by Borrower Parties or Administrative Agent as will enable Borrower Parties or Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.01(e)(ii)(A), 4.01(e)(ii)(B), 4.01(e)(ii)(D) and 4.01(e)(ii)(E)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense (provided that such Lender’s internal costs of completing, executing or submitting such documentation shall not be considered to be material unreimbursed costs or expenses) or would materially prejudice the legal or commercial position of such Recipient.
(ii)
Without limiting the generality of the foregoing:
(A)
any Recipient that is a U.S. Person shall deliver to Borrower Parties and Administrative Agent on or prior to the date on which such Recipient becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower Parties or Administrative Agent), an executed copy of IRS Form W-9, or applicable successor form, certifying that such Recipient is exempt from U.S. federal backup withholding tax;
(B)
any Recipient that is a Foreign Person (other than Administrative Agent) shall, to the extent it is legally entitled to do so, deliver to Borrower Parties and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Person becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower Parties or Administrative Agent), whichever of the following is applicable:
(1)
in the case of a Foreign Person claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or W-8BEN-E, or applicable successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, or applicable successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)
an executed copy of IRS Form W 8ECI, or applicable successor form;
(3)
in the case of a Foreign Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code; (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Borrower Party within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”); and (y) an executed copy of IRS Form W-8BEN or W-8BEN-E, or applicable successor form; or
(4)
to the extent a Foreign Person is not the beneficial owner, an executed copy of IRS Form W-8IMY, or applicable successor form, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W‑8BEN-E, or applicable successor form, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Person is a partnership and one or more direct or indirect partners of such Foreign Person are claiming the portfolio interest exemption, such Foreign Person may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)
any Foreign Person shall, to the extent it is legally entitled to do so, deliver to Borrower Parties and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Person becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower Parties or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Parties or Administrative Agent to determine the withholding or deduction required to be made;
(D)
if a payment made to a Recipient under any Loan Document would be subject to Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to Borrower Parties and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Parties or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower Parties or Administrative Agent as may be necessary for Borrower Parties and Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement; and

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(E)
Administrative Agent, if it is a Foreign Person, shall deliver to Borrower Parties an executed copy of (i) IRS Form W-8IMY evidencing its entitlement to be treated as a United States person with respect to any payments under this Credit Agreement for which it is not the beneficial owner and (ii) IRS Form W-8ECI with respect to any payments under this Credit Agreement for which it is the beneficial owner.

Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 4.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Parties and Administrative Agent in writing of its legal inability to do so.

(f)
Treatment of Certain Refunds. Unless required by applicable Laws, at no time does Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Letter of Credit Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Letter of Credit Issuer, as the case may be. If Administrative Agent or any other Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower Parties or with respect to which any Borrower Party has paid additional amounts pursuant to this Section, it shall promptly pay to such Borrower Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower Parties, upon the request of Administrative Agent or such Recipient, agree to repay the amount paid over to any such Borrower Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such other Recipient in the event Administrative Agent or such other Recipient is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent or any other Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower Party or any other Person.
(g)
Survival. Each party’s obligations under this Section 4.01 will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Letter of Credit Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
4.02
Illegality

. If any Funding Party determines in its reasonable judgment that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Funding Party or its applicable Lending Office to make, maintain or fund any Credit Extension whose interest is determined by reference to any Alternative Currency Term Rate, SONIA, SOFR, Term SOFR or Daily SONIA, or to determine or charge interest rates based upon any Alternative Currency Term Rate, SONIA, SOFR, Term SOFR or Daily SONIA, or any Governmental Authority has imposed material restrictions on the authority of such Funding Party to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable offshore interbank market, on notice thereof by such Funding Party to Borrower Parties or the Administrative Agent: (a) any obligation of such Funding Party to make or continue Credit Extensions accruing interest at SOFR, Term SOFR, an Alternative Currency Term Rate or Daily SONIA, as applicable, in the affected currency or currencies or to convert any portion of Loans accruing interest at the Alternative Base Rate to a portion of Loans accruing interest at SOFR, Term SOFR, an Alternative Currency Term

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Rate or Daily SONIA, as applicable, shall be suspended; and (b) if such notice asserts the illegality of such Funding Party making or maintaining Base Rate Loans for which the interest rate is determined by reference to SOFR component of the Alternative Base Rate, the interest rate for Base Rate Loans made by such Funding Party shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the SOFR component of the Alternative Base Rate, in each case until such Funding Party notifies the Administrative Agent and Borrower Parties that the circumstances giving rise to such determination no longer exist (which it agrees to do promptly upon becoming aware that such conditions cease to exist). Upon receipt of such notice: (i) the applicable Borrower Party shall, upon demand from such Funding Party (with a copy to Administrative Agent), prepay or, if applicable, convert all applicable Loans to Base Rate Loans (with an interest rate that shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the SOFR component of the Alternative Base Rate), either on the last day of the Interest Period therefor, if such Funding Party may lawfully continue to maintain such Loans to such day, or, if such Funding Party may not lawfully continue to maintain such Loans immediately; and (ii) if such notice asserts the illegality of such Funding Party determining or charging interest rates based upon SOFR, Administrative Agent shall during the period of such suspension compute the Alternative Base Rate applicable to such Funding Party without reference to the SOFR component thereof until Administrative Agent is advised in writing by such Funding Party that it is no longer illegal for such Funding Party to determine or charge interest rates based upon SOFR. Each Funding Party agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Funding Party, otherwise be materially disadvantageous to such Funding Party.

4.03
Inability to Determine Rates.
(a)
If, subject to Section 4.08, (x) on any day with respect to a Daily SONIA Loan, or (y) on or prior to the first day of any Interest Period for any Alternative Currency Term Rate Loan or Term SOFR Loan, or in connection with a conversion relating thereto or continuation thereof, the Required Lenders determine that for any reason in connection with any request for a Loan or a conversion to or continuation thereof that:
(i)
deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market in the applicable amount and Interest Period, if applicable, of such Loan;
(ii)
adequate and reasonable means do not exist for determining (i) Term SOFR or the Alternative Currency Term Rate for any requested Interest Period with respect to a proposed Loan or in connection with an existing or proposed Base Rate Loan or (ii) Daily SONIA with respect to a proposed Daily SONIA Loan, and such circumstances described in subclause (i) or (ii), as applicable, are likely to be temporary; or
(iii)
Term SOFR or the Alternative Currency Term Rate for any requested Interest Period with respect to a proposed Term SOFR Loan, Alternative Currency Term Rate Loan or Daily SONIA with respect to a proposed Daily SONIA Loan, does not adequately and fairly reflect the cost to such Funding Parties of funding such Loan, Administrative Agent will promptly so notify Borrower Parties and each Funding Party; and

thereafter (i) the obligation of the Funding Party, as applicable, to make or maintain such Loans, as applicable, in the affected currency or currencies shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the SOFR component of the Alternative Base Rate, the utilization of the SOFR component in determining the Alternative Base Rate shall be suspended, in each case until Administrative

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Agent (upon the instruction of the Required Lenders) revokes such notice (which it agrees to do promptly upon becoming aware that such conditions cease to exist). Upon receipt of such notice, any Borrower Party may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans, Alternative Currency Term Rate Loans or Daily SONIA Loans, as applicable, in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans, without reference to SOFR, in the amount specified therein.

4.04
Increased Costs Generally.
(a)
Change in Law. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Letter of Credit Issuer;
(ii)
subject any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender or the Letter of Credit Issuer or the applicable overnight interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Funding Party of making, funding or maintaining any Loan, or to increase the cost to such Lender or the Letter of Credit Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Letter of Credit Issuer, the applicable Borrower Parties will pay to such Lender of the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that such compensation for additional costs incurred or reduction suffered by such Funding Party because of a Change in Law may only be requested by a Funding Party imposing such increased costs on borrowers similarly situated to the Borrower Parties under credit facilities comparable to those provided for herein.

(b)
Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such

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Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrower Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered; provided that compensation for any such reduction suffered by such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company because of a Change in Law may only be requested by a Funding Party imposing such increased costs on borrowers similarly situated to the Borrower Parties under credit facilities comparable to those provided for herein.
(c)
Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to a Borrower Party will be conclusive absent manifest error. Such Borrower Party will pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section 4.04 will not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation, provided that no Borrower Party will be required to compensate a Lender or the Letter of Credit Issuer pursuant to the foregoing provisions of this Section 4.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies Borrower Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above will be extended to include the period of retroactive effect thereof).
4.05
Compensation for Losses

. Upon demand of any Funding Party (with a copy to Administrative Agent) from time to time, each applicable Borrower Party shall promptly compensate such Funding Party for and hold such Funding Party harmless from any loss, cost or expense (but excluding lost profits) reasonably incurred by it as a result of:

(a)
any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Daily SONIA Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)
any failure by such Borrower Party (for a reason other than the failure of such Funding Party to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower Party;
(c)
any failure by any Borrower Party to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)
any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower Party pursuant to Section 12.13;

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including any foreign exchange losses and any loss or expense, either directly or indirectly, arising from the liquidation or reemployment of funds obtained by it to maintain such Loan (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

For purposes of calculating amounts payable by any Borrower Party to any applicable Funding Party under this Section 4.05, each applicable Funding Party shall be deemed to have funded each Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, made by it at the applicable rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded. Notwithstanding anything herein to the contrary, no compensation shall be payable under this Section 4.05 with respect to any voluntary prepayment permitted pursuant to Section 3.06 to the extent such compensation resulting from such voluntary prepayment and otherwise payable to any individual Lender does not exceed $250.

4.06
Mitigation Obligations; Replacement of Funding Party.
(a)
Designation of a Different Lending Office. If any Funding Party requests compensation under Section 4.04, or a Borrower Party is required to pay any additional amount to any Lender, the Letter of Credit Issuer or any Governmental Authority for the account of any Lender or the Letter of Credit Issuer pursuant to Section 4.01, or if any Lender or the Letter of Credit Issuer gives a notice pursuant to Section 4.02, then, at the request of Borrowers, such Lender or the Letter of Credit Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender or the Letter of Credit Issuer, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or Section 4.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 4.02, as applicable; and (ii) in each case, would not subject such Lender or the Letter of Credit Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Letter of Credit Issuer, as the case may be. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender of the Letter of Credit Issuer in connection with any such designation or assignment.
(b)
Replacement of Funding Party. If (i) any Funding Party requests compensation under Section 4.04, or (ii) any Borrower Party is required to pay any additional amount to any Funding Party or any Governmental Authority for the account of any Funding Party pursuant to Section 4.01, Borrowers may, at their sole cost and effort, replace such Funding Party in accordance with Section 12.13; provided, however, that a Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Funding Party or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. No Funding Party shall claim compensation under Section 4.01, 4.03, 4.04 or 4.05 in a manner that is arbitrary, capricious, discriminatory or materially prejudicial to any Borrower Party as compared to such Funding Party’s claims for compensation with respect to borrowers that such Funding Party determines, acting in a commercially reasonable manner, are similarly situated to such Borrower Party.
(c)
Survival. All of the Borrower Parties’ obligations under Sections 4.01, 4.04 and 4.05 and this Section 4.06 shall survive termination of the aggregate Commitments, repayment of all other Obligations hereunder and resignation of Administrative Agent.

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4.07
Prohibited Event.
(a)
In the event a Funding Party notifies Administrative Agent that, subsequent to the Closing Date, such Funding Party or any of its Affiliates: (i) has become a fiduciary with respect to any ERISA Investor in connection with its investment in a Borrower or this transaction; or (ii) has acquired any discretionary authority or control with respect to any ERISA Investor’s investment in a Borrower, or renders any investment advice (within the meaning of 29 C.F.R. §2510.3-21(c)) with respect to such investment, the parties hereby agree that the event described in clause (i) or (ii) above shall be deemed to have caused a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code, with respect to the transactions described in this Credit Agreement, and the parties to this Credit Agreement shall reasonably cooperate with each other to correct such prohibited transaction in accordance with Section 4975(f)(5) of the Internal Revenue Code.
(b)
Notwithstanding anything in this Credit Agreement to the contrary, any such correction shall prevent the Funding Party from receiving any direct or indirect fees, loan repayments, or any other benefits from such ERISA Investor.
(c)
If Administrative Agent determines at any time in its reasonable discretion that any of the corrections described herein are insufficient to correct the prohibited transaction in accordance with Section 4975(f)(5) of the Internal Revenue Code, then the parties shall also reasonably cooperate to replace such Affected Funding Party.
4.08
Benchmark Replacement Setting.
(a)
Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrowers may amend this Credit Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(b)
Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes, in consultation with the Borrowers, from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.08(e) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date

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and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.08.
(d)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative or non-compliant tenor and (ii) if a tenor that was removed pursuant to subclause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)
Benchmark Unavailability Period. Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrowers may revoke any pending request for an applicable Borrowing of, conversion to or continuation of applicable Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (i)(A) in the case of any request for an affected Borrowing or a Loan, in each case, in Dollars, if applicable, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected Borrowing or Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Loans or Loans, in each case, denominated in Dollars, if applicable, will be deemed to have been converted into Base Rate Loans immediately or, if permitted, at the end of the applicable Interest Period and (B) any outstanding affected Loans, in each case, denominated in an Alternative Currency, at the Borrowers' election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Alternative Currency Term Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Alternative Currency Term Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Alternative Currency Term Rate Loan or Term SOFR Loan, if no election is made by the Borrowers by the earlier of (x) the date that is three Business Days after receipt by the Borrowers of such notice and (y) the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan or Term SOFR Loan, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 4.05. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

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5.
SECURITY.
5.01
Liens and Security Interest

. To secure performance by the Borrower Parties of the payment and performance of the Obligations: (a) each Borrower shall grant to Administrative Agent, for the benefit of the Secured Parties, a perfected, first priority security interest and Lien in and to its Collateral Accounts, including but not limited to any and all funds and financial assets (including all cash and Permitted Investments, but not including any Portfolio Investments) pursuant to each Assignment of Capital Contribution Account and each Account Control Agreement for the Collateral Accounts, in each case subject only to Permitted Liens; and (b) each Borrower and each Managing Entity, to the extent of their respective interests therein, shall grant to Administrative Agent, for the benefit of the Secured Parties, a perfected, first priority security interest and Lien in and to the Capital Calls, Capital Commitments, and Capital Contributions, including, without limitation, any rights to make Capital Calls, receive payment of Capital Contributions and enforce the payment thereof pursuant to a Security Agreement or any guarantees thereof now existing or hereafter arising, in each case subject only to Permitted Liens (the collateral in clauses (a) and (b) of this Section 5.01 being (except as otherwise set forth below), collectively, the “Collateral”). In order to secure further the payment and performance of the Obligations and to effect and facilitate the Administrative Agent’s and Secured Parties’ right of setoff, each Borrower hereby irrevocably appoints Administrative Agent as subscription agent and attorney-in-fact entitled, in the name of such Borrower upon the occurrence and during the continuance of an Event of Default (but subject to Section 10.03), to make any Capital Calls upon the Investors pursuant to (and to the extent permitted by) the terms of the applicable Subscription Agreements and the applicable Governing Agreement. The foregoing power of attorney is a continuing power and is coupled with an interest.

Notwithstanding the foregoing, the term “Collateral” shall not include (i) any ERISA Investor Excluded Items if such provision of such ERISA Investor Excluded Item or the exercise of remedies with respect to such ERISA Investor Excluded Item would be a non-exempt prohibited transaction for purposes of Section 406 of ERISA, Section 4975 of the Internal Revenue Code or other applicable law, (ii) the Capital Commitments or any assets, interests, rights or obligations of the GS Persons, if any, unless so elected by the Borrower Parties in their sole discretion, (iii) any Portfolio Investments, and (iv) any funds properly withdrawn from a Collateral Account (or that could be withdrawn pursuant to the Credit Agreement if deposited or credited to a Collateral Account) to the extent used, pursuant to the terms of the related Governing Agreements, to purchase Portfolio Investments (other than Permitted Investments deposited in or credited to such account), to make payments to Investors in accordance with the terms hereof or for any other purpose permitted under the Governing Agreements and this Credit Agreement, and the proceeds of such withdrawn funds; provided, however, Administrative Agent may issue Capital Calls on all Investors (including all Prohibited Persons) in exercising remedies under Section 10.02 or any other Loan Document and to the extent necessary to comply with any pro rata drawdown requirements set forth in the applicable Governing Agreement.

5.02
Collateral Accounts.
(a)
Collateral Accounts and Capital Contributions. Each Borrower shall require that all Investors wire-transfer to the Capital Contribution Account of the applicable Borrower all monies or sums paid or to be paid by any Investor to the capital of such Borrower as Capital Contributions as and when Capital Contributions are called pursuant to Capital Calls (or, if a Borrower receives such payments directly, to deposit such Capital Contributions promptly (but in any event within three Business Days) into the Capital Contribution Account of the applicable Borrower).

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(b)
No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither Administrative Agent nor any Secured Party undertakes any duties, responsibilities, or liabilities with respect to Capital Calls. None of them shall be required to refer to the Constituent Documents of a Borrower or take any other action with respect to any other matter which might arise in connection with such Constituent Documents, the Subscription Agreements or any Capital Call. None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of a Borrower or any Investor. None of them has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or the use of the proceeds thereof.
(c)
Use of Account. Except as otherwise provided herein, each Borrower may withdraw funds from the Collateral Accounts at any time or from time to time, so long as at the time of such withdrawal or disbursement and after giving effect thereto: (i) no Event of Default exists; (ii) no Default under Sections 10.01(a) or 10.01(h) exists; and (iii) no Mandatory Prepayment Event exists (unless, with respect to this clause (iii) only, after giving effect to such withdrawal, sufficient funds remain on deposit therein or credited thereto to satisfy Borrowers’ payment obligation with respect to such Mandatory Prepayment Event) (any event set forth in the foregoing clauses (i), (ii), or (iii), a “Cash Control Event”). Any withdrawal from a Collateral Account by a Borrower shall be deemed a representation and warranty that the conditions set forth in the foregoing clauses (i), (ii), and (iii) have been satisfied; provided that, notwithstanding the foregoing, a Borrower may withdraw amounts from its Collateral Accounts during the continuance of a Cash Control Event (other than if a Default or Event of Default exists under Sections 10.01(g) or 10.01(h)) if (A) such amounts (x) were subject to a Capital Call to fund a Portfolio Investment made prior to the time when such Cash Control Event was so triggered (the “Investment Capital Call” and the Capital Contributions resulting from such Investment Capital Call, the “Investment Capital Contributions”), (y) are withdrawn by such Borrower within five (5) Business Days of the due date of such Investment Capital Call, and (z) are used to consummate a Portfolio Investment which was committed to by such Borrower prior to the date such Cash Control Event was triggered, (B) after giving effect to the Investment Capital Call, the Principal Obligations outstanding at such time did not exceed the Borrowing Base, and (C) immediately following the withdrawal of such Investment Capital Contributions, (x) the Principal Obligations outstanding at such time will not exceed the Borrowing Base, or (y) to the extent a Mandatory Prepayment Event would exist following the withdrawal of such Investment Capital Contributions (an “Investment Mandatory Prepayment Event”), then, immediately prior to the withdrawal of such Investment Capital Contributions, the Unfunded Commitments are at least five times greater than the Mandatory Prepayment Amount resulting from such Investment Mandatory Prepayment Event and an additional Capital Call has been made (such Capital Call, a “Curing Capital Call”) in an amount sufficient to cure such Investment Mandatory Prepayment Event (for the avoidance of doubt, with respect to any Curing Capital Call described in this clause (C)(y): (1) funds received pursuant to such Curing Capital Call may not be withdrawn for any other purpose until the applicable Mandatory Prepayment Amount is paid and the applicable Investment Mandatory Prepayment Event is cured, and (2) for purposes of calculating the Borrowing Base, the Unfunded Commitments shall not be reduced by a Pending Capital Call that is a Curing Capital Call until the earlier of (I) the stated due date of such Curing Capital Call, (II) the date the applicable Mandatory Prepayment Amount is paid and the applicable Investment Mandatory Prepayment Event is cured, or (III) 20 days following the issuance of such Curing Capital Call); provided further, that nothing herein shall prevent any Borrower from withdrawing amounts from its Collateral Accounts, including during the continuance of a Cash Control Event, that are necessary to pay a Permitted RIC Distribution. Upon the exercise of a notice of control in accordance with Sections 10.02 and 10.03, pursuant to the terms of the applicable Account Control Agreement, each Borrower hereby irrevocably authorizes and directs Secured Parties, acting through Administrative Agent, to charge from time to time the Collateral Accounts

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for amounts not paid by Borrowers hereunder or under the Notes. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct by Administrative Agent or Secured Parties, none of Administrative Agent or Secured Parties shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls, Capital Commitments, or any Capital Contributions, or sums due or paid thereon. Administrative Agent shall give each Borrower prompt notice of any action taken pursuant to this Section 5.02(c), but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of a Borrower with respect to such action.
(d)
Other Accounts. Notwithstanding anything herein or in any other Loan Document to the contrary, Borrowers may maintain other bank accounts or securities accounts in addition to the Collateral Accounts that will not be considered “Collateral” or a “Collateral Account” and such other accounts shall not be subject to control agreements or other restrictions, provided that all Capital Contributions are directed and deposited as provided above.
5.03
Agreement to Deliver Additional Collateral Documents

. Each Borrower and each Managing Entity shall deliver such security agreements, account control agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the “Collateral Documents”), in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent may reasonably request from time to time to the extent necessary for granting to, or maintaining or perfecting in favor of itself and Secured Parties, first priority security interest (in each case subject to Permitted Liens) in any of the Collateral, together with assurances of due recording and documentation of the Collateral Documents or copies thereof, as Administrative Agent may reasonably require to avoid material impairment of the liens and security interests granted or purported to be granted pursuant to this Section 4.08(a).

5.04
Subordination

. After the occurrence and during the continuance of an Event of Default, no Borrower Party shall make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Borrower Party whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”); provided, however, that a Borrower Party may make payment to the Investment Manager and its respective Affiliates for any accrued management fees, incentive fees or other similar fees or compensation due and owing pursuant to the applicable Constituent Document so long as (a) such fees are paid from monies or sums not constituting any part of the Collateral and (b) neither the Investment Manager nor its Affiliates are in default with respect to their obligations to fund Capital Contributions. All Other Claims, together with all liens, security interests, and all other encumbrances or charges on assets securing the payment of all or any portion of the Other Claims shall at all times during the occurrence and continuance of an Event of Default be subordinated to and inferior in right and in payment to the Obligations and all liens, security interests, and all other encumbrances or charges on assets securing all or any portion of the Obligations, and each Borrower Party agrees to take such actions as are necessary to provide for such subordination between it and any other Borrower Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims.

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6.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.
6.01
Conditions to Initial Credit Extensions

. The obligation of each Lender and the Letter of Credit Issuer to make its initial Credit Extension hereunder is subject to the conditions precedent that Administrative Agent shall have received, on or before the Closing Date, the following:

(a)
Credit Agreement. This Credit Agreement, duly executed and delivered by Initial Borrower;
(b)
Notes. If requested pursuant to Section 3.01, Notes, drawn to Administrative Agent or the applicable Lender, duly executed and delivered by Initial Borrower;
(c)
Security Agreement. The Security Agreement, duly executed and delivered by Initial Borrower;
(d)
Assignment of Account. An Assignment of Capital Contribution Account, executed and delivered by Initial Borrower;
(e)
Account Control Agreement. The Account Control Agreement, duly executed and delivered by Initial Borrower and the depository bank or securities intermediary, as applicable, with respect to its Collateral Account;
(f)
Financing Statements.
(i)
searches of Uniform Commercial Code (“UCC”) filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect the Secured Parties’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens (other than Permitted Liens) have been filed, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted; and
(ii)
duly authorized UCC financing statements, and any amendments thereto, for each appropriate jurisdiction as is necessary, in Administrative Agent’s reasonable discretion, to perfect the Secured Parties’ security interest in the Collateral.
(g)
Evidence of Authority. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower Party as Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement, the other Loan Documents to which such Borrower Party is a party, or any other deliveries or notices contemplated thereby;
(h)
Constituent Documents. Such evidence as Administrative Agent may reasonably require to verify that each Borrower Party is duly organized, incorporated or formed, validly existing; in good standing, including certified copies of each such Person’s Constituent Documents and certificates of good standing;

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(i)
Responsible Officer Certificate. A certificate from a Responsible Officer of each Borrower Party, stating that: (i) all of the representations and warranties contained in Section 7 and the other Loan Documents made by such Borrower Party are true and correct in all material respects as of such date, except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (ii) no event has occurred and is continuing, or would result from the Credit Extension, which constitutes an Event of Default or, to his/her knowledge, a Default;
(j)
Opinions of Counsel. A favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Borrower Parties, covering such matters relating to the transactions contemplated hereby as reasonably requested by Administrative Agent, and in a form reasonably acceptable to Administrative Agent. The Borrower Parties and the Managing Entities hereby request that such counsel deliver such opinions;
(k)
ERISA Plan Asset Matters. An Operating Company Opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, in a form reasonably acceptable to Administrative Agent. Each Borrower hereby requests that such counsel deliver such opinions; provided, however, if such Borrower does not intend to qualify as an Operating Company in order to avoid holding Plan Assets due to another exception (other than the Operating Company exception) in the Plan Asset Regulations, then such Borrower, as applicable, may deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion;
(l)
Investor Matters.
(i)
With respect to each of the PWM Investors of each Borrower, (i) a copy of the related Subscription Agreement of such Investor shall be held by the Escrow Agent for the benefit of the Administrative Agent; (ii) the applicable Borrower shall deliver a certificate to the Administrative Agent certifying that true, correct and complete copies of such documents have been delivered to the Escrow Agent; and (iii) the Escrow Agent shall deliver a duly executed receipt acknowledging custody of such documents and confirm receipt of all contact information for each PWM Investor to permit the Administrative Agent to make a Capital Call on all PWM Investors in accordance with the terms of this Credit Agreement;
(ii)
With respect to each Institutional Investor of each Borrower, Administrative Agent shall have received a copy of the related Subscription Agreement and Side Letter (if any) of such Investor (and Administrative Agent shall have reviewed and confirmed acceptance of such Subscription Agreements and Side Letters); and
(m)
Escrow Agreement. Escrow Agreement duly executed and delivered by Escrow Agent, Borrowers, the Managing Entities and Administrative Agent;
(n)
Fees; Costs and Expenses. Payment of all other fees and other amounts due and payable by any Borrower Party on or prior to the date hereof (which may be made from the proceeds of the initial Borrowing upon direction from the Borrowers to Administrative Agent) and, to the extent invoiced, reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by Borrower Parties hereunder, including the reasonable fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Haynes and Boone, LLP.

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(o)
Additional Information. Such other information and documents as may reasonably be required by Administrative Agent and its counsel, including (i) information necessary for the Lenders to confirm applicable “know your customer” compliance and (ii) for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, delivery to each Lender that so requests of a Beneficial Ownership Certification in relation to such Borrower.

Without limiting the generality of the provisions of the last paragraph of Section 11.03 and for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender and the Administrative Agent that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or Administrative Agent unless Administrative Agent (or in the case of the Administrative Agent, the Borrowers) shall have received notice from such Lender or Administrative Agent prior to the proposed Closing Date specifying its objection thereto.

6.02
All Loans and Letters of Credit

. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type of Loan, or a continuation of a Term SOFR Loan or Alternative Currency Term Rate Loan) is subject to the following conditions precedent that:

(a)
Representations and Warranties. The representations and warranties of each Borrower and each other Borrower Party contained in Section 7 or in any other Loan Document shall be true and correct in all material respects on and as of the date of any such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 6.02(a), the representations and warranties contained in Section 7.07 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01;
(b)
No Default. No Event of Default or, to the knowledge of a Responsible Officer of a Borrower, Default exists at such date; and
(c)
Loan Notice. Administrative Agent shall have received a Loan Notice together with a Borrowing Base Certificate.
(d)
Application. In the case of a Letter of Credit, the Letter of Credit Issuer has received a Request for Credit Extension executed by the applicable Borrower Party (together with a Borrowing Base Certificate), and has countersigned the same;

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type of Loan, or a continuation of a Term SOFR Loan or Alternative Currency Term Rate Loan) submitted by a Borrower Party shall be deemed to be a representation and warranty that the conditions specified in Sections 6.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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6.03
Qualified Borrower Loans and Letters of Credit

. The obligation of each Lender to advance a Loan to a Qualified Borrower or to cause the issuance of a Letter of Credit for a Qualified Borrower is subject to the conditions that:

(a)
Qualified Borrower Promissory Note. Administrative Agent shall have received a duly executed Qualified Borrower Promissory Note complying with the terms and provisions hereof;
(b)
Authorizations of Qualified Borrower. Administrative Agent shall have received from the Qualified Borrower appropriate evidence of the authorization of the Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Notes, duly adopted by Qualified Borrower, as required by law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;
(c)
Incumbency Certificate. Administrative Agent shall have received from the Qualified Borrower a signed certificate of the appropriate Person of the Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person;
(d)
Borrower Guaranty. Administrative Agent shall have received from the applicable Borrower a duly executed Borrower Guaranty;
(e)
Opinion of Counsel to Qualified Borrower. Administrative Agent shall have received a favorable opinion of counsel for the Qualified Borrower, in form and substance reasonably satisfactory to Administrative Agent and addressed to Administrative Agent, covering such matters as reasonably requested by Administrative Agent. Each Qualified Borrower hereby directs its counsel to prepare and deliver such legal opinion to Administrative Agent for the benefit of the Secured Parties;
(f)
Opinion of Counsel to Borrower. Administrative Agent shall have received a favorable opinion of counsel for the applicable Borrower, in form and substance satisfactory to Administrative Agent and addressed to Administrative Agent, with respect to the subject Borrower Guaranty, covering such matters relating thereto as reasonably requested by Administrative Agent, and in a form reasonably acceptable to Administrative Agent. Such Borrower hereby direct such counsel to prepare and deliver such legal opinion to Administrative Agent for the benefit of the Secured Parties;
(g)
Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Borrower Party on or prior to the date hereof and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by Borrower Parties pursuant to Section 12.06.
(h)
Additional Information. Administrative Agent shall have received such other information and documents as may reasonably be required by Administrative Agent and its counsel, including (i) information necessary for the Lenders to confirm applicable “know your customer” compliance and (ii) for any Qualified Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, delivery to each Lender that so requests of a Beneficial Ownership Certification in relation to such Qualified Borrower.

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7.
REPRESENTATIONS AND WARRANTIES

. To induce Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, each Borrower Party, as applicable, represents and warrants to Secured Parties that:

7.01
Organization and Good Standing of Borrowers

. Initial Borrower is a limited liability company duly formed and validly existing under the laws of the State of Delaware. Each Borrower has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased by it requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect.

7.02
Organization and Good Standing of Managing Entities

. Each Managing Entity has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have a Material Adverse Effect.

7.03
Authorization and Power

. Each Borrower Party and each Managing Entity has the partnership, limited liability company, special limited partnership, private limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it. Each Borrower Party and each Managing Entity is duly authorized to, and has taken all partnership, limited liability company, special limited partnership, private limited liability company and corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform its respective obligations under this Credit Agreement, the Notes, and such other Loan Documents and are and will continue to be duly authorized to perform its respective obligations under this Credit Agreement, the Notes, and such other Loan Documents.

7.04
No Conflicts or Consents

. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents (or any other report, financial statement, notice or certificate in connection herewith or therewith), the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with (i) any provision of their Constituent Documents in any material respect, (ii) any law, statute, or regulation to which any Borrower Party or any Managing Entity is subject, (iii) any judgment, license, order, or permit applicable to any Borrower Party or any Managing Entity or (iv) any indenture, mortgage, deed of trust, or other agreement or instrument to which any Borrower Party or any Managing Entity is a party or by which any Borrower Party or any Managing Entity may be bound, or to which any Borrower Party or any Managing Entity may be subject, except in the case of clauses (ii), (iii), and (iv), those that would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization, or order of any court or Governmental Authority or consent of any third party is required in connection with the execution and delivery by any Borrower Party or any Managing Entity of the Loan Documents, or any other report, financial statement, notice or certificate delivered in connection herewith or therewith, or to consummate the transactions contemplated hereby or thereby, except those that would not reasonably be expected to result in a Material Adverse Effect if not obtained.

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7.05
Enforceable Obligations

. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each Borrower Party, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and equitable principles.

7.06
Priority of Liens

. The Collateral Documents create, as security for the Obligations, valid and enforceable first priority security interests in and Liens on all of the Collateral in which any Borrower Party or any Managing Entity has any right, title or interest, in favor of Administrative Agent for the benefit of the Secured Parties, subject to no other Liens other than Permitted Liens, except as enforceability may be limited by Debtor Relief Laws and equitable principles.

7.07
Financial Condition

. Each Borrower Party has delivered to Administrative Agent: the most-recently available copies of the financial statements and reports described in Section 8.01. Such statements fairly present, in all material respects, the financial condition of such Borrower Party as of the applicable date of such financial statements, and have been prepared in accordance with Generally Accepted Accounting Principles, except as provided therein.

7.08
Full Disclosure

. There is no material fact actually known to a Responsible Officer of a Borrower Party that any Borrower Party or any Managing Entity has not disclosed to Administrative Agent in writing (other than information of a general industry or economic nature) which would reasonably be expected to result in a Material Adverse Effect. The information heretofore furnished by any Borrower Party or any Managing Entity in connection with, or pursuant to, this Credit Agreement, the other Loan Documents, including any reports, notices or certificates provided in connection herewith or therewith, or any transaction contemplated hereby or thereby (taken as a whole) does not contain any untrue statement of a material fact on the date as of which such information is stated or deemed stated that would reasonably be expected to result in a Material Adverse Effect. Such written information may include certain forward-looking statements and projections (the “Projections”) which reflect various estimates and assumptions by the Borrower Parties concerning anticipated results. The Borrower Parties do not make any representations or warranties as to the accuracy of any such Projections which may be furnished in any written information.

7.09
No Default

. Except as disclosed to the Administrative Agent in writing, no event has occurred and is continuing which constitutes an Event of Default or, to the knowledge of a Responsible Officer, a Default.

7.10
No Litigation

. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or, to the actual knowledge of a Responsible Officer of any Borrower Party or any Managing Entity, threatened, against any Borrower Party or any Managing Entity that would reasonably be expected to result in a Material Adverse Effect.

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7.11
Material Adverse Change

. No changes to any Borrower Party or any Managing Entity have occurred since the date of the most recent audited financial statements of the Borrower Parties delivered to Lenders which would reasonably be expected to result in a Material Adverse Effect.

7.12
Taxes

. To the extent that failure to do so could reasonably be expected to have a Material Adverse Effect, all Tax returns required to be filed by any Borrower Party in any jurisdiction have been filed, subject to any applicable extensions without penalty, and all Taxes shown thereon have been paid prior to the time that such Taxes could give rise to a lien thereon, other than Taxes that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. There is no proposed Tax assessment against any Borrower Party (or any basis for such Tax assessment) which is reasonably likely to have a Material Adverse Effect.

7.13
Jurisdiction of Formation; Principal Office

. The jurisdiction of formation of each Borrower and Managing Entity is the State of Delaware. The principal office, chief executive office and principal place of business of each Borrower and each Managing Entity is set forth on Schedule 12.07 (as such Schedule may be modified by the relevant Borrower Party from time to time by notice to the Administrative Agent).

7.14
ERISA Compliance.
(a)
Borrower Parties have not established, nor does any Borrower Party maintain, any Plan;
(b)
The Borrower Parties are either Operating Companies or the underlying assets of each Borrower Party do not otherwise constitute the assets of an ERISA Investor pursuant to the Plan Asset Regulation; and
(c)
Assuming (i) that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitutes Plan Assets, or (ii) if all or a portion of the assets used by any Lender constitutes Plan Assets, the Lender that used such assets complies with all of the applicable conditions of a prohibited transaction exemption with respect to such assets, the execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations directly against the Investors, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt “prohibited transaction” under ERISA or Section 4975(c)(i)(A)‑(D) of the Internal Revenue Code.
7.15
Compliance with Law

. Each Borrower Party is, to the knowledge of its Responsible Officers, in compliance in all respects with all laws, rules, regulations, orders, and decrees which are applicable to such Borrower Party or its properties, including, without limitation, Environmental Laws, to the extent failure to comply could reasonably be expected to have a Material Adverse Effect.

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7.16
Hazardous Substances

. No Borrower Party: (a) has received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by a Borrower Party, or any permit issued under any Environmental Law to such Borrower Party; or (ii) the Release or threatened Release of any Hazardous Material into the environment; and (b) to the knowledge of its Responsible Officers, has threatened or actual liability in connection with the Release or threatened Release of any Hazardous Material into the environment which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

7.17
Insider

. As of the date hereof, no Borrower Party nor any Managing Entity is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. §375b or in regulations promulgated pursuant thereto) of any Lender, of a Bank Holding Company of which any Lender is a subsidiary, or of any subsidiary, of a Bank Holding Company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

7.18
Ownership Structure; Names of Investors

. The (a) names of the Institutional Investors are correctly set forth in the most recently delivered Borrowing Base Certificate and (b) PWM Investors have been identified by number only on the most recently delivered Borrowing Base Certificate, and the Capital Commitment of each Investor is set forth on Schedule I thereto. No Capital Calls have been delivered to any Investor other than any that have been disclosed to the Administrative Agent in writing.

7.19
Capital Commitments and Contributions

. To the actual knowledge of the Responsible Officers of each Borrower and each Managing Entity, no Investor is in default under the applicable Governing Agreement or its Subscription Agreement except as otherwise disclosed in writing to Administrative Agent as and to the extent required by Section 8.01. In connection with each Capital Call, each Borrower has satisfied or will satisfy all conditions to its rights to make a Capital Call, including any and all conditions contained in its Constituent Documents, the Subscription Agreements or any Side Letter. Initial Borrower’s first Capital Call occurred on April 26, 2019.

7.20
Fiscal Year

. The fiscal year of each Borrower Party and each Managing Entity is the calendar year, except as it may be changed in compliance with Section 9.03.

7.21
Investment Company Act

. Neither any Borrower Party nor any Managing Entity is an “investment company” within the meaning of the Investment Company Act, but the Initial Borrower has elected or may elect to be treated as a business development company under Section 54 of the Investment Company Act and to be subject to applicable provisions of the Investment Company Act.

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7.22
Margin Stock

. No Borrower Party is engaged or will engage principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either a Borrower Party only or of such Borrower Party and its Subsidiaries on a consolidated basis) will be Margin Stock.

7.23
No Defenses

. No Responsible Officer of any Borrower Party has actual knowledge of any default or circumstance which with the passage of time and/or giving of notice, could constitute an event of default under the Governing Agreements, any Subscription Agreement or Side Letter which would constitute a defense to the obligations of the Investors to make Capital Contributions pursuant to a Capital Call to the applicable Borrower in accordance with the Subscription Agreements or the Governing Agreements, and no Responsible Officer of any Borrower Party has actual knowledge of any claims of offset or any other claims of the Investors against such Borrower or its Managing Entity which would or could materially and adversely affect the obligations of the Investors to make Capital Contributions and fund Capital Calls in accordance with the Subscription Agreements (and any related Side Letters) or the Governing Agreements, in each case except as disclosed in writing to the Administrative Agent.

7.24
No Withdrawals Without Approval

. No Investor is permitted to withdraw its interest in a Borrower without the prior approval of the applicable Managing Entity or, in the case of Initial Borrower or any other Borrower with no Managing Entity, Initial Borrower or such other Borrower, except as set forth in Section 9.05 hereof and permitted by the applicable Governing Agreement.

7.25
Solvency

. Borrowers, taken as a whole, are Solvent.

7.26
OFAC

. No Borrower Party is a Sanctioned Person or is a Person with whom dealings are prohibited under any OFAC regulations. No Investor is a Sanctioned Person or is a Person with whom dealings are prohibited under any OFAC regulations.

7.27
Anti-Corruption and Anti-Money Laundering Laws

. The Borrower Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. Each Borrower Party is subject to policies and procedures which are reasonably designed to comply with all applicable United States anti-money laundering laws and regulations and OFAC regulations, including, without limitation, applicable provisions of the Patriot Act (“KYC Compliance”). To the actual knowledge of any Responsible Officer of such Borrower Party, no Investor’s funds used in connection with this transaction are derived from illegal activities.

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7.28
PWM Investor Side Letters

. No PWM Investor has entered into any Side Letter with any Borrower or any Managing Entity, except as copies (with names and other identifying information of PWM Investors redacted) of the same have been provided to Administrative Agent.

7.29
Affected Financial Institution

. No Borrower Party is an Affected Financial Institution.

7.30
Beneficial Ownership

. As of the Closing Date or the effective date of any joinder by a Qualified Borrower pursuant to Section 6.03, as applicable, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.

8.
AFFIRMATIVE COVENANTS

. So long as Lenders have any Commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment in full of the Notes and the performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent indemnities), the Borrower Parties and the Managing Entities, as applicable, each agrees that, unless Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

8.01
Financial Statements, Reports and Notices

. Each Borrower, as applicable, shall deliver to Administrative Agent sufficient copies for each Lender of the following:

(a)
Annual Statements. As soon as available and in any event within 180 days after the end of each fiscal year of Borrowers, audited, unqualified financial statements of such Person, including a consolidated balance sheet of such Person and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations for such fiscal year prepared by independent public accountants of nationally recognized standing;
(b)
Quarterly Statements. As soon as available and in any event within 120 days after the end of each of the first (if available), second and third quarter, of each fiscal year of Borrower, an unaudited consolidated balance sheet of such Person and its consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of operations for such quarter and for the portion of such Person’s fiscal year ended at the end of such quarter;
(c)
Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate (a “Compliance Certificate”) of a Responsible Officer of Borrowers (or Managing Entities, as applicable) substantially in the form of Exhibit H attached hereto (with blanks appropriately completed in conformity herewith and executed by such Responsible Officer to his or her actual knowledge, and which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes): (i) stating that each such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and condition (financial or otherwise) of

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Borrower Parties during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present, in all material respects, the financial condition and the results of operations of the Borrower Parties on the dates and for the periods indicated, on the basis of Generally Accepted Accounting Principles, subject, in the case of interim financial statements, to normally recurring year-end adjustments; (iii) stating whether such Borrower Parties are in compliance with the covenants set forth in Section 9.09, and, if applicable, containing the calculations evidencing such compliance or non-compliance; (iv) stating whether any Event of Default or Default exists on the date of such certificate and, if any Event of Default or Default then exists, setting forth the details thereof and the action which the applicable party is taking or propose to take with respect thereto; (v) setting forth the Unfunded Commitments of all Investors (and specifying separately the Unfunded Commitments of the Included Investors, Designated Investors and PWM Investors), and specifying any Returned Capital, if any, in respect of any Investor and a calculation of the Available Loan Amount of the Borrowers (all as of the end of the relevant period); (vi) specifying known changes, if any, since the date of the most recent Borrowing Base Certificate or Compliance Certificate delivered to Administrative Agent in the name of any Investor or in the identity of any Investor, by merger or otherwise (excluding PWM Investors, which will be listed by number); (vii) listing all new and substitute Investors (it being understood that PWM Investors will be listed by number) and identifying any such Investor that has not satisfied the conditions of Section 9.05(d); (viii) attaching a copy of any report provided to Investors in connection with such financial statements (including any information regarding Portfolio Investments) (if applicable); and (ix) stating that, based upon information available at the date of the Compliance Certificate, that: (A) the underlying assets of the Borrower Parties do not constitute the assets of an ERISA Investor pursuant to the Plan Asset Regulation or otherwise; or (B) if the underlying assets of a Borrower Party then constitutes the assets of an ERISA Investor pursuant to the Plan Asset Regulation, containing a description of any actions proposed to be taken to remedy such circumstance;
(d)
Notices Affecting Available Loan Amount.
(i)
Promptly and in any event within five Business Days after any Responsible Officer obtains actual knowledge of any Exclusion Event or the existence of any condition or event which, with the lapse of time or giving of notice or both, would cause an Exclusion Event, a notice setting forth each Investor (and the amount of its Capital Commitment) that is the subject of an Exclusion Event and in each case the details thereof;
(ii)
Separate reports identifying all Investors (and the amount of any Investor’s Unfunded Commitment) failing to fund their Capital Contributions within (A) 10 Business Days of when initially due and (B) 20 days of when initially due, and such reports shall be provided promptly following the occurrence of such 10th Business Day and 20th day after such initial due date;
(iii)
Promptly and in any event no later than (x) five Business Days, with respect to Included Investors and Designated Investors or (y) 30 days, with respect to any PWM Investors, in each case, after receipt, copies of any notice of withdrawal from any such Investor or request for excuse or exemption from any such Investor with respect to any Portfolio Investment or funding any Capital Commitment;

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(iv)
Other than with respect to Replacement Actions consummated in accordance with Section 9.05, each Borrower will promptly (and in any event within five Business Days) notify Administrative Agent of: (A) a written request from any Institutional Investor to Transfer all or any portion of its interest in such Borrower and (B) the Transfer by any PWM Investor of all or any portion of its interest in such Borrower; and
(v)
Promptly (and in any event within five Business Days) after the occurrence thereof, except in accordance with Section 9.05, notice of (A) any cancellation, termination or Transfer of the Unfunded Commitment of any Investor; (B) any request that an Investor withdraw; (C) any excuse or exemption by any Investor from funding Capital Contributions; or (D) any preclusion or requested exclusion of an Investor from a Portfolio Investment.
(e)
Borrowing Base Certificate. Borrowers will provide an updated Borrowing Base Certificate certified by a Responsible Officer of Borrowers to be true and correct in all material respects in reasonable detail at each of the following times: (i) the 10th Business Day of each calendar month; (ii) within five Business Days of a Responsible Officer obtaining actual knowledge of any change in the Borrowing Base including as a result of an Exclusion Event or Transfer; (iii) pursuant to Section 6.02(c); (iv) pursuant to Section 8.01(g); (v) pursuant to Section 9.05(d)(iii) and (vi) pursuant to Section 9.06;
(f)
Escrow Information. With respect to the information deposited with the Escrow Agent pursuant to the Credit Agreement and/or the Escrow Agreement during a calendar quarter, Borrowers will provide the Administrative Agent and the Escrow Agent updated contact information for PWM Investors not later than the 10th Business Day after the end of such calendar quarter;
(g)
Capital Calls. In order that Administrative Agent and Secured Parties may monitor the Collateral and the Capital Commitments, no Borrower shall issue any Capital Call or otherwise request, notify, or demand that any Investor make any Capital Contribution, without delivering to Administrative Agent (which delivery may be via facsimile, e-mail or other electronic transmission) within five Business Days of issuance of a Capital Call to any Investors, (i) a copy of one notice evidencing the Capital Call for an Investor from whom a Capital Contribution is being sought together with a certification of (A) the amount called, (B) the aggregate recallable amount, (C) the due date and (D) the date issued; and (ii) a Borrowing Base Certificate giving effect to such Capital Calls;
(h)
[Reserved.]
(i)
ERISA Deliverables.
(i)
Unless an Operating Company Opinion has previously been delivered to Administrative Agent in accordance with Section 6.01(k) or this Section 8.01(i), each Borrower Party, as applicable, shall deliver to Administrative Agent an Operating Company Opinion in a form reasonably acceptable to Administrative Agent on or before the date, if any, that such Borrower Party would hold Plan Assets absent qualification as an Operating Company;

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(ii)
To the extent a Borrower Party has delivered to Administrative Agent an Operating Company Opinion pursuant to Section 6.01(k) or this Section 8.01(i), by the 45th day of each “annual valuation period” as defined in 29 C.F.R. §2510.3‑101(d)(5) as determined for each Borrower Party, such Borrower Party shall deliver to Administrative Agent an Operating Company Certificate;
(iii)
If a Borrower Party does not intend to qualify as an Operating Company in order to avoid holding Plan Assets due to satisfaction of another exception to holding Plan Assets (other than the Operating Company exceptions), then at the times a Compliance Certificate is delivered to Administrative Agent pursuant to Section 8.01(c), such Borrower Party shall deliver a No Plan Asset Certificate to Administrative Agent in lieu of providing an Operating Company Opinion or Operating Company Certificate; and
(iv)
No later than three Business Days after a Responsible Officer obtains knowledge thereof, Borrowers and/or the Managing Entities shall deliver notice to Administrative Agent of any funding deficiency with respect to any Plan of a Borrower;
(j)
Reporting Relating to Investors. Promptly upon receipt thereof, copies of all material information and other material correspondence received by any Borrower and/or any Managing Entity from the Investors, copies of notices of default, material notices relating in any way to an Investor’s funding obligation and any notice containing any reference to misconduct of any Borrower or any Managing Entity; and
(k)
Other Reporting. Promptly following delivery, copies of all other financial statements, appraisal reports, material notices, and other material matters at any time or from time to time prepared by a Borrower and furnished to the Investors, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under the Subscription Agreements, the Governing Agreements or the Constituent Documents of a Borrower, any material notices relating in any way to any Investor’s Capital Commitment, and any notice relating in any way to the misconduct of a Borrower or a Managing Entity; provided, however, such information shall not include materials provided to specific Investors not material hereto or tax returns of any Borrower Party.
8.02
Payment of Taxes

. Each Borrower Party will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it before delinquent, if such failure to do so would have a Material Adverse Effect; provided, however, that no Borrower Party shall be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.

8.03
Maintenance of Existence and Rights

. Each Borrower Party and each Managing Entity will preserve and maintain its existence. Each Borrower Party shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to have a Material Adverse Effect.

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8.04
Notice of Default

. Each Borrower Party and each Managing Entity will furnish to Administrative Agent, promptly upon a Responsible Officer’s actual knowledge of the existence of any condition or event which constitutes an Event of Default or a Default, a written notice specifying the nature and period of existence thereof and the action which the Borrower Parties or the Managing Entities are taking or propose to take with respect thereto.

8.05
Other Notices

. Each Borrower Party will, promptly upon a Responsible Officer’s actual knowledge thereof, notify Administrative Agent of any of the following events that would reasonably be expected to result in a Material Adverse Effect: (a) any change in the financial condition or business of such Borrower Party or its Managing Entity; (b) any default under any material agreement, contract, or other instrument to which such Borrower Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material indebtedness owing by such Borrower Party; (c) any material uninsured claim against or affecting such Borrower Party or any of its properties; (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting such Borrower Party; (e) any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (i) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law; or (ii) the Release or threatened Release of any Hazardous Material into the environment; (f) the existence of any Environmental Lien on any Properties or assets of such Borrower Party; (g) any material remedial action taken by any Borrower Party in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability; or (h) the listing of any of such Borrower Party’s Properties on SEMS to the extent that such Borrower Party obtains knowledge of such listing.

8.06
Compliance with Governing Agreements

. Unless otherwise approved in accordance with the terms of this Credit Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), each Borrower Party and each Managing Entity will promptly comply in all material respects with any and all covenants and provisions of its Constituent Documents. Each Borrower will use the proceeds of any Capital Calls only for such purposes as are permitted by its Constituent Documents.

8.07
Books and Records; Access

. Following five Business Days’ prior written notice, each Borrower Party will, and will cause each other Borrower Party to (at the expense of the applicable Borrower Party) at reasonable intervals will give any representative of Administrative Agent access during all business hours to, and permit their representatives to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Borrower Party and relating to its affairs, and to inspect any of the properties of such Borrower Party, subject to compliance with Section 12.18; provided that, so long as no Event of Default or Default has occurred and is continuing, such inspection right shall be limited to once per each 12-month period.

8.08
Compliance with Law

. Each Borrower Party and each Managing Entity will comply in all material respects with all laws, rules, regulations and all orders of any Governmental Authority, including Environmental Laws and ERISA, except where non-compliance would not reasonably be expected to result in a Material Adverse Effect.

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8.09
Insurance

. Each Borrower Party will maintain insurance of such types (if any) and amounts, as are consistent with customary practices and standards of the industry in which they operate, except to the extent and the failure of which to maintain such insurance would not result in a Material Adverse Effect.

8.10
Authorizations and Approvals

. Each Borrower Party and each Managing Entity will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Borrower Party and such Managing Entity to comply in all material respects with their respective obligations hereunder and under the other Loan Documents, the Subscription Agreements and their respective Constituent Documents.

8.11
Maintenance of Liens

. Each Borrower Party and each Managing Entity shall perform all such acts and execute all such documents as Administrative Agent may reasonably request in order to enable the Administrative Agent for the benefit of the Secured Parties to file, and record every instrument that Administrative Agent may deem necessary in its reasonable judgment in order to perfect and maintain the Administrative Agent’s liens and security interests in the Collateral, and otherwise to preserve and protect the rights of Secured Parties in respect of the Loan Documents or the transactions contemplated thereby.

8.12
Further Assurances

. Each Borrower Party and each Managing Entity will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Administrative Agent may, from time to time, reasonably deem necessary in connection with this Credit Agreement or any of the other Loan Documents or the obligations of the Borrower Parties hereunder or thereunder, for better assuring and confirming unto the Administrative Agent for the benefit of the Secured Parties all or any part of the security for any of such obligations anticipated herein.

8.13
Solvency

. Borrowers (taken as a whole) shall be Solvent.

8.14
Anti-Corruption and OFAC Policies and Procedures

. Each Borrower Party will conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain or be subject to policies and procedures designed to promote and achieve compliance with such laws. In the event that pursuant to such policies and procedures or otherwise, a Responsible Officer of a Borrower Party obtains actual knowledge that an Investor is a Sanctioned Person or is a Person with whom dealings are prohibited under any OFAC regulations, then the Borrower Parties will comply with all Laws, including but not limited to OFAC requirements, with respect to such Investor.

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8.15
Covenants of Qualified Borrowers

. The covenants and agreements of Qualified Borrowers hereunder shall be binding and effective with respect to a Qualified Borrower upon and after the execution and delivery of a Qualified Borrower Promissory Note by such Qualified Borrower. If a Qualified Borrower has no Obligations outstanding, such Qualified Borrower shall be permitted to withdraw from this Credit Agreement as a Qualified Borrower upon 10 days advance written notice to Administrative Agent, whereupon such Qualified Borrower shall have no further obligations under this Credit Agreement (except as set forth in the last sentence of this Section 8.15). Upon the request of such withdrawing Qualified Borrower, Administrative Agent will return or destroy any Qualified Borrower Promissory Note issued by such Qualified Borrower. Notwithstanding any withdrawal by a Qualified Borrower, such Qualified Borrower (and the applicable Borrower pursuant to the applicable Borrower Guaranty) shall remain liable for any amounts due to the Secured Parties pursuant to Sections 4 and 12.06 from such Qualified Borrower, which provisions shall survive any withdrawal by a Qualified Borrower and the termination of this Credit Agreement.

8.16
Investment Company Act

. Initial Borrower will at all times maintain its status as a “business development company” under the Investment Company Act.

9.
NEGATIVE COVENANTS

. So long as Lenders have any Commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent indemnities), each Borrower Party and each Managing Entity, as applicable, agrees that, without the written consent of Administrative Agent, based upon the approval of Required Lenders (unless the approval of Administrative Agent alone or a different number of Lenders is expressly permitted below):

9.01
Mergers; Dissolution

. No Borrower Party will merge or consolidate (including by way of Division) with or into any Person, unless such Borrower Party is the surviving entity, provided, however, that if any such merger or consolidation involves two or more Borrower Parties and/or any Managing Entity, such merger or consolidation shall not be consummated without prior confirmation from Administrative Agent that its Liens in the Collateral, after giving effect to such merger or consolidation, have been preserved, or receipt by Administrative Agent of documentation it reasonably requires to so preserve such Liens. Neither any Borrower Party nor any Managing Entity will take any action to dissolve, terminate, wind up, liquidate, merge or consolidate such Borrower Party or such Managing Entity, including any action to sell or dispose of in a single transaction or series of related transactions all or substantially all of the property of such Borrower Party or such Managing Entity.

9.02
Negative Pledge

. Without the approval of all Lenders, no Borrower nor any Managing Entity will create or suffer to exist any Lien upon the Collateral, other than (i) Permitted Liens, and (ii) a first priority security interest in and upon the Collateral to Administrative Agent for the benefit of the Secured Parties. For the avoidance of doubt, Portfolio Investments are not part of the Collateral, and the Borrower Parties are not restricted hereby from granting Liens thereon.

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9.03
Fiscal Year and Accounting Method

. Without the prior notice to Administrative Agent, no Borrower Party will change its fiscal year or change in any material respect its method of accounting other than in accordance with the terms of the applicable Governing Agreement.

9.04
Constituent Documents.
(a)
Material Amendments. Without the prior written consent of Administrative Agent consistent with this Section 9.04, no Borrower shall alter, amend, modify, restate, terminate, or change any provision of its Constituent Documents affecting the Investors’ debts, duties, obligations, and liabilities, and the rights, titles, security interests, liens, powers and privileges of any Borrower, any Managing Entity, Administrative Agent or Secured Parties, in each case relating to Capital Calls, Capital Commitments, Capital Contributions or Unfunded Commitments, in each case in any way that materially and adversely affects the rights of Administrative Agent or Secured Parties (each a “material amendment”). With respect to any proposed amendment, modification or change to any Constituent Document (including, for avoidance of doubt, pursuant to any Side Letter) (except any supplement to a private placement memorandum that does not pertain to the Collateral or the Secured Parties’ rights therein, as may be determined by the applicable Borrower in its reasonable discretion), the applicable Borrower shall use reasonable efforts to notify Administrative Agent of such proposal. Administrative Agent shall determine, in its sole discretion, whether such proposed amendment, modification or change to such Constituent Document is a material amendment, and shall notify the applicable Borrower of its determination within five Business Days of the date on which it is deemed to have received such notification pursuant to Section 12.07. If Administrative Agent determines that the proposed amendment is a material amendment and notifies the Borrowers in writing of such determination, the approval of the Required Lenders and Administrative Agent, in their reasonable discretion, will be required (unless the approval of a different percentage of Lenders is required consistent with the terms of Section 12.01), and Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the proposed amendment and any other relevant information provided by the applicable Borrower, and Lenders shall be required to respond to such requests within five Business Days of such notice, and if no response is given such Lender shall be deemed to have approved the proposed amendment. If Administrative Agent determines that the proposed amendment is not a material amendment, the applicable Borrower may make such amendment without the consent of Lenders. Notwithstanding the foregoing, without the consent of Administrative Agent or any of the Lenders, the applicable Borrower may amend its Constituent Documents: (i) to admit new Investors and subject to Section 9.05 and 9.06, allow Investors to withdraw or reduce or terminate their interests in or commitments to such Borrower to the extent otherwise permitted by this Credit Agreement; (ii) to reflect transfers of interests of Investors otherwise permitted by this Credit Agreement and (iii) to extend the investment period.
(b)
PWM Investor Side Letters. No Borrower nor any Managing Entity shall enter into a Side Letter with any existing PWM Investor after the date hereof.
9.05
Transfer by, or Admission of, Investors.
(a)
Transfers. Other than with respect to a Replacement Action, no Borrower shall permit the Transfer of the Ownership Interest of any Institutional Investor in its Borrowing Base without the prior written consent of the Administrative Agent, acting alone, which shall not be unreasonably withheld or delayed.

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(b)
Replacement Actions. An existing Institutional Investor or PWM Investor may (i) be replaced by a new or existing PWM Investor or Institutional Investor (provided, that, with respect to any such replacement, the aggregate Capital Commitments shall not decrease as a result thereof) or (ii) transfer a portion of its Capital Commitment to a new or existing PWM Investor or Institutional Investor (such action as described in clause (i) and (ii), a “Replacement Action”); provided, however that (A) the Transfer of Capital Commitments of a PWM Investor to another PWM Investor shall not require the consent of the Administrative Agent or the Lenders and (B) the Transfer of the Capital Commitment of an Institutional Investor to another Institutional Investor shall not require the consent of the Administrative Agent or the Lenders unless, in each case, a Mandatory Prepayment Event would exist after giving effect to such Transfer.
(c)
Admission of New Investors. No Borrower shall admit any Person that is an assignee of an Ownership Interest in such Borrower as a substitute Investor, or any other Person as a new Investor, in each case if such Person is a Sanctioned Person or if doing so would violate any Sanctions. Any new Investor shall be excluded from the Borrowing Base and any existing transferee Investor shall not have the increased portion of its Capital Commitment included in the Borrowing Base: (x) in the case of any Replacement Action with respect to a proposed PWM Investor, except in compliance with Section 9.05(d)(ii), (y) in the case of any Replacement Action with respect to a proposed Institutional Investor, except in compliance with Section 9.05(d)(i), and (z) in the case of all other proposed Investors, until Administrative Agent has received the documentation described in Section 6.01(l) and, if applicable, all related transfer documents.
(d)
Documentation Requirements.
(i)
With respect to Replacement Action with an Institutional Investor transferee, the Subscription Agreement (or, if applicable, supplement thereto or other confirmation reasonably acceptable to Administrative Agent signed by such Institutional Investor evidencing its increased Capital Commitment) of the applicable Institutional Investor(s) and all related transfer documentation shall be delivered to the Administrative Agent (together with, as applicable, any Side Letter of such Institutional Investor) within 20 days of such Replacement Action (the “Institutional Investor Delivery Requirement”). During such 20 day period, the applicable Borrower shall provide information available to it (which is not prohibited to be disclosed pursuant to confidentiality obligations), and the Administrative Agent will promptly determine whether or not such Institutional Investor (and all or a portion of its Capital Commitment) is an Included Investor or Designated Investor in accordance with the definition of Included Investor or Designated Investor, as applicable (which shall be subject to, among other things, specific credit approval) (a “Final Inclusion Determination”).
(ii)
With respect to a Replacement Action with a PWM Investor transferee, the Subscription Agreement (or, if applicable, supplement thereto or other confirmation reasonably acceptable to Administrative Agent signed by such PWM Investor evidencing its increased Capital Commitment) of the applicable PWM Investor(s) and all related transfer documentation evidencing such Replacement Action (together with, if applicable, any Side Letter of such PWM Investor) shall be delivered to the Escrow Agent within 20 days of the effective date of such Replacement Action and Escrow Agent shall certify to Administrative Agent, in a manner reasonably acceptable thereto, within 30 days of the effective date of such Replacement Action, that it has custody of such documentation which includes all contact information for such PWM Investor to permit the Administrative Agent to make a Capital Call on such PWM Investors in accordance with the terms of this Credit Agreement (with respect to any such Replacement Action, the “PWM 20/30

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Delivery Requirement”); provided that such PWM Investor transferee shall automatically be included in the applicable Borrower’s Borrowing Base during such 30 day period with respect to the transferred Capital Commitment.
(iii)
In the event any Person is admitted as an additional or substitute Investor, the applicable Borrower will promptly deliver to Administrative Agent an updated Borrowing Base Certificate.
(e)
Funding Requirements. Prior to the effectiveness of any Transfer by an Investor or any cancellation, suspension, reduction, excuse, reallocation, deferral or abatement relating to funding of Capital Commitments as permitted by and described in Section 9.06, Borrowers shall calculate whether, taking into account the Capital Commitments of the Investors as if such Transfer or other event permitted pursuant to Section 9.06 had occurred, the Transfer or other event permitted pursuant to Section 9.06 would cause a Mandatory Prepayment Event, and Borrowers shall make Capital Calls if and to the extent necessary to pay and shall pay the applicable Mandatory Prepayment Amount prior to permitting such event.
9.06
Capital Commitments

. No Borrower nor any Managing Entity shall: (a) cancel, suspend, reduce, excuse, reallocate, defer or abate the Capital Commitment of any Investor (except in the case of (x) the release of the Capital Commitment of transferors of interests in such Borrower in connection with transfers between Investors permitted (or consented to) under this Credit Agreement, or (y) one or more Investors with aggregate Capital Commitments not to exceed five percent (5%) of the aggregate Capital Commitments of all Investors; provided that an updated Borrowing Base Certificate is provided within three (3) Business Days of such action and compliance with the requirements applicable to any resulting Mandatory Prepayment Event); and (b)(i) issue any Capital Calls other than as contemplated by Section 8.01(g); and (ii) excuse any Investor from or permit any Investor to defer any Capital Contribution, if the proceeds from the related Capital Call are to be applied to the Obligations hereunder. No Investor is permitted to withdraw its interest in a Borrower except in accordance with the terms of the applicable Governing Agreement.

9.07
ERISA Compliance

. No Borrower Party shall establish or maintain any Plan. Without the approval of all Lenders, no Borrower Party will take any action that would cause its underlying assets to otherwise constitute the assets of an ERISA Investor.

9.08
Limitations on Dividends and Distributions.
(a)
No Borrower Party shall declare or pay any dividends or distributions on its outstanding equity interests except as permitted under its Constituent Documents; and
(b)
Subject to Section 5.04, other than with respect to dividends or distributions from any Qualified Borrower, no Borrower Party shall declare or pay any dividends or distributions on its outstanding equity interests, other than a Permitted Distribution, if a Cash Control Event exists (it being acknowledged that, subject to Section 5.04 hereof, the Investment Manager and any Affiliates exercising control over any Borrower Party, shall be entitled to receive any fees payable to it pursuant to the Constituent Documents); provided that during an Event of Default pursuant to Section 10.01(a) or 10.01(h) or upon the acceleration of the unpaid balance of the Obligations of the Borrowers pursuant to Section 10.02, no Borrower shall make, pay or declare any Permitted RIC Distribution.

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9.09
Limitation on Debt

. (a) No Borrower Party shall incur any indebtedness (as such term is used in the applicable Constituent Documents) to the extent it would violate its respective Constituent Documents as in effect on the Closing Date (or as amended in accordance with Section 9.04) or the leverage requirements applicable to a “business development company” under Sections 18 and 61 of the Investment Company Act; and (b) except as permitted in Section 9.02, no Borrower Party may incur any Indebtedness secured by the Collateral. Notwithstanding anything to the contrary, this Credit Agreement and the other Loan Documents shall permit (i) accrued management, incentive and other fees, (ii) obligations under Swap Contracts not entered into for speculative purposes, (iii) commitments to purchase or make Portfolio Investments and any commitment or incurrence of any deferred purchase or acquisition price in connection with, Portfolio Investments (including by way of any equity commitment) and (iv) Guaranty Obligations incurred under or arising in connection with Portfolio Investments.

9.10
Limitation on Managing Entities

. No Managing Entity shall create or suffer to exist any Lien (other than Permitted Liens) upon its respective Ownership Interest in any Borrower, nor shall any Managing Entity engage in any material activities or operate any other business other than in connection with serving as Managing Entity of the applicable Borrower or as a managing entity of affiliates of a Borrower (to the extent permitted in the applicable Constituent Documents). No Managing Entity will delegate or assign: (a)(i) any of its rights to issue Capital Calls, (ii) any of its rights to require that the Investors make Capital Contributions or (iii) any other right or remedy relating to the Collateral hereunder (including enforcement of the Investors’ obligations to make Capital Contributions in accordance with the applicable Governing Agreement) or (b) any of its rights to consent to the transfer by any Investor of its Ownership Interest in a Borrower.

9.11
Sanctions

. No Borrower Party shall to the knowledge of its Responsible Officers permit any Loan or the proceeds of any Credit Extension: (a) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (b) to fund any activity or business of any Sanctioned Person or any Person located, organized, formed, incorporated or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (c) in any other manner that will result in any material violation by any Person (including any Lender, Arranger, Letter of Credit Issuer or Administrative Agent) of any Sanctions.

9.12
Reinvestments

. No Borrower shall reinvest current cash flow from Portfolio Investments and/or net proceeds from Portfolio Investment dispositions into another Portfolio Investment (other than cash or cash equivalents) if such reinvestment would reduce the Unfunded Commitment of any Investor and cause a Mandatory Prepayment Event, unless with respect to this Section 9.12, prior to such reinvestment, the Borrowers shall make any prepayment required as a result of a resulting Mandatory Prepayment Event.

10.
EVENTS OF DEFAULT.
10.01
Events of Default

. An “Event of Default” shall exist if any one or more of the following events shall occur and be continuing:

(a)
Borrower Parties shall fail to pay when due: (i) any principal of the Obligations; or (ii) any interest on the Obligations and such failure under this clause (ii) shall continue for three

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Business Days thereafter; or (iii) any other fee, expense or other payment (to the extent any such amount is not the subject of a reasonable good faith unresolved dispute) required hereunder and such failure under this clause (iii) shall continue for three Business Days after written notice thereof has been given by Administrative Agent to the Borrower Parties;
(b)
any representation or warranty made by any Borrower Party or any Managing Entity under this Credit Agreement or any of the other Loan Documents, reports or notices executed by any of them, or in any certificate or statement furnished or made to Lenders or any of them by a Borrower Party or a Managing Entity pursuant hereto or in connection herewith or with the Loans, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within 30 days after the earlier of (i) written notice thereof has been given by Administrative Agent to such Borrower Party or such Managing Entity or (ii) knowledge thereof by a Responsible Officer of such Borrower Party or such Managing Entity;
(c)
default shall occur in the performance of any of the covenants or agreements contained herein (other than the covenants contained in Section 3.05, Section 5.01, Section 5.02 and Section 9), or of the covenants or agreements of a Borrower Party or a Managing Entity contained in any other Loan Documents executed by such Person, and such default shall continue uncured to the reasonable satisfaction of Administrative Agent for a period of fifteen (15) Business Days after the earlier of (i) written notice thereof has been given by Administrative Agent to such Borrower Party or Managing Entity or (ii) knowledge thereof by a Responsible Officer of such Borrower Party or such Managing Entity;
(d)
default shall occur (i) in the performance of the covenants and agreements of any Borrower Party contained in Section 3.05, Section 5.01, Section 5.02 or, except as provided in the following clause (ii), Section 9, or (ii) in the performance of the covenants and agreements of any Borrower Party contained in Sections 9.03, 9.04(b), 9.06(b)(i), 9.10 (first sentence only) or 9.12 and, in the case of this clause (ii), such failure continues (after taking into effect the giving of any applicable notice or the passage of any applicable grace period set forth in such Sections) for five (5) Business Days after the earlier of (x) written notice thereof has been given by Administrative Agent to such Borrower Party or (y) knowledge thereof by a Responsible Officer of such Borrower Party;
(e)
other than (i) in compliance with the provisions of this Credit Agreement, or (ii) as a result of any action or inaction by Administrative Agent or other Secured Party, any of the Loan Documents executed by a Borrower Party or a Managing Entity shall cease, in whole or in material part, to be legal, valid, binding agreements enforceable (subject to Debtor Relief Laws and equitable principles) against such Borrower Party or such Managing Entity in accordance with the terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby, except any release or termination pursuant to the terms of such Loan Document; provided that, if any of the events set forth in the foregoing in this clause (e) occurs as a result of a change in any applicable Laws, Borrowers shall have 30 days from the date thereof to cure a default arising under this clause (e) to the reasonable satisfaction of Administrative Agent;
(f)
default shall occur in the payment of any recourse Indebtedness of any Borrower Party (other than the Obligations) in an aggregate amount greater than or equal to the Threshold Amount, and such default shall continue after receipt of any applicable notice for more than the applicable period of grace, if any;

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(g)
any Borrower Party or any Managing Entity shall: (i) apply for or consent to the appointment of a receiver, administrator, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization, liquidation, winding up, dissolution or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, liquidation, dissolution or insolvency proceeding; or (vi) take partnership or corporate action for the purpose of effecting any of the foregoing or dissolution;
(h)
the commencement of any proceeding under any Debtor Relief Laws relating to any Borrower Party or any Managing Entity or all or any material part of its respective property is instituted without the consent of such Person and continues undismissed or unstayed for a period of 60 days; or an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization, dissolution or liquidation of any Borrower Party or any Managing Entity or appointing a receiver, custodian, trustee, intervenor, liquidator, administrator or similar entity of such Person or of all or substantially all of its assets and such order, judgment or decree continues undismissed or unstayed for a period of 30 days;
(i)
any: (i) final judgments or orders for the payment of money against any Borrower Party or any Managing Entity in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage); or (ii) non-monetary final judgments against any Borrower Party or any Managing Entity that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case: (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(j)
the applicable Managing Entity shall cease to be the sole Managing Entity of the applicable Borrower, or the applicable Managing Entity shall be removed as the Managing Entity of the applicable Borrower (in each case in this clause (j) unless there is a replacement Managing Entity or manager, as applicable, that does not trigger a Change of Control);
(k)
any Managing Entity shall repudiate, challenge, or declare unenforceable its obligation to make contributions to the capital of the applicable Borrower pursuant to its Capital Commitments or shall otherwise disaffirm the provisions of the applicable Governing Agreement;
(l)
(i) after the Closing Date, at any time (such time being referred to as a “determination time”) three or more non-affiliated Investors included in the Borrowers’ combined Borrowing Base having Capital Commitments constituting 12% or greater of the aggregate Capital Commitments of all Investors included in the Borrowers’ combined Borrowing Base continue to be in default at such determination time on their respective obligations to pay Capital Calls if such payments had not been made within 30 days of the dates the respective corresponding Capital Calls were due (following the expiration of any applicable notice or cure period under the relevant Governing Agreement in respect thereof) or (ii) after the Closing Date, at any determination time Investors having aggregate Capital Commitments constituting 20% or greater of the aggregate Capital Commitments of all Investors continue to be in default at such determination time on their respective obligations to pay Capital Calls if such payments had not been made within 30 days of

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the dates the respective corresponding Capital Calls were due (following the expiration of any applicable notice or cure period under the relevant Governing Agreement in respect thereof);
(m)
any event which would suspend or terminate the right of a Borrower or a Managing Entity to issue Capital Calls shall have occurred;
(n)
a Change of Control shall have occurred;
(o)
Goldman Sachs or any Managing Entity shall fail to make any Capital Contribution within five Business Days of the date when due (without regard to any other notice or cure period);
(p)
Other than as contemplated in Section 9.01, an event shall occur that causes the dissolution or liquidation of any Borrower Party or any Managing Entity;
(q)
any Borrower will be dissolved pursuant to Section 7.1 of the applicable Governing Agreement (or otherwise thereunder); or
(r)
any of (i) any Person that succeeds to the business of The Goldman Sachs Group, Inc. (or any successor to its business), Goldman, Sachs & Co. LLC, or Goldman Sachs Asset Management, LP, (ii) The Goldman Sachs Group, Inc. or any of its affiliates, (iii) any Person of which at least 50% of the voting securities or ownership interests is owned, directly or indirectly, by (1) The Goldman Sachs Group, Inc., (2) any Person, the ownership of which is substantially the same as that of The Goldman Sachs Group, Inc. or (3) any Person described in the foregoing clause (i) shall be unable to serve as an investment advisor of each Borrower under any applicable Law.
10.02
Remedies Upon Event of Default

. If an Event of Default shall have occurred and be continuing, then Administrative Agent may, and, upon the direction of the Required Lenders, shall: (a) suspend the Commitments of Lenders and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions until such Event of Default is cured; (b) terminate the Commitment of Lenders and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions hereunder; (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including the liability to fund the Letter of Credit Obligations hereunder), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which each Borrower Party hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (d) require that each Borrower Party Cash Collateralize its respective Letter of Credit Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); (e) cause the Managing Entities to notify the Investors to make Capital Calls in an amount equal to the Obligations as contemplated in Section 10.03; (f) subject to Section 10.03, exercise any right, privilege, or power set forth in the Loan Documents, including, but not limited to, the initiation of Capital Calls of the Capital Commitments (except to the extent a non-exempt “prohibited transaction” under ERISA would result therefrom); (g) subject to Section 10.03, notify any or all parties obligated to a Borrower with respect to the Capital Commitments to make all payments due or to become due thereon to the Collateral Accounts or directly to Administrative Agent on behalf of Secured Parties, at a different account number; or (h) subject to the last sentence of the last paragraph of this Section, without notice of default or demand, pursue and enforce any of Administrative Agent’s or Secured Parties’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement (except to the extent a non-exempt “prohibited transaction” under ERISA would result therefrom); provided, however, that if any Event of Default specified in Section 10.01(g) or Section 10.01(h) shall occur, the obligation of

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each Lender to make Loans and any obligation of the Letter of Credit Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower Parties to Cash Collateralize the Letter of Credit Obligations as aforesaid with automatically then become effective, in case without further act of Administrative Agent, Letter of Credit Issuer or any Lender, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each Borrower Party hereby expressly waives.

10.03
Curing an Event of Default by Investor Capital Call.
(a)
Upon the occurrence and during the continuance of an Event of Default that can be cured by the making of Capital Calls, notwithstanding anything to the contrary, none of Administrative Agent, any Lender or other Secured Party may exercise any remedy to which it may be otherwise entitled under this Credit Agreement, any of the other Loan Documents or at law or in equity with respect to such Event of Default unless Administrative Agent shall have given the Borrower Parties five Business Days written notice of its intention to exercise such remedies (provided that, no such notice is required to the extent the Event of Default arises from the failure of Borrower Parties to make a Capital Call or make a payment following a Capital Call), in each case, required pursuant to the terms of the Loan Documents. If, at any time prior to or during such five Business Day notice period, the Borrower Parties shall make a Capital Call on the Unfunded Commitments of the Investors sufficient (together with amounts on deposit in or credited to the Collateral Accounts) to cure each such Event of Default, then Administrative Agent, the Lenders and other Secured Parties may not exercise any such remedy until the expiration of the period ending 20 Business Days from the end of the initial five Business Day notice period, provided that nothing in this Section 10.03(a) shall prohibit Administrative Agent, any Lender or other Secured Party asserting exclusive control of the Collateral Accounts or taking any such actions as may be required to protect their rights in a bankruptcy proceeding; provided, however, that to the extent that (A) the Borrower Parties do not make such Capital Call or (B) the application of the proceeds of any such Capital Call are not sufficient (together with amounts on deposit in or credited to the Collateral Accounts) to cure such Event of Default, then, so long as such Event of Default shall be continuing, the Borrower Parties shall, if they did not originally issue a Capital Call, issue a Capital Call in an amount sufficient (together with amounts on deposit in or credited to the Collateral Accounts) to repay the Obligations.
(b)
Following the occurrence and during the continuance of an Event of Default, none of Administrative Agent, any Lender or any other Secured Party shall, notwithstanding anything to the contrary, (i) issue funding notices to any Investor or take any action against any Investor to enforce its rights under this Credit Agreement or any other Loan Documents, (ii) issue the Administrative Agent Release Notice (as defined in the Escrow Agreement) or (iii) institute legal, equitable or other proceedings against any Borrower Party, any Investor, or any Affiliate thereof the purpose of which is to prevent the Borrower Parties from curing the applicable Event of Default (by issuing funding notices or otherwise) as contemplated by this Section 10.03(b), unless (x) Administrative Agent shall have given the Borrower Parties five Business Days’ written notice of its intention to exercise such remedies and (y) at any time prior to or during such five Business Day notice period, either (A) the Borrowers shall not have made a Capital Call on the Investors in accordance with the terms of the Constituent Documents or the applicable Subscription Agreements and this Credit Agreement, sufficient, together with amounts on deposit in or credited to the Collateral Accounts, to repay the outstanding Obligations in full (a “Full Repayment Capital Call”), or (B) the Borrowers shall have made a Full Repayment Capital Call, but shall not have repaid all the outstanding Obligations on or prior to the expiration of the period ending 20 Business Days from the end of the initial five Business Days’ notice period.

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(c)
In the event that Administrative Agent elects to notify the Investors to make Capital Contributions in respect of their Unfunded Commitments, then Administrative Agent shall not request any individual Investor to fund an amount exceeding such Investor’s pro-rata share of the Obligations (based on the proportion of such Investor’s Unfunded Commitment to the aggregate Unfunded Commitments of all Investors other than Defaulting Investors) without first making best efforts (consistent with the terms of the Constituent Documents and applicable Law) to issue a Capital Call (which may be issued by the applicable Managing Entity or Administrative Agent) to each Investor for its pro-rata share of the Obligations and waiting 30 calendar days following such Capital Call prior to initiating further remedies.
(d)
None of Administrative Agent, any Lender or any other Secured Party shall be entitled to take any action against any Investor that is an ERISA Investor or a Plan (other than (i) issuing funding notices in the name of any Borrower Party or any Managing Entity or (ii) applying funds paid by such ERISA Investor or Plan into the applicable Capital Contribution Accounts (which shall remain in the name of the related Borrower) to the payment of the Obligations), under the applicable Governing Agreement or Subscription Agreement, as applicable to the extent it has knowledge that a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) would arise therefrom.
10.04
Performance by Administrative Agent

. Should any Borrower Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may (subject to Section 10.03), but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, each Borrower Party shall, at the request of Administrative Agent promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at Administrative Agent’s Office, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither any Agent nor any of the other Secured Parties assume any liability or responsibility for the performance of any duties of any Borrower Party, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Borrower Party, or any related Person, nor by any such action shall any Agent or Secured Parties be deemed to create a partnership arrangement with any Borrower Party or any related Person.

10.05
Application of Funds

. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.14, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Section 4) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Letter of Credit Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Section 4), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to their Applicable Percentage;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Administrative Agent for the account of the Letter of Credit Issuer, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amounts of Letters of Credit to the extent not otherwise Cash Collateralized by a Borrower Party pursuant to Sections 2.07 and 2.16; and

Last, the balance, if any, after all of the Obligations have been paid in full, to Borrowers or as otherwise required by Law.

Subject to Sections 2.07(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above.

11.
ADMINISTRATIVE AGENT.
11.01
Appointment and Authority

. Each Lender and the Letter of Credit Issuer (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) hereby irrevocably appoints each Agent to act on its behalf hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of Agents and the Lenders and no Borrower Party shall have rights as a third party beneficiary of any of (or obligations under) such provisions.

11.02
Rights as a Lender

. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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11.03
Exculpatory Provisions

. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a)
shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(b)
shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose any Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)
shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, shall it be liable for the failure to disclose, any information relating to the Borrower Parties or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 12.01); or (ii) in the absence of bad faith, gross negligence or willful misconduct of such Agent (or any Related Parties of such Agent), as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders) unless and until notice describing the same is given to such Agent by Borrowers, the Letter of Credit Issuer or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, notice or financial statement; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to it.

11.04
Reliance by Agent

. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and

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shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Letter of Credit Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the Letter of Credit Issuer unless Administrative Agent has received notice to the contrary from such Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for any Borrower Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

11.05
Delegation of Duties

. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

11.06
Resignation of Agent

.

(a)
Any Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower Parties. Upon receipt of any such notice of resignation from the Administrative Agent, the Required Lenders shall have the right, with the consent of Borrowers (which consent shall not be unreasonably withheld, delayed or conditioned and except that consent of Borrowers shall not be required during the continuance of any Event of Default), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if Administrative Agent shall notify the Borrower Parties and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and: (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all

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of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower Parties to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Parties and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 12.06 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(b)
Any resignation by MUFG as Administrative Agent pursuant to this Section 11.06 will also constitute its resignation as Letter of Credit Issuer (if applicable). If MUFG ~~or Union Bank, as applicable,~~ resigns as Letter of Credit Issuer, it will retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.07(c). In the event of any such resignation as Letter of Credit Issuer, the Borrower Parties will be entitled to appoint from among the Lenders a successor Letter of Credit Issuer hereunder (which successor must in all cases be a Lender other than a Defaulting Lender). Upon the appointment by the Borrower Parties of a successor Letter of Credit Issuer hereunder: (i) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer; (ii) the retiring Letter of Credit Issuer will be discharged from all of its duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Letter of Credit Issuer will issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to MUFG ~~or Union Bank (as applicable)~~ to effectively assume the obligations of MUFG ~~or Union Bank (as applicable)~~ with respect to such Letters of Credit.
11.07
Non-Reliance on Agents and Other Lenders

. Each Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.08
No Other Duties, Etc

. Anything herein to the contrary notwithstanding, the Arranger or other titled parties listed on the cover page hereof shall not have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, the Letter of Credit Issuer or a Lender hereunder.

11.09
Administrative Agent May File Proofs of Claim

. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Borrower Party, Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligations

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shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and Administrative Agent and their respective agents and counsel and all other amounts due to the Secured Parties and Administrative Agent under Sections 2.10 and 2.11 and otherwise hereunder) allowed in such judicial proceeding;
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)
any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

11.10
Collateral Matters

. Without limiting the provisions of Section 11.09, Secured Parties irrevocably authorize Administrative Agent, at its option and in its discretion to release any Lien on any property granted to or held by Administrative Agent under any Loan Document: (a) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit prior to draws thereon (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the Letter of Credit Issuer have been made); (b) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of as part of or in connection with any sale, transfer or other disposition permitted hereunder or under any other Loan Document; or (c) subject to Section 12.01, if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Secured Parties will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 11.10.

11.11
Erroneous Payments.
(a)
If the Administrative Agent notifies a Lender or Letter of Credit Issuer, or any Person who has received funds on behalf of a Lender or Letter of Credit Issuer (any such Lender, Letter of Credit Issuer or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative

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Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Letter of Credit Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting the immediately preceding clause (a), each Lender or Letter of Credit Issuer, or any Person who has received funds on behalf of a Lender or Letter of Credit Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Letter of Credit Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender or Letter of Credit Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.11(b).
(c)
Each Lender or Letter of Credit Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Letter of Credit Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Letter of Credit Issuer from any source, against any amount due to the Administrative Agent under the immediately preceding clause (a) or under the indemnification provisions of this Credit Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in

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accordance with immediately preceding clause (a), from any Lender or Letter of Credit Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Letter of Credit Issuer at any time, (i) such Lender or Letter of Credit Issuer shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to such Erroneous Payment Deficiency Assignment), and such Lender or Letter of Credit Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Letter of Credit Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Letter of Credit Issuer shall cease to be a Lender or Letter of Credit Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Letter of Credit Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Section 13.11, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Letter of Credit Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Letter of Credit Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Letter of Credit Issuer and such Commitments shall remain available in accordance with the terms of this Credit Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Letter of Credit Issuer under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”); provided that the Fund Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Borrower Party, provided that this Section 11.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or) timing for payment of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Borrower Party for the purpose of making such Erroneous Payment.

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(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 11.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
12.
MISCELLANEOUS.
12.01
Amendments

. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated (other than in accordance with its terms or as otherwise set forth herein, including pursuant to Section 4.08), unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders (and the Administrative Agent) or Administrative Agent (based upon the approval of Required Lenders), on the one hand, and Borrowers on the other hand; provided, that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of Administrative Agent, acting alone, each Lender directly affected thereby, the Required Lenders or all Lenders, then such amendment, waiver, discharge or termination must be signed by Administrative Agent, each Lender directly affected thereby, the Required Lenders or all Lenders (together with the Administrative Agent), as applicable, on the one hand, and Borrowers on the other hand; provided further, that no such amendment, waiver, discharge, or termination shall, without the consent of the Administrative Agent and:

(a)
each Lender directly affected thereby:
(i)
reduce or increase the amount or alter the term of the Commitment of such Lender (or reinstate any Commitment terminated pursuant to Section 10.02), or alter the provisions relating to any fees (or any other payments) payable to such Lender in a manner adverse to such Lender (other than a reduction by Borrowers pursuant to Section 3.07);
(ii)
(a) extend the time for payment for the principal of or interest on the Obligations, or fees, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), (b) reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or (c) otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees hereunder in a manner adverse to such Lender;
(iii)
release any material portion of the liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in a Borrower permitted hereunder; or
(iv)
amend, waive, or in any way modify or suspend any provision requiring the pro-rata application of payments of the Obligations to Lenders in a manner adverse to such Lender; and

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(b)
the Required Lenders:
(i)
except as provided in Sections 9.05 or 9.06, permit the cancellation, excuse or reduction of the Capital Commitment of any Included Investor or Designated Investor;
(ii)
amend the definition of “Available Loan Amount” or (for purposes of such definition) any of the related defined terms;
(iii)
amend the definition of “Exclusion Event” or (for purposes of such definition) any of the related defined terms; or
(iv)
amend the definition of “Included Investor”, “Designated Investor”, “PWM Investor” or (for purposes of such definition) any of the related defined terms; and
(c)
all Lenders:
(i)
amend Section 1.07 or the definition of “Alternative Currency” herein;
(ii)
reduce the percentages specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;
(iii)
consent to the assignment or transfer by any Borrower of any of its rights and obligations under (or in respect of) the Loan Documents (other than pursuant to a merger or consolidation not prohibited under Section 9.01);
(iv)
amend the terms of this Section 12.01;
(v)
amend the order of payment in Section 10.05;
(vi)
amend the definition of “Borrowing Base” or (for purposes of such definition) any of the related defined terms; or
(vii)
amend the definition of “Required Lenders”.

Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of Administrative Agent; and (B) no provisions of Section 2.07 or Section 2.12 may be amended or modified without the consent of the Letter of Credit Issuer, and (C) Sections 8 and 9 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and, as applicable, any amendment to any provision of Section 8 or 9 shall require the consent of the Administrative Agent and the Lenders that are specified therein as required for a waiver thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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Administrative Agent agrees that it will promptly notify the Lenders of any proposed modification, waiver or amendment to any Loan Document, and deliver drafts of such proposed modification, waiver or amendment to the Lenders, prior to the effectiveness of such proposed modification, waiver or amendment, but providing such notice (other than in order to obtain the necessary consents required above) shall not be a condition to the effectiveness of any such modification, waiver or amendment.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above and in Section 12: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow a Borrower Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. Administrative Agent may, after consultation with the Borrower Parties, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof or to fix any obvious error or any error or omission of technical or immaterial nature.

If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and shall not receive such consent or denial thereof in writing within 10 Business Days of the making of such request by the Administrative Agent, such Lender shall be deemed to have given its consent to the request.

12.02
Right of Setoff

. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of its respective Affiliates is hereby authorized at any time and from time to time (but subject to Section 10.03), to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of any Borrower Party against any and all of the obligations of such Borrower Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the Letter of Credit Issuer or their respective Affiliates, irrespective of whether or not Administrative Agent or such Lender, the Letter of Credit Issuer or Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Borrower Party may be owed to a branch or office of such Lender or the Letter of Credit Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff: (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders; and (b) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify Borrowers and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

12.03
Sharing of Payments by Lenders

. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it or the participations in the Letter of

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Credit Obligations, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest and any applicable spread adjustment thereon greater than its pro-rata share thereof as provided herein, then:

(a)
the applicable Lender shall notify Administrative Agent of such fact; and
(b)
such Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and subparticipations in the Letter of Credit Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and any applicable spread adjustment on their respective Loans and other amounts owing them, provided that:
(i)
if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this Section shall not be construed to apply to: (x) any payment made by or on behalf of any Borrower Party pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16; or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in the Letter of Credit Obligations to any assignee or participant, other than an assignment to a Borrower (as to which the provisions of this Section shall apply).

Each Borrower Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.

12.04
Payments Set Aside

. To the extent that any Borrower Party makes a payment to Administrative Agent, any Lender, or the Letter of Credit Issuer, or Administrative Agent, any Lender, or the Letter of Credit Issuer exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such Lender, or the Letter of Credit Issuer, each in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Letter of Credit Issuer severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

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12.05
No Waiver; Cumulative Remedies; Enforcement

. No failure by any Lender, the Letter of Credit Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 11.02 for the benefit of all Secured Parties; provided, however, that the foregoing shall not prohibit: (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents; (b) the Letter of Credit Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer) hereunder and under the other Loan Documents; (c) any Lender from exercising setoff rights in accordance with Section 12.02 (subject to the terms of Sections 10.03 and 12.03); or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents; then: (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.02; and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 11.03, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

12.06
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. Borrowers shall pay: (i) all reasonable and documented out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable and reasonably documented fees, charges and disbursements of a single counsel for Administrative Agent and its Affiliates, plus one law firm in each relevant foreign jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated); (ii) all reasonable out-of-pocket expenses incurred by the Letter of Credit Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iii) all fees and expenses charged by the Rating Agencies in connection with the transactions contemplated hereby, including, without limitation, fees and expenses incurred in connection with seeking an explicit rating of the Loans, regardless of whether or not such explicit rating is able to be issued; and (iv) all out-of-pocket expenses incurred by any Agent or any Lender or the Letter of Credit Issuer (including the fees, charges and disbursements of a single counsel for the Administrative Agent and the Secured Parties, plus one law firm in each relevant foreign jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section; or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or reorganization in respect of such Loans or Letters of Credit.

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(b)
Indemnification by Borrowers. Borrowers shall indemnify each Agent (and any sub-agent thereof), each Lender and the Letter of Credit Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonably documented fees, charges and disbursements of a single counsel for all Indemnitees, plus one law firm in each relevant foreign jurisdiction) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrowers or any other Borrower Party arising out of, in connection with, or as a result of: (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower Parties or any of their Subsidiaries, or any Environmental Liability related in any way to Borrower Parties or any of their Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower or any other Borrower Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (or the Related Parties of such Indemnitee); or (B) result from a claim brought by a Borrower or any other Borrower Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or Borrower Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; or (C) result from any settlement by any Indemnitee of any claim or threatened claim that is otherwise subject to indemnification under this Section unless Borrowers have consented in writing to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned; or (D) to the extent resulting from any dispute among Indemnitees (or their Related Parties); provided that the Administrative Agent to the extent fulfilling its role as an agent under this Credit Agreement or the other Loan Documents in its capacity as such, shall remain indemnified. For the avoidance of doubt, this Section 12.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)
Reimbursement by Lenders. To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to Administrative Agent (or any sub-agent thereof), the Letter of Credit Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), the Letter of Credit Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or Letter of Credit Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are several.

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(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (the foregoing “Consequential Damages”) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, provided that nothing in this sentence shall waive any indemnification provided to the Indemnitees referred to in subsection (b) above resulting from claims made by any Person not party hereto. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)
Payments. All amounts due under this Section shall be payable: (A) promptly (but not later than 10 Business Days after demand therefor), to the extent such funds are available in the Collateral Accounts; and (B) promptly (but in any event within 20 Business Days of demand by Administrative Agent), to the extent that it is necessary for a Borrower to issue Capital Calls to fund such required payment.
(f)
Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the Letter of Credit Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.
12.07
Notices.
(a)
Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be delivered by hand or internationally recognized overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic communication as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)
If to any Borrower Party, any Managing Entity or Administrative Agent, at its notice address and numbers set forth on Schedule 12.07 attached hereto (as such Schedule may be updated by any Borrower Party or any Managing Entity from time to time by notice to the Administrative Agent). If to any Lender, in care of Administrative Agent, at its notice address and numbers set forth on Schedule 12.07 attached hereto (as such Schedule may be revised when and if Lenders are added or deleted). Each Lender agrees to provide to Administrative Agent a written notice stating such Person’s address, facsimile number, telephone number, e-mail address and the name of a contact person, and Administrative Agent may rely on such written notice unless and until a Lender, as applicable, provides Administrative Agent with a written notice designating a different address, facsimile number, telephone number or contact person.
(ii)
Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.07. With

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respect to any notice received by Administrative Agent from any Borrower Party or any Investor not otherwise addressed herein, Administrative Agent shall notify Lenders promptly of the receipt of such notice, and shall provide copies thereof to Lenders. When determining the prior days’ notice required for any Request for Credit Extension or other notice to be provided by a Borrower Party or an Investor hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) shall not be counted but the day of the related Credit Extension or other relevant action shall be counted.
(b)
Effectiveness of Delivery. Notices sent by hand or internationally recognized overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices sent via telephone, shall be deemed to have been given on the day and at the time reciprocal communication (i.e., direct communication between two or more persons, which shall not include voice mail messages) with one of the individuals designated to receive notice occurs during a call to the telephone number or numbers indicated for such party. Notices delivered through electronic communications to the extent provided in subsection (c) or (d) below, shall be effective as provided in such subsection (c) or (d), as applicable.
(c)
Electronic Communications. Notices and other communications to Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 if such Lender or the Letter of Credit Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent, Letter of Credit Issuer or Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(d)
Effectiveness of E-mail Notice. Unless Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
12.08
Governing Law

. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Loan Documents.

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12.09
Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury.
(a)
CHOICE OF FORUM, ETC. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)
WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 12.09(a). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)
SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.07. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY HERETO HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE RELEVANT PARTY TO THE ADDRESS SET FORTH IN SECTION 12.07 WITH RESPECT THERETO.
(d)
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO

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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.10
Invalid Provisions

. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.

12.11
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) by way of assignment in accordance with the provisions of clause (b) and (j) of this Section 12.11; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 12.11; or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (g) of this Section 12.11 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and Participants to the extent provided in clause (e) of this Section 12.11, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)
Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignee (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purpose of this clause (b), participations in Letter of Credit Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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(B)
in any case not described in subclause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (and shall be in an integral multiple of $100,000); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Assignee (or to an Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned.
(iii)
Required Consents. No consent shall be required for any assignment except as set forth in the definition of “Eligible Assignee”.
(iv)
Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with Administrative Agent’s customary processing and recordation fee; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire and all other reasonably requested know-your-customer documentation.
(v)
No Assignment to Certain Persons. No such assignment shall be made: (A) to a Borrower Party or any Affiliate or Subsidiary of any Borrower Party; (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); or (C) to a natural person; or (D) to any Person that is not a Qualified Purchaser; or (E) to any Person that is not an Eligible Assignee.
(vi)
Borrower Requested Assignments. Each assignment made as a result of a demand by Borrowers under Section 12.13 shall be arranged by Borrowers after consultation with Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.
(vii)
Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Administrative Agent, the applicable pro-rata share of Loans previously requested but not

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funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro-rata share of all Loans and participations in Letters of Credit in accordance with its applicable share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.
(c)
Effect of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (d) of this Section 12.11, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender, as applicable, under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 4.01, 4.04, 4.05 and 12.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each applicable Borrower Party (at its expense) shall execute and deliver a Note to the Lender, and the applicable existing Note or Notes shall be returned to the applicable Borrower Party. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section.
(d)
Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower Parties, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in an electronic form) and a register for the recordation of the names and addresses of the Lenders and any Participants of which the Administrative Agent becomes aware, and the Commitments of, and principal amounts (and stated interest) of the Loans and Letter of Credit Obligations owing to, each applicable Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and each Borrower Party, Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder, as the case may be, for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)
Participations. Any Lender may at any time, with the consent of Borrowers (not to be unreasonably withheld or delayed), sell participations to any Person that is a Qualified Purchaser (other than a natural person, a Defaulting Lender, or a Borrower Party or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including

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such Lender’s participations in Letter of Credit Obligations) owing to it); provided that Borrowers’ consent will not be required if an Event of Default exists and is continuing; provided, further that: (i) such Lender’s obligations under this Credit Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Borrower Party, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.06(e) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 12.01(a), Section 12.01(c)(i) or Section 12.01(c)(iii), in each case, that directly affects such Participant. Subject to clause (f) of this Section 12.11, Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.01, 4.04, 4.05 and 12.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 12.11; provided that such Participant agrees to be subject to the provisions of Sections 4.06(a) and (b) as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 12.11. To the extent permitted by law, each Participant also shall be entitled to the benefits of the right of setoff under applicable law as though it were a Lender, provided such Participant agrees to be subject to Sections 12.02 and 12.03 as though it were a Lender. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 4.06(b) with respect to any Participant.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.

(f)
Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.01, 4.04, or 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the entitlement to a greater payment results from a Change in Law after the date such Participant acquired its participation. A Participant shall not be entitled to the benefits of Section 4.01 unless such Participant agrees, for the benefit of the Borrower Parties, to comply with Section 4.01(e) as though it were a Lender.
(g)
Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge, assignment or grant of security interest to secure obligations to a Federal Reserve Bank, central bank or a collateral trustee or security agent

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for holders of commercial paper; provided that no such pledge, assignment or grant of security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)
Resignation as Letter of Credit Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time ~~Union Bank~~MUFG assigns all of its Commitment and Loans pursuant to Section 12.11(b), ~~Union Bank~~MUFG may, upon 30 days’ notice to the Borrower Parties and Lenders, resign as Letter of Credit Issuer. In the event of any such resignation as Letter of Credit Issuer, the Borrower Parties will be entitled to appoint from among the Lenders a successor Letter of Credit Issuer hereunder; provided, however, that no failure by the Borrower Parties to appoint any such successor will affect the resignation of ~~Union Bank~~MUFG as Letter of Credit Issuer. If ~~Union Bank~~MUFG resigns as Letter of Credit Issuer, it will retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.07). Upon the appointment of a successor Letter of Credit Issuer: (i) such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer; and (ii) the successor Letter of Credit Issuer will issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to ~~Union Bank~~MUFG to effectively assume the obligations of ~~Union Bank~~MUFG with respect to such Letters of Credit.
(i)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(j)
[Reserved].
(k)
[Reserved].
(l)
[Reserved].
12.12
[Reserved]

.

12.13
Replacement of Funding Party

. If (i) any Funding Party requests compensation under Section 4.04, (ii) any Borrower Party is required (or is likely to be required) to pay any additional amount to any Funding Party or any Governmental Authority for the account of any Funding Party pursuant to Section 4.01, (iii) any Funding Party gives notice pursuant to Section 4.03, (iv) any Funding Party does not provide any consent requested by Borrowers pursuant to Section 12.01, or (v) any Funding Party is a Defaulting Lender (in any such case, an “Affected Funding Party”), then Borrowers may, at its sole expense and effort:

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(a)
by notice to the applicable Funding Party and, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), elect to replace such Affected Funding Party as a Funding Party to this Credit Agreement with an Eligible Assignee procured by Borrowers, provided that no Event of Default shall have occurred and be continuing at the time of such replacement, and provided, further that, concurrently with such replacement, such Eligible Assignee shall agree to purchase for cash the Loans and other Obligations due to the Affected Funding Party and to become a Funding Party for all purposes under this Credit Agreement and to assume all obligations of the Affected Funding Party to be terminated as of such date. Each Affected Funding Party shall assign its rights and interests hereunder, such assignment to be effected in compliance with the requirements of Section 12.12. In the event that such an assignment occurs, the Eligible Assignee shall take such actions as the Agents shall reasonably request in connection therewith.

A Funding Party shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Funding Party or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply; or

(b)
by notice to the applicable Funding Party, and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), elect to replace the Affected Funding Party with a Lender procured by Borrowers, provided that no Event of Default shall have occurred and be continuing at the time of such replacement, and provided, further that, concurrently with such replacement such replacement Lender shall agree to purchase for cash the Loans and other Obligations due to each Lender in the Affected Funding Party and to become a Funding Party for all purposes under this Credit Agreement and to assume all obligations of the Affected Funding Party to be terminated as of such date. The Affected Funding Party shall assign its rights and interests hereunder, such assignment to be effected in compliance with the requirements of Section 12.11.

provided that (i) Borrowers shall have paid to Administrative Agent its customary processing and recordation fee; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; (ii) such Funding Party shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest and any applicable spread adjustment thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.05) from the assignee (to the extent of such outstanding principal and accrued interest, any applicable spread adjustment and fees) or Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and (iv) such assignment does not conflict with applicable Laws.

12.14
Maximum Interest

. Regardless of any provision contained in any of the Loan Documents, a Funding Party shall never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that a Funding Party ever receive, collect or apply as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to the applicable Borrower Party. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, each Borrower Party and Funding Parties shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments

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and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the applicable Funding Party shall refund to the applicable Borrower Party the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Funding Parties shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date.

12.15
Headings

. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

12.16
Survival of Representations and Warranties

. All representations and warranties made hereunder and in any other Loan Document, report, notice, certificate or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent, each Lender and the Letter of Credit Issuer, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that a Secured Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit remains outstanding.

12.17
Limited Liability of Investors

. Except with respect to any expenses and direct or actual losses (as opposed to Consequential Damages) arising from any Managing Entity’s intentional misrepresentation hereunder, fraud, bad faith or willful misapplication of proceeds in contravention of this Credit Agreement, for which there shall be full recourse to such Managing Entity, none of the Investors, including the Managing Entities, shall have any personal, partnership, corporate or trust liability for the payment or performance of the Obligations. Nothing contained in this Section 12.17 or in any of the other provisions of the Loan Documents, or other reports, financial statements, notices or certificates delivered in connection herewith and therewith, shall be construed to limit, restrict, or impede the obligations, the liabilities, and indebtedness of any Borrower Party, or of any Investor to make its Capital Contributions to a Borrower in accordance with the terms of the applicable Governing Agreement and its Subscription Agreement. Notwithstanding anything contained in this Section 12.17, the payment and performance of the Obligations shall be fully recourse to Borrower Parties (but not the Managing Entities, except as expressly provided herein) and their respective properties and assets.

12.18
Confidentiality

. Administrative Agent, each Lender and the Letter of Credit Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates’ respective partners, directors, officers, employees, representatives, advisors and agents, including accountants, legal counsel and other advisors in each case on a reasonable need to know basis (it being understood that (x) the Persons to whom such disclosure is made will be informed of the confidential nature

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of such Information and instructed to keep such Information confidential and (y) the disclosing Person shall be responsible for the compliance by the foregoing Persons with this Section); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section to which the Borrower Parties are intended third party beneficiaries entitled to enforce such agreement, to: (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement; or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower Parties; (g) on a confidential basis to: (i) any Rating Agency in connection with a rating of Borrower Parties or the credit facility provided hereunder; or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder; (h) with the consent of the applicable Borrower Party; (i) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section; or (y) becomes available to Administrative Agent or any Lender on a non-confidential basis from a source other than a Borrower Party or another Lender; or (j) to the National Association of Insurance Commissioners or any other similar organization or Rating Agency, commercial paper dealer first loss provider, service provider, provider of credit enhancement or liquidity to such Lender or any Person providing financing to, or holding equity interest in, such Lender, any to any officers, directors, employees, outside accountants or attorneys of any of the foregoing. For the purposes of this Section, “Information” means all information received from any Borrower Party relating to any Borrower Party or its business, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by such Person; provided that, in the case of information received from any Borrower Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.19
Judgment Currency

. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower Party in respect of any such sum due from it to Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent from any Borrower Party in the Agreement Currency, such Borrower Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent in such currency, Administrative Agent agrees to promptly return the amount of any excess to such Borrower Party (or to any other Person who may be entitled thereto under applicable law).

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12.20
USA Patriot Act Notice

. Each Lender, Letter of Credit Issuer and Administrative Agent (for itself and not on behalf of any Secured Party) hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower Parties, which information includes the name and address of Borrower Parties and other information that will allow such Secured Party or Administrative Agent, as applicable, to identify Borrower Parties in accordance with the Patriot Act. Each Borrower Party will, promptly following a request by Administrative Agent, the Letter of Credit Issuer or any Lender, provide all documentation and other information that Administrative Agent or such Letter of Credit Issuer or Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti‑money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

12.21
No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrowers and each other Borrower Party acknowledge and agree that: (a)(i) the arranging and other services regarding this Credit Agreement provided by Administrative Agent and the Arranger, are arm’s-length commercial transactions between Borrowers and each other Borrower Party, on the one hand, and Administrative Agent and the Arranger, on the other hand; (ii) Borrowers and each other Borrower Party have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers and each other Borrower Party are capable of evaluating, and understands and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of Administrative Agent and the Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any other Borrower Party, or any other Person; and (ii) neither Administrative Agent nor the Arranger has any obligation to any Borrower or any other Borrower Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of any Borrower or any other Borrower Party and their respective Affiliates, and neither Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Borrower or any other Borrower Party or any of their respective Affiliates. To the fullest extent permitted by law, Borrowers and each other Borrower Party hereby waive and release any claims that it may have against Administrative Agent or the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.22
[Reserved].
12.23
[Reserved].
12.24
Lender Representation

. Each Lender represents and warrants that it is (and its Participants, if any, will be) a Qualified Purchaser.

12.25
Counterparts; Integration; Effectiveness

. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement, and the other Loan Documents constitute the entire

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contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Credit Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

12.26
Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Letter of Credit Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Remainder of Page Intentionally Left Blank
Signature Pages Follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as a deed as of the day and year first above written.

INITIAL BORROWER:
GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC
By:
Name:
Title:

Signature Page to

Revolving Credit Agreement

ADMINISTRATIVE AGENT:
MUFG BANK, LTD., as Administrative Agent
By:
Name:
Title:

Signature Page to

Revolving Credit Agreement

LENDERS:
~~MUFG UNION BANK, N.A.~~_______________, as ~~Letter of Credit Issuer and~~ a Lender
By:
Name:
Title:

Signature Page to

Revolving Credit Agreement

~~________________, as a Lender~~
~~By:~~
~~Name:~~
~~Title:~~

Signature Page to

Revolving Credit Agreement

Schedule 1.01

LENDER COMMITMENTS

Lender	Commitments of Lender	Applicable Percentage
MUFG ~~Union~~ Bank, ~~N.A.~~Ltd.	$~~73,000,000~~22,750,000	~~25.000000000%~~45.454545454%
~~Western Alliance Bank~~	~~$73,000,000~~	~~25.000000000%~~
~~Societe Generale~~	~~$58,400,000~~	~~20.000000000%~~
PNC Bank, National Association	$~~58,400,000~~18,200,000	~~20.000000000%~~36.363636364%
M&T Bank ~~(as successor by merger to People’s United Bank National Association)~~	$~~29,200,000~~9,100,000	~~10.000000000%~~18.181818182%
TOTAL	$~~292,000,000~~50,050,000	100%

Schedule 1.01

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Schedule 8.01

RESPONSIBLE OFFICERS

Initial Borrower:

~~Title: Name:~~

~~Managing Director Brendan McGovern~~

~~Managing Director Jordan Walter~~

~~Managing Director Jon Yoder~~

~~Managing Director David Yu~~

~~Vice President Jonathan Lamm~~

~~Vice President Michael Mastropaolo~~

Name:	Title:
Alex Chi	Co-Chief Executive Officer and Co-President
David Miller	Co-Chief Executive Officer and Co-President
Gabriella N. Skirnick	Chief Operating Officer
David Pessah	Chief Financial Officer and Treasurer, and Principal Accounting Officer
Caroline L. Kraus	Secretary and Chief Legal Officer
Justin Betzen	Vice President
Tucker Greene	Vice President
Greg Watts	Vice President
Jennifer Yang	Vice President

Schedule 8.01

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Schedule 12.07

ADDRESSES FOR NOTICE

If to a Borrower Party or a Managing Entity:	If to Administrative Agent:
c/o Goldman Sachs Asset Management, L.P. 200 West Street New York, New York 10282 Attention: Clifford Deguerre Phone: (212) 357-3067 Fax: (212) 256-2224 Email: clifford.deguerre@gs.com PEG-Reporting@gs.com

MUFG Bank, Ltd.

445 S. Figueroa Street, 16th Floor

Los Angeles, California 90071

Attention: Rafael Vistan

Phone: (213) 236-7688

Email: rvistan@us.mufg.jp

With a copy to:

MUFG Bank, Ltd.

1221 Avenue of the America, 7th Floor

New York, New York 10020

Attention: William Gonska

Phone: (646) 767.1562

Email: wgonska@us.mufg.jp

Schedule 12.07

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